As filed with the Securities and Exchange Commission on March 30, 2000.
                                              Registration No. 333-_____
------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                ------------

                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                ------------


                          ANTHRACITE CAPITAL, INC.
           (Exact name of registrant as specified in its charter)

            MARYLAND                        6162                  13-3978906
 (STATE OR OTHER JURISDICTION        (PRIMARY STANDARD        (I.R.S. EMPLOYER
     OF INCORPORATION OR         INDUSTRIAL CLASSIFICATION      IDENTIFICATION
        ORGANIZATION)                  CODE NUMBER)                NUMBER)

                        345 PARK AVENUE, 29TH FLOOR
                          NEW YORK, NEW YORK 10154
                               (212) 754-5560
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ------------

                               HUGH R. FRATER
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          ANTHRACITE CAPITAL, INC.
                        345 PARK AVENUE, 29TH FLOOR
                          NEW YORK, NEW YORK 10154
                               (212) 754-5560
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ------------

                                Copies to:

        J. GREGORY MILMOE, ESQ.                    BARBARA J. BRIGGS, ESQ.
SKADDEN, ARPS, SLATE MEAGHER & FLOM LLP    MILBANK, TWEED, HADLEY & MCCLOY LLP
          FOUR TIMES SQUARE                      ONE CHASE MANHATTAN PLAZA
       NEW YORK, NEW YORK 10036                  NEW YORK, NEW YORK 10005
            (212) 735-3000                            (212) 530-5142

                                ------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the merger contemplated by the agreement and plan of merger, dated as of February 8, 2000, described herein.
      If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                                        CALCULATION OF FILING FEE
===================================================================================================
  TITLE OF EACH CLASS                         PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
OF SECURITIES TO WHICH          AMOUNTS TO     OFFERING PRICE      AGGREGATE VALUE     REGISTRATION
  TRANSACTION APPLIES         BE REGISTERED       PER SHARE         OF TRANSACTION         FEE (5)
---------------------------------------------------------------------------------------------------
Anthracite Capital, Inc.
  Common Stock par value
  $.001 per share...........  4,183,000 (1)           NA           $75,126,680 (3)       $22,538
Anthracite Capital, Inc.
  10% Series B Cumulative
  Convertible Redeemable
  Preferred Stock par
  value $.001 per share.....  2,260,997 (2)           NA           $56,524,925 (4)       $16,958
Anthracite Capital, Inc.
  Common Stock par value
  $.001 per share...........  3,307,726 (6)           NA                 (7)                  (7)
---------------------------------------------------------------------------------------------------
Total.......................                                      $131,651,605           $39,496
---------------------------------------------------------------------------------------------------

(1) The maximum number of shares of common stock, par value $.001 per share, of Anthracite Capital, Inc. that may be issued and distributed to stockholders of CORE Cap, Inc. pursuant to the exchange ratio defined in the agreement and plan of merger to which this registration statement relates.
(2) The maximum number of shares of 10% Series B Cumulative Convertible Redeemable Preferred Stock, par value $.001 per share of Anthracite Capital, Inc. that may be issued and distributed to stockholders of CORE Cap, Inc., based on (1) a total number of outstanding shares of CORE Cap, Inc. 10% Cumulative Convertible Series A Preferred Stock, par value $.01 per share, 2,260,997 of which will be treated as 2,260,997 shares of Anthracite Capital, Inc. 10% Series B Cumulative Convertible Redeemable Preferred Stock.
(3) Estimated solely for the purpose of computing the registration fee, based upon the book value of CORE Cap, Inc. common stock of $17.96 per share as of March 23, 2000, in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended. The maximum aggregate value represents the value of CORE Cap, Inc.'s common stock, plus shares represented by options and warrants, that are being exchanged for Anthracite Capital, Inc. common stock in the merger.
(4) Estimated solely for the purpose of computing the registration fee, based upon the book value of CORE Cap, Inc. preferred stock of $25 per share as of March 23, 2000, in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(5)   Calculated pursuant to Rule 457(f) under the Securities Act.
(6) The maximum number of shares of Anthracite common stock that may be issued upon conversion of the 10% Series B Cumulative Convertible Redeemable Preferred Stock pursuant to the articles supplementary based on the liquidation preference of a share of the preferred stock divided by a fraction, the numerator of which is $21.93 and the denominator of which is the exchange ratio.
(7) Pursuant to Rule 457(i), no registration fee for the common stock issuable upon conversion of the CORE Cap, Inc. preferred stock is payable.
|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON
SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL
THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES
THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE
COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE. MAY
DETERMINE.
=============================================================================

[FLAG]

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. ANTHRACITE CAPITAL, INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




                                ------------

                         PROXY STATEMENT/PROSPECTUS

                                ------------

            PROXY STATEMENT/PROSPECTUS DATED       , 2000.


                                                                  [DATE]

Dear Stockholders:

      You are cordially invited to attend a special meeting of the stockholders of CORE Cap, Inc., which we will hold at ________, local time, on ____________, 2000, at ____________, New York, New York.

      At the special meeting, we will ask you to approve the merger of CORE Cap with Anthracite Capital, Inc. Anthracite common stock is quoted on The New York Stock Exchange under the trading symbol "AHR." On ________, 2000, Anthracite common stock closed at $___ per share. After the proposed merger, CORE Cap will be a wholly-owned subsidiary of Anthracite, and you will be a stockholder of Anthracite. In the merger, for each share of CORE Cap common stock you hold, you will receive a number of shares of Anthracite common stock equal to the exchange ratio, which will be based on CORE Cap and Anthracite's respective net asset values around the date of the special meeting. Holders of shares of CORE Cap preferred stock will receive one share of a corresponding class of Anthracite preferred stock whose terms and conditions (with the exception of restrictions on conversion as described in this proxy statement/prospectus) are substantially identical to those of the CORE Cap preferred stock.

      We anticipate that approximately 4,183,000 shares of Anthracite common stock will be issued to CORE Cap stockholders in connection with the merger. After the merger, the current CORE Cap common stockholders will own approximately 19% and the current Anthracite common stockholders will own approximately 81% of the outstanding shares of common stock of the combined company.

      Your board of directors has determined that the merger is consistent with, and advances, the long-term business strategy of CORE Cap and recommends that you vote in favor of the merger at the special meeting. GMAC Mortgage Corporationand GMAC Commercial Mortgage Corporation, together holders of approximately 39.3% of the shares of CORE Cap common stock outstanding, have agreed to vote in favor of the merger. The merger cannot be completed unless a majority of the stockholders of CORE Cap vote to approve it.

      The attached proxy statement/prospectus provides you with detailed information about Anthracite and the proposed merger. YOU SHOULD READ THIS DOCUMENT, PARTICULARLY THE SECTION DESCRIBING RISK FACTORS RELATING TO THE MERGER. We look forward to the successful combination of CORE Cap and Anthracite and to your continued support as a stockholder of the combined company.

      FOR YOUR VOTE TO BE COUNTED, IT IS IMPORTANT THAT YOU SIGN AND RETURN THE PROXY CARD CONTAINED HEREIN.

                                           Sincerely,

                                           John E. Robson
                                           Chairman of the Board of Directors


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED THE MERGER, NOR HAVE THEY DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of CORE Cap, Inc.:

     A special meeting of the stockholders of CORE Cap, Inc. will be held at ___________ local time, on _____________, 2000, at ______________, New
York, New York, to consider and vote on a proposal to approve an agreement and plan of merger dated as of February 8, 2000 among CORE Cap, Anthracite Capital, Inc. and Anthracite Acquisition Corp., a wholly-owned subsidiary of Anthracite, and to approve the merger and other transactions described in the merger agreement.

     We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of the special meeting by the CORE Cap board of directors.

     Your board of directors has determined that the merger is consistent with, and advances, the long-term business strategy of CORE Cap and recommends that you vote in favor of the merger at the special meeting.
GMAC Mortgage Corporation and GMAC Commercial Mortgage Corporation, together holders of approximately 39.3% of the shares of CORE Cap common stock outstanding, have agreed to vote in favor of the merger. The merger cannot be completed unless a majority of the stockholders of CORE Cap vote to approve it.

     The close of business on _________, 2000 is the record date for determining which stockholders are entitled to vote at the meeting and at any adjournment or postponement of the meeting. A list of stockholders entitled to vote at the meeting will be available for your examination at CORE Cap's headquarters for a period of ten days before the meeting during regular business hours.

     PLEASE READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT ATTACHED AS APPENDIX I FOR INFORMATION RELATING TO CORE CAP, ANTHRACITE AND THE TERMS AND CONDITIONS OF THE MERGER, AS WELL AS APPENDIX II SETTING FORTH YOUR RIGHTS TO DISSENT FROM THE MERGER. OTHER IMPORTANT INFORMATION IS INCORPORATED BY REFERENCE FROM OTHER DOCUMENTS. IN ORDER TO OBTAIN A COPY OF THE DOCUMENTS CONTAINING INFORMATION INCORPORATED BY REFERENCE, YOU MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THE DATE OF THE STOCKHOLDER MEETING. PLEASE REVIEW ALL THESE MATERIALS BEFORE COMPLETING THE ENCLOSED PROXY CARD.


                                       By order of the Board of Directors,


                                       John E. Robson
                                       Chairman of the Board of Directors


                                       __________, 2000



      To assure your representation at the special meeting, please complete, sign, date and return the enclosed proxy card promptly in the enclosed self-addressed, stamped envelope or via facsimile to (215) 682-1515, attn. Irina Burns. In the event that you deliver the proxy card via facsimile, please call prior to sending at (215) 682-3608, attn. Irina Burns. The delivery of the proxy will not affect your right to attend the meeting, or, if you choose to revoke the proxy, your right to vote in person. Please do not send in your stock certificates with your proxy card.

      This proxy statement/prospectus is dated _________, 2000 and is first being mailed to stockholders on or about _________, 2000.



                             TABLE OF CONTENTS

                                                                         Page

QUESTIONS AND ANSWERS ABOUT THE MERGER......................................7

SUMMARY.....................................................................8
      The Companies.........................................................8
      Structure of the Transaction..........................................8
      CORE Cap's Recommendation to Stockholders.............................8
      Reasons for the Merger................................................9
      Opinion of CORE Cap's Financial Advisor...............................9
      Appraisal Rights......................................................9
      Interests of GMAC and Certain Directors of CORE Cap in the
        Merger..............................................................9
      Procedure for Casting Your Vote......................................10
      Procedure for Changing Your Vote.....................................10
      Vote Required for Approval...........................................10
      Procedure for Exchanging Your Stock Certificates.....................10
      Conditions to the Merger.............................................10
      Termination of the Merger Agreement..................................10
      Non-Solicitation of Competing Transactions...........................10
      Federal Tax Consequences of the Merger...............................10
      Additional Agreements................................................10
      Differences in the Rights of Stockholders............................10
      Forward-Looking Statements May Prove Inaccurate......................11
      Completion and Effectiveness of the Merger...........................11
      Market Data..........................................................12
      Anthracite Selected Historical Consolidated Financial Information....13
      CORE Cap Selected Historical Consolidated Financial Information......14
      Anthracite Summary Selected Pro Forma Condensed Consolidated
        Financial Information..............................................15
      Unaudited Pro Forma Comparative Per Share Information................16

RISK FACTORS...............................................................17
      Risk Factors Relating to the Merger Between Anthracite and CORE
        Cap................................................................17
      Failure to complete the merger could negatively impact CORE
        Cap's future business and operations...............................17
      At the time they vote, stockholders will not know the value of the consideration they would receive in the merger.................17
      The Anthracite preferred stock to be issued in the merger will not become convertible unless conversion is approved after the merger by Anthracite's stockholders............................17
      After the merger, GMAC Management will no longer manage CORE
        Cap's operations...................................................17
      Mortgage purchase and servicing agreements with GMAC Mortgage and GMAC Commercial................................................18
      Risk Factors Relating to Anthracite's Business.......................18
      Risk Factors Relating to the Combined Company........................19
      If the combined company were to lose its tax status as a REIT it would have significant adverse consequences to the combined company and the value of its stock.................................19

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................21

THE CORE CAP MEETING.......................................................22

THE MERGER.................................................................24
      Structure............................................................24
      Background of the Merger.............................................24
      Recommendations of the CORE Cap Board of Directors; Reasons for
        the Merger.........................................................25
      Opinion of CORE Cap's Financial Advisor..............................27
      Interests of GMAC and Certain Directors of CORE Cap in the Merger....30
      Restrictions on Ownership and Transfer of Anthracite Capital Stock...31
      Appraisal Rights.....................................................32
      Accounting Treatment.................................................34
      Material U.S. Federal Income Tax Consequences of the Merger to
        CORE Cap Stockholders..............................................34

THE MERGER AGREEMENT.......................................................36
      Exchange Procedures..................................................36
      Conduct of Business; Covenants.......................................36
      No Solicitation......................................................37
      Conditions to the Merger.............................................37
      Representations and Warranties.......................................38
      Termination, Termination Fees........................................40
      Effect of Termination................................................41
      Additional Agreements................................................41

ANTHRACITE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION..........42

DESCRIPTION OF ANTHRACITE PREFERRED STOCK..................................46

MANAGEMENT AND CERTAIN SECURITY HOLDERS OF ANTHRACITE......................50

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT OF CORE CAP....54

THE COMPANIES..............................................................56
      Business of Anthracite...............................................56
      Business of CORE Cap.................................................57

COMPARISON OF RIGHTS OF STOCKHOLDERS OF ANTHRACITE AND CORE CAP
  STOCKHOLDERS.............................................................63

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS OF CORE CAP........................................76

QUANTITATIVE AND QUALITATIVE DISCLOSURES OF CORE CAP ABOUT MARKET RISK.....78

MATERIAL U.S.  FEDERAL INCOME TAX CONSEQUENCES.............................79

      Taxation of Anthracite...............................................79

LEGAL MATTERS..............................................................93

EXPERTS....................................................................93

WHERE YOU CAN FIND MORE INFORMATION........................................93

Appendix I - Agreement and Plan of Merger
      Exhibit A - Articles Supplementary
      Schedule I

Appendix II - Dissenters' Rights

Appendix III - Fairness Opinion of PaineWebber Incorporated




                   QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY ARE CORE CAP AND ANTHRACITE PROPOSING TO MERGE?  HOW WILL I BENEFIT?

A: We believe that the merger with Anthracite creates an opportunity for CORE Cap stockholders to invest, on attractive terms, in a larger, publicly- traded entity. The merger will create liquidity for holders of CORE Cap's common shares, increase the capital base for CORE Cap's holders of preferred shares and build a new company with strategic relationships and greater financial resources.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: In the merger, you will receive a number of Anthracite common shares for each share of CORE Cap common stock as determined by the exchange ratio. For each share of CORE Cap preferred stock you hold you will receive one share of a corresponding class of Anthracite preferred stock whose terms and conditions, with the exception of restrictions on conversion, are substantially identical to those of the CORE Cap preferred stock. After the merger, the current CORE Cap common stockholders will own approximately 19% and the current Anthracite stockholders will own approximately 81% of the outstanding shares of common stock of the combined company.

Q: HOW WILL THE EXCHANGE RATIO BE DETERMINED?

A: The exchange ratio will be calculated around the time of the stockholder vote and will be equal to the product of 1.05 and the net asset value per share of CORE Cap common stock divided by the net asset value per share of Anthracite common stock, as defined in the agreement and plan of merger to which this proxy statement/prospectus relates. However, the number of shares of Anthracite common stock exchanged for each share of CORE Cap common stock will not exceed 1.2833 shares. If the exchange ratio would require that Anthracite issue more than 1.2833 shares, CORE Cap will reduce its net asset value by distributing a cash dividend to its stockholders in an amount such that the exchange ratio will not exceed 1.2833.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible.
   However, we do not yet know when the merger will be completed because many conditions to the merger are beyond our control. We expect it to be completed within three days following the date of the special meeting of stockholders.

Q: WHAT DO I NEED TO DO NOW?

A: Please vote. For your vote to be counted, it is important that you sign and return a proxy card. Indicate on your proxy card how you want to vote, and sign, date and mail the proxy card in the enclosed return envelope or send it via facsimile to (215) 682-1515, attn: Irina Burns. In the event that you deliver the proxy card via facsimile, please call prior to sending at (215) 682-3608, attn: Irina Burns. You may attend the meeting and vote in person rather than voting by proxy. In addition, you may revoke your proxy and change your vote before or at the special meeting.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will receive instructions on how to exchange your CORE Cap stock certificates for Anthracite stock certificates.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have questions about the merger, you should contact:

            CORE Cap, Inc.
            c/o GMAC Mortgage Asset Management, Inc.
            100 Witmer Road
            P.O. Box 963
            Horsham, PA  19044-0963
            Attn.: Irina Burns
            (215) 682-3608



                                  SUMMARY

   This section summarizes selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the terms of the merger, you should read this document, including the appendices and other documents to which it refers. We have included in this document a copy of the agreement and plan of merger to which this proxy statement/prospectus relates as Appendix I. The merger agreement, and not this document, is the document that governs the merger. For information on how to obtain the documents that Anthracite has filed with the SEC, see "Where You Can Find More Information."

THE COMPANIES

ANTHRACITE CAPITAL, INC.

345 Park Avenue, 29th Floor
New York, New York  10154
(212) 409-3333
http://www.blackrock.com

   Anthracite, a Maryland corporation, was formed in November 1997 to invest in multifamily, commercial and residential mortgage loans, mortgage-backed securities and other real estate related assets in both U.S. and non- U.S. markets. Anthracite is taxed as a real estate investment trust (referred to in this proxy statement/prospectus as a REIT) under the Internal Revenue Code of 1986, as amended (referred to in this proxy statement/prospectus as the Code), and will generally not be subject to Federal income tax to the extent that it distributes its net income to its stockholders and qualifies for taxation as a REIT. Anthracite's operations are managed by BlackRock Financial Management, Inc. which is referred to in this proxy statement/prospectus as BlackRock.

   For additional information about Anthracite and its businesses, see "THE COMPANIES--Business of Anthracite" and "Where You Can Find More
Information."

CORE CAP, INC.

c/o GMAC Mortgage Asset Management, Inc.
100 Witmer Road
P.O. Box 963
Horsham, PA  19044-0963
(215) 682-3608
http://www.gmac-into.com

   CORE Cap was incorporated in the State of Delaware in August 1997 and is taxed as a REIT under the Code. The day-to-day business of CORE Cap is managed by GMAC Mortgage Asset Management, Inc., which is referred to in this proxy statement/prospectus as GMAC Management.

   CORE Cap acquires, holds and manages a diversified, leveraged portfolio of mortgage assets comprised of residential mortgage loans, commercial mortgage loans, residential mortgage-backed securities and commercial mortgage-backed securities.

   CORE Cap acquires residential mortgage loans primarily from GMAC Mortgage Corporation, which is referred to in this proxy statement/prospectus as GMAC Mortgage, and commercial mortgage loans primarily from GMAC Commercial Mortgage Corporation, which is referred to in this proxy statement/prospectus as GMAC Commercial.

   For additional information about CORE Cap and its businesses, see "THE COMPANIES--Business of CORE Cap."

STRUCTURE OF THE TRANSACTION

   The merger agreement is attached at the back of this proxy statement/prospectus as Appendix I. We encourage you to read the merger agreement as it is the legal document that governs the merger.

   CORE Cap will merge with a subsidiary of Anthracite and become a wholly-owned subsidiary of Anthracite. Following the merger, stockholders of CORE Cap will become stockholders of Anthracite.

   For additional information, see "THE MERGER--Structure."

CORE CAP'S RECOMMENDATION TO STOCKHOLDERS

   Your board of directors has determined that the merger is consistent with, and advances, the long-term business strategy of CORE Cap and is fair to you. Your board of directors has by a unanimous vote of all directors participating approved the merger and recommends that you vote in favor of the merger. PaineWebber Incorporated, referred to in this proxy statement/prospectus as PaineWebber, delivered its opinion to the board on February 8, 2000 to the effect that the exchange ratio as provided for in the merger agreement is fair from a financial point of view.

   For additional information, see "THE MERGER--Recommendations of the CORE Cap Board of Directors; Reasons for the Merger."

REASONS FOR THE MERGER

   Your board of directors considered a number of factors in determining to approve the merger and recommend it to you, including the following:

   o The merger will provide CORE Cap's stockholders with an ownership interest in a large mortgage REIT. Anthracite is one of the largest publicly traded mortgage REITs, with an equity capital base of approximately $168 million and a market capitalization of approximately $140 million as of December 31, 1999 . On a pro forma basis, the combined companies would have approximately $250 million of capital.

   o The transaction will provide CORE Cap common stockholders with a security that is publicly traded on The New York Stock Exchange with approximately 25 million pro forma shares of capital stock outstanding.

o CORE Cap's common stockholders will receive shares of Anthracite common stock based upon a calculation which places a premium on CORE Cap's net asset value over Anthracite's net asset value. This premium will also be reflected in the new preferred stock conversion ratio.

   o The merger will provide CORE Cap's preferred stockholders greater financial support for their shares of stock. While the existing shares of CORE Cap preferred stock represent approximately 64% of CORE Cap's total marked-to-market equity, total preferred equity in the combined company will represent only 30% of total pro forma marked-to-market equity.

   The board also considered some potential drawbacks to the merger including the following:

   o The pro forma earnings per equivalent share of the combined company would be below those of CORE Cap.

   o The value of the consideration to be received by CORE Cap stockholders in the merger, based on estimated exchange ratios and the trading price of Anthracite common stock at the time the consideration is to be exchanged, would be below the average price received by CORE Cap stockholders who participated in CORE Cap's share repurchase program in 1999.

   o CORE Cap has obtained the right to require GMAC Management to assign its management contract with CORE Cap to BlackRock. If, as expected, CORE Cap exercises the right, GMAC Management would have no management role with the combined company.

   Nonetheless, the board concluded that these considerations were mitigated by the benefits of the merger. After reviewing potential alternative strategies for CORE Cap, the board concluded that the merger was in the best interests of the stockholders of CORE Cap.

   For additional information, see "THE MERGER-- Recommendations of the CORE Cap Board of Directors; Reasons For The Merger."

OPINION OF CORE CAP'S FINANCIAL ADVISOR

   CORE Cap engaged PaineWebber to act as financial advisor to assist the CORE Cap board of directors in evaluating the merger. PaineWebber presented to the board of directors an opinion that the exchange ratio as provided for in the merger agreement is fair to the stockholders from a financial point of view.

   For additional information, see "THE MERGER--Opinion of CORE Cap's Financial Advisor."

APPRAISAL RIGHTS

   Delaware law permits you to dissent from the merger and have the fair value of your shares of CORE Cap stock appraised by a court and paid to you in cash. To do this, you must follow the procedures set forth under Delaware law, including filing specific notices and not voting your shares in favor of the merger. The relevant provisions of the Delaware law governing this process are attached to this proxy statement/prospectus as Appendix II.

   For additional information, see "THE MERGER--Appraisal Rights."

INTERESTS OF GMAC AND CERTAIN DIRECTORS OF CORE CAP IN THE MERGER

   GMAC and certain directors of CORE Cap may have interests in the merger that are different from or in addition to yours and which may represent conflicts of interest.

   For more information about these conflicts, see "THE MERGER--Interests of GMAC and CORE Cap Directors in the Merger."

PROCEDURE FOR CASTING YOUR VOTE

   Please mail your signed proxy card in the enclosed return envelope or deliver your proxy via facsimile to (215) 682-3608 as soon as possible, so that your shares of CORE Cap common stock may be represented at the special meeting. If you do not include instructions on how to vote your properly executed proxy, your shares will be voted FOR adoption of the merger agreement.

   For additional information, see "THE CORE CAP MEETING--Voting Your Shares and How Proxies are Counted."

PROCEDURE FOR CHANGING YOUR VOTE

   If you want to change your vote, send the secretary of CORE Cap a signed proxy card before the special meeting or attend the special meeting in person. You may also revoke your proxy by sending written notice to the secretary of CORE Cap before the special meeting.

   For additional information, see "THE CORE CAP MEETING--Revoking Your
Proxy."

VOTE REQUIRED FOR APPROVAL

   To approve the merger, the affirmative vote of a majority of the shares of CORE Cap common stock outstanding on the record date is required. GMAC Mortgage and GMAC Commerical which together hold 39.3% of CORE Cap common stock outstanding have agreed to vote in favor of the merger.

   For additional information, see "THE CORE CAP MEETING--Voting Your Shares and How Proxies are Counted."

PROCEDURE FOR EXCHANGING YOUR STOCK CERTIFICATES

   After the merger is completed, we will send you written instructions for exchanging your CORE Cap stock certificates for Anthracite stock certificates. Do not send your CORE Cap stock certificates now.

   For additional information, see "THE MERGER--Exchange Procedures."

CONDITIONS TO THE MERGER

   The merger will be completed only if the conditions set forth in the merger agreement are satisfied or, to the extent permissible, waived.

   For additional information, see "THE MERGER AGREEMENT -- Conditions to the Merger."

TERMINATION OF THE MERGER AGREEMENT

   The merger agreement contains provisions addressing the circumstances under which Anthracite or CORE Cap may terminate the merger agreement.

   CORE Cap generally must pay Anthracite a termination fee if it terminates the merger agreement to accept an alternative proposal. Furthermore, if CORE Cap stockholders fail to approve the merger, CORE Cap must reimburse Anthracite for its expenses.

   For additional information, see "THE MERGER AGREEMENT--Termination; Termination Fees."

NON-SOLICITATION OF COMPETING TRANSACTIONS

   The merger agreement generally restricts CORE Cap's ability to discuss alternative proposals for the sale of CORE Cap to third parties except as required by the CORE Cap board of directors' fiduciary duties. CORE Cap must inform Anthracite of the terms of any alternative proposal it receives from a third party.

   For additional information, see "THE MERGER AGREEMENT--No Solicitation."

FEDERAL TAX CONSEQUENCES OF THE MERGER

   As a result of the merger, you will recognize gain or loss for U.S. federal income tax purposes in an amount by which the fair market value of the Anthracite stock or cash you receive in the merger exceeds, or is less than, your tax basis in your CORE Cap stock. Since the tax consequences of the merger to you will depend, in part, on the facts of your own situation, we urge you to consult your tax advisor.

   For additional information, see "THE MERGER-- Material U.S. Federal Income Tax Consequences of the Merger to CORE Cap stockholders."

ADDITIONAL AGREEMENTS

   For a complete description of other agreements entered into in connection with the merger, see "THE MERGER AGREEMENT--Additional
Agreements."

DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS

   There are differences between your rights as a CORE Cap stockholder under Delaware law and CORE Cap's amended and restated certificate of incorporation and bylaws, and the rights you will have as a stockholder of Anthracite under Maryland law and Anthracite's amended and restated articles of incorporation and bylaws.

   For a description, see "Comparison of Rights of Stockholders."

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

   Anthracite has made forward-looking statements in this proxy statement/prospectus and in the documents to which we have referred you. Forward-looking statements include information concerning possible or assumed future results of operations of Anthracite, and the combined company following the merger. Many factors could affect the future financial results of Anthracite and the combined company and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this proxy statement/prospectus.

   For additional information, see "Forward-Looking Statements."

COMPLETION AND EFFECTIVENESS OF THE MERGER

   We will complete the merger when all of the conditions to the merger are satisfied or waived. The merger will become effective when we file a certificate of merger with the State of Delaware.


                                MARKET DATA

   Anthracite common stock is listed on The New York Stock Exchange under the symbol "AHR." CORE Cap common stock is not traded in any public market or exchange. The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share reported on The New York Stock Exchange Composite Tape, and the dividends declared on Anthracite common stock for each quarter during which Anthracite has reported as well as the dividends declared on CORE Cap common stock for each quarter during which CORE Cap has paid dividends.

                                                                  CORE Cap
                              Anthracite common stock           common stock
                         High           Low       Dividends       Dividends
                      -----------   -----------  ------------   ------------
1998:
First Quarter........ $ 15 1/4       $  15                        $  0.427
Second Quarter.......   15 1/2          13 3/8    $  0.270           0.446
Third Quarter           13 15/16         8 1/4       0.360           0.120
Fourth Quarter.......    8 3/8           3 5/8       0.290           0.170
1999:
First Quarter........ $  7 15/16     $   6 3/8    $  0.290        $  0.860
Second Quarter.......    7 11/16         6 1/2       0.290           1.310
Third Quarter........    7 1/8           6 1/2       0.290           0.800
Fourth Quarter.......    6 15/16         6           0.290           0.750

   The last reported closing sales price of Anthracite common stock on The New York Stock Exchange on February 8, 2000, the last trading day before public announcement of the merger, was $6 5/8. On __________, 2000, the last day for which it was practicable to obtain the closing sales price of Anthracite common stock prior to the mailing of this proxy statement/prospectus, the closing sales price per share was $___________.

   Because the exchange ratio in the merger is variable and because the market price of Anthracite common stock is subject to fluctuation, the market value of the shares of Anthracite common stock you will receive in the merger will fluctuate before and after the merger.



                                 ANTHRACITE

                      SELECTED HISTORICAL CONSOLIDATED
                           FINANCIAL INFORMATION


   Anthracite is providing the following consolidated financial information to aid you in analyzing the financial aspects of the merger. This information was derived from audited consolidated financial statements for the years 1999 and 1998. This information is only a summary, and you should read it in conjunction with Anthracite's historical consolidated financial statements and related notes contained in its annual reports and other information filed with the SEC. See "Where You Can Find More Information."

                                                       YEAR ENDED
                                                      DECEMBER 31,
                                          -------------------------------------
                                                1999               1998
                                          -----------------   -----------------
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
   Net income/(loss)......................  $    26,673         $   (1,389)
   Earnings per share:
      Basic...............................  $      1.27         $    (0.07)
      Diluted.............................         1.26              (0.07)
   Cash dividends per common share........         1.16               0.92
BALANCE SHEET DATA:
   Total assets...........................  $   679,662         $  956,395
   Total liabilities......................      481,379            774,666

Redeemable convertible preferred stock....  $    30,022               N/A


        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

   The following table displays Anthracite's ratio of earnings to fixed charges and preference dividends.

                                                          FOR THE PERIOD
                                                          MARCH 24, 1998
                                           YEAR ENDED        THROUGH
                                          DECEMBER 31,     DECEMBER 31,
                                              1999             1998
                                          ------------    --------------
Ratio of earnings to fixed charges
  and preference dividends...............     2.01x            .94x

   Earnings were inadequate to cover fixed charges for the period from March 24, 1998 (commencement of operations) to December 31, 1998, during which time Anthracite did not pay any preference dividends. The additional earnings required to pay fixed charges in that period was $139,000. The earnings for this period included a non-recurring realized loss primarily from the sale of securities for $18.44 million. Excluding this non-recurring loss, the ratio of earnings to fixed charges and preference dividends would have been 1.69x.


                                  CORE CAP
           SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

   CORE Cap is providing the following consolidated financial information to aid you in analyzing the financial aspects of the merger. This information is derived from CORE Cap's audited consolidated financial statements for the years 1997 (beginning on September 24, 1997) through 1999. The information is only a summary, and you should read it in conjunction with CORE Cap's historical consolidated financial statements and related notes contained in this proxy statement/prospectus. See "Where You Can Find More Information."

                                                 AT OR FOR YEAR ENDED
                                                      DECEMBER 31,
                                        -------------------------------------
                                           1999         1998        1997
                                        ----------   ----------   -----------
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
   Net interest income................. $   20,034   $   16,311   $    2,517
   Net income..........................     20,016       15,373        1,781

Earnings per share:
   Basic............................... $     3.32   $     0.98   $     0.02
   Diluted.............................       2.72         0.98         0.02
   Cash dividends per common share.....       3.72         1.16          N/A

BALANCE SHEET DATA:
Total assets........................... $1,395,211   $2,601,900   $1,846,219
Total liabilities...................... $1,280,189   $2,412,742   $1,646,818

Convertible preferred stock............ $   56,525   $  56,525    $   56,525


                                 ANTHRACITE
             SUMMARY SELECTED PRO FORMA CONDENSED CONSOLIDATED
                           FINANCIAL INFORMATION

   The following unaudited pro forma condensed consolidated financial information is provided to give you a better picture of what the results of operations and financial position of Anthracite might have been had the merger occurred on the dates assumed. The unaudited pro forma condensed consolidated statement of operations combines information from the historical statements of operations of Anthracite and CORE Cap giving effect to the merger as if it had been completed on January 1, 1999. The unaudited pro forma condensed consolidated balance sheet combines information from the historical balance sheets of Anthracite and CORE Cap giving effect to the merger as if it had been completed on December 31, 1999.

   This information is provided for illustrative purposes only. This information does not necessarily reflect

   o what the results of operations or financial position of Anthracite would have been if the merger had actually occurred on the dates noted above, or

   o what Anthracite's actual future consolidated results of operations or financial position will be.

   This information also does not reflect

   o any dispositions of assets or repayments of borrowings that may occur after the merger,

   o any transition or restructuring costs associated with combining Anthracite and CORE Cap, or

   o the effect of any potential changes in revenues or any operating savings which may be achieved by combining the resources of Anthracite and CORE Cap.

   The merger will be accounted for as a purchase of CORE Cap by Anthracite. In connection with the merger, the purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the completion of the merger.

   The information set forth below is only a summary, and you should read it in conjunction with the information contained in the section entitled "Pro Forma Condensed Consolidated Financial Information," and the respective audited financial statements of Anthracite and CORE Cap. The audited consolidated financial statements of Anthracite are incorporated in this proxy statement/prospectus by reference and those of CORE Cap are attached at the back of this proxy statement/prospectus beginning on page F-1. See "Where You Can Find More Information."

                                                           AS OF AND
                                                       FOR THE YEAR ENDED
                                                       DECEMBER 31, 1999
                                                     ---------------------
                                                     (IN THOUSANDS, EXCEPT
                                                        PER SHARE DATA)
PRO FORMA INCOME STATEMENT DATA:
     Net interest income............................        $53,203
     Income available to common stockholders........         41,587
     Income available to common stockholders
          per common share:
          Basic.....................................          $1.66
          Diluted...................................           1.66
     Cash dividends per common share................
PRO FORMA BALANCE SHEET DATA:
     Total assets...................................     $2,043,330
     Short-term borrowings..........................      1,730,940
     Stockholders' equity...........................        243,996


           UNAUDITED PRO FORMA COMPARATIVE PER SHARE INFORMATION

   The following table sets forth historical and pro forma Anthracite information, and historical and pro forma equivalent CORE Cap information, on a per share basis for earnings, dividends declared and book value.

   Pro forma net income per share amounts were taken from the pro forma information presented in the section titled "Pro Forma Condensed Consolidated Financial Information. Pro forma cash dividends per share is calculated as the total common stock dividends declared during 1999 by Anthracite and CORE Cap, divided by the weighted average of Anthracite common shares outstanding during 1999 plus the weighted average of CORE Cap common shares outstanding during 1999 as adjusted for the pro forma exchange ratio, 1.2833. Pro forma book value per share is calculated as total December 31, 1999 pro forma stockholders' equity of Anthracite after the merger, less the book value of the preferred stock issued in the merger, divided by the number of Anthracite common shares assumed to be outstanding after the merger. Anthracite common shares assumed to be outstanding after the merger include Anthracite's common shares outstanding at December 31, 1999, plus Anthracite common shares issued to CORE Cap shareholders, based on the number of CORE Cap's common shares outstanding and the pro forma exchange ratio of 1.2833. The historical and pro forma book values per share do not necessarily represent the respective company's net asset value per share computed on a fair value basis, because each company has had, and the merged company will have, certain assets that are carried on the historical cost basis.

   Pro forma equivalent cash dividends, earnings and book value per share information for CORE Cap were calculated by multiplying the pro forma combined per share amounts by 1.2833, the maximum exchange ratio of CORE Cap common stock for Anthracite common stock in the merger. This pro forma exchange ratio is based on the net asset values of CORE Cap and Anthracite as of February 8, 2000, the date the merger was announced, assumes the issuance of special dividends, and does not necessarily represent the actual exchange ratio, which will be calculated around the time of the CORE Cap stockholders' vote on the merger.

   The information set forth below is only a summary, and you should read it in conjunction with the information contained in the section entitled "Pro Forma Condensed Consolidated Financial Information," and the respective audited financial statements of Anthracite and CORE Cap. The audited consolidated financial statements of Anthracite are incorporated in this proxy statement/prospectus by reference and those of CORE Cap are attached at the back of this proxy statement/prospectus beginning on page F-1. See "Where You Can Find More Information."

                                                        AS OF AND FOR THE YEAR
                                                                ENDED
                                                          DECEMBER 31, 1999
                                                        ----------------------
                                                             (IN DOLLARS)
HISTORICAL:
   Per share of Anthracite common stock:
      Book value.......................................         $8.03
      Cash dividends...................................          1.16
      Net income per share:
        Basic..........................................          1.27
        Diluted........................................          1.26
   Per share of CORE Cap common stock:
      Book value.......................................         17.96
      Cash dividends...................................          3.72
      Net earnings:
        Basic..........................................          3.32
        Diluted........................................          2.72
PRO FORMA:
   Per share of Anthracite common stock:
      Book value.......................................         $7.79
      Cash dividends...................................          1.50
      Net income per share:
        Basic..........................................          1.66
        Diluted........................................          1.66
   Per equivalent share of CORE Cap common stock:
      Book value.......................................         10.00
      Cash dividends...................................          1.93
      Net income per share:
        Basic..........................................         $2.13
        Diluted........................................         $2.10


                                RISK FACTORS

      By voting in favor of the merger, you will be choosing to invest in Anthracite stock. An investment in Anthracite stock involves a degree of risk. In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote for the merger.

    RISK FACTORS RELATING TO THE MERGER BETWEEN ANTHRACITE AND CORE CAP

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT CORE CAP'S FUTURE BUSINESS AND OPERATIONS.

      If the merger is not completed, CORE Cap may be subject to a number of material risks, including either one but not both of the following:

     o if CORE Cap terminates the merger agreement to pursue an alternative transaction, CORE Cap may be required to pay Anthracite a break-up fee of $2 million;

      o if CORE Cap stockholders fail to approve the merger, CORE Cap must pay Anthracite's costs related to the merger, such as legal and accounting fees, up to $400,000, as well as its own costs.

      Further, if the merger is terminated and CORE Cap's board of directors determines to seek another merger or business combination, there is a risk that CORE Cap will not be able to find a partner willing to pay an equivalent or more attractive price than that which Anthracite has agreed to pay. In addition, while the merger agreement is in effect, subject to limited exceptions described in the section titled "THE MERGER AGREEMENT -- Conduct of Business; Covenants," CORE Cap may not solicit, initiate or knowingly encourage or enter into extraordinary transactions such as a merger, sale of assets or other business combination with any party other than Anthracite.

AT THE TIME THEY VOTE, STOCKHOLDERS WILL NOT KNOW THE VALUE OF THE CONSIDERATION THEY WOULD RECEIVE IN THE MERGER.

      The number of shares of Anthracite common stock to be issued in the merger for each share of CORE Cap common stock will be based on the net asset values of the respective companies around the time of closing and will not have been fixed at the time of the meeting. In addition, the trading price of Anthracite common stock varies, and the exchange ratio can be adjusted if the price of Anthracite common stock decreases below $6.00. If the average closing sales price of Anthracite common stock on the ten consecutive New York Stock Exchange trading days ending three trading days before the closing date is below $6.00, at the option of CORE Cap the exchange ratio will be multiplied by a fraction the numerator of which is $6.00 and the denominator of which is that average. Accordingly, stockholders may have difficulty valuing the consideration to be received in the merger.

THE ANTHRACITE PREFERRED STOCK TO BE ISSUED IN THE MERGER WILL NOT BECOME CONVERTIBLE UNLESS CONVERSION IS APPROVED AFTER THE MERGER BY ANTHRACITE'S STOCKHOLDERS.

      Under rules of The New York Stock Exchange, Anthracite cannot list shares of its common stock in a transaction involving the issuance of more than 19.9% of the number of shares outstanding without stockholder approval. As a result of this restriction, the Anthracite preferred stock issuable in the merger in exchange for CORE Cap's preferred stock will not be convertible into Anthracite common stock until this approval is obtained. The parties expect that the conversion privilege of the preferred stock to be issued in the merger will be substantially out of the money at the time of the merger. Anthracite has agreed to use its reasonable best efforts to have the shares of common stock that are issuable upon conversion listed, and the dividend rate on the new preferred stock will increase if Anthracite does not fulfill its obligation to list the shares.

AFTER THE MERGER, GMAC MANAGEMENT WILL NO LONGER MANAGE CORE CAP'S
OPERATIONS.

      At present GMAC Management, under its management agreement with CORE Cap, manages CORE Cap's operations. CORE Cap believes it has benefitted from its association with GMAC. On consummation of the merger, CORE Cap has the right to terminate the management agreement with GMAC Management. If GMAC Management does not manage the combined company, the benefits of CORE Cap's association with GMAC would correspondingly diminish.

MORTGAGE PURCHASE AND SERVICING AGREEMENTS WITH GMAC MORTGAGE AND
GMAC COMMERCIAL

      Currently residential mortgage loans are acquired from GMAC Mortgage under the residential mortgage purchase and servicing agreement, and commercial loans are purchased from GMAC Commercial under the commercial purchase and servicing agreement. After the completion of the merger, only the residential mortgage purchase and servicing agreement with GMAC Mortgage will remain in effect.


               RISK FACTORS RELATING TO ANTHRACITE'S BUSINESS

      Although Anthracite's operation as a REIT exposes its stockholders to types of investment risks that are similar to those to which CORE Cap's stockholders are subject, some of the risks associated with an investment in Anthracite may differ in type or degree from those of CORE Cap. Prospective investors in Anthracite common stock should review the description of risks presented below.

      o Anthracite invests a greater portion of its assets than CORE Cap in commercial assets which are generally deemed of higher risk.

      o Anthracite's amended and restated articles of incorporation do not expressly limit borrowings. Anthracite leverages its investments and thereby increases the volatility of its income and net asset value which may result in operating or capital losses. If borrowing costs increase, or if the cash flow generated by Anthracite's assets decreases, Anthracite's use of leverage will increase the likelihood that Anthracite will experience reduced or negative cash flow and reduced liquidity.

      o Anthracite and BlackRock have common officers and directors, which may present conflicts of interest in Anthracite's dealings with BlackRock and its affiliates, including Anthracite's purchase of assets originated by affiliates. For example, Anthracite may purchase certain mortgage assets from PNC Bank, which owns 70% of the outstanding capital stock of BlackRock. PNC Bank will be able to influence the investment decisions of Anthracite.

      o Anthracite acquires mortgage loans and non-investment grade mortgage backed securities, which are subject to greater risk of credit loss on principal and non-payment of interest in contrast to investments in senior investment grade securities.

      o Assets purchased by Anthracite from PNC Bank and its affiliates in some cases do not have a readily determinable fair market value.

      o The yield on investments in mortgage loans and mortgage-backed securities and thus the value of Anthracite's common stock is sensitive to changes in prevailing interest rates and changes in prepayment rates, which results in a divergence between Anthracite's borrowing rates and asset yields, consequently reducing income derived from Anthracite's investments.

      o Unlike CORE Cap, Anthracite invests in mortgage loans secured by real property located outside the United States, which exposes Anthracite to currency conversion risks and the uncertainty of foreign laws.

      o Delinquency and loss ratios on Anthracite's mortgage loans are affected by the performance of third-party servicers and special servicers.

      o Anthracite uses hedging strategies that involve risk and that may not be successful in insulating Anthracite from exposure to changing interest and prepayment rates.

      o Anthracite's investment and operating policies and the strategies that BlackRock uses to implement those policies may be changed at any time without the consent of stockholders.

      o The management agreement between Anthracite and BlackRock provides for base management fees payable to BlackRock without consideration of the performance of Anthracite's portfolio and also provides for incentive fees based on certain performance criteria, which could result in BlackRock recommending riskier or more speculative investments.

      o Termination of the management agreement between Anthracite and BlackRock by Anthracite would result in the payment of a substantial termination fee, which could adversely affect Anthracite's financial condition. Termination of the management agreement by Anthracite could adversely affect Anthracite if Anthracite were unable to find a suitable replacement.

      o Stockholders will be subject to significant potential dilution from future equity offerings, including offerings of preferred stock and conversions of preferred stock or exercises of options or warrants which may have an adverse effect on the market price of the common stock.

      o Failure to maintain an exemption from the Investment Company Act of 1940 would adversely affect Anthracite's ability to operate.

      o BlackRock manages funds that are authorized to invest in certain of the assets in which Anthracite may invest. There may be investment opportunities that are favorable to each of Anthracite and certain other funds managed by BlackRock. In that case, BlackRock will allocate investment opportunities among the potential investors based upon the investors' primary investment objectives, applicable investment restrictions, and other factors that BlackRock deems appropriate and fair under the circumstances.

      o BlackRock is not prohibited from managing or advising REITs or other entities that may compete with Anthracite for assets, including entities that may have investment objectives similar to those of Anthracite.


               RISK FACTORS RELATING TO THE COMBINED COMPANY

IF THE COMBINED COMPANY WERE TO LOSE ITS TAX STATUS AS A REIT IT WOULD HAVE SIGNIFICANT ADVERSE CONSEQUENCES TO THE COMBINED COMPANY AND THE VALUE OF ITS STOCK.

      If the combined company failed to qualify as a REIT, the following would occur:

o The combined company would not be allowed a deduction for distributions to stockholders in computing its taxable income and would be subject to federal income tax at regular corporate rates;

o The combined company could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

o Unless the combined company were entitled to relief under the Code, it could not elect to be subject to tax as a REIT for four taxable years following the year during which it was disqualified.

      As a result of all these factors, the combined company's failure to qualify as a REIT could impair the combined company's ability to expand its business and raise capital, could substantially reduce the funds available for distribution to its stockholders, including former CORE Cap stockholders, and could adversely affect the value of the combined company's capital stock following the merger.

      In addition, if the combined company fails to qualify as a REIT, all distributions to stockholders would be subject to tax as ordinary income to the extent of the combined company's current and accumulated earnings and profits; the combined company would not be required to make distributions to stockholders; and corporate distributees could be eligible for the dividends-received deduction.

      Although Anthracite believes that it was organized and has operated in such a manner as to qualify for taxation as a REIT under the Code, and intends to continue to operate in such a manner, no assurance can be given that the combined company will continue to be organized or be able to operate in a manner so as to qualify or remain qualified as a REIT for tax purposes.

      Skadden, Arps, Slate, Meagher & Flom LLP (with respect to Anthracite) and Milbank, Tweed, Hadley & McCloy LLP (with respect to CORE Cap) have rendered opinions that, commencing with Anthracite's taxable year ended December 31, 1998 and CORE Cap's taxable year ending December 31, 1997, Anthracite and CORE Cap have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that Anthracite's and CORE Cap's proposed method of operation will enable them to continue to meet the requirements for qualification and taxation as a REIT under the Code.


         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This proxy statement/prospectus contains or incorporates by reference statements that, to the extent that they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. The words "believe," "estimate," "anticipate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. All forward- looking statements involve risks and uncertainties particularly with respect to pro forma data, which does not necessarily reflect what the combined company's results of operations or financial condition will be in the future.

      You are cautioned not to place undue reliance on forward-looking statements because they are operative only as of the date of this proxy statement/prospectus. As for forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent nature of projections and may be better or worse than projected. The forward-looking statements represent estimates and assumptions only as of the date they were made. In addition, the forward-looking statements that relate to future financial results and other projections are not financial statements and were not audited or prepared in accordance with generally accepted accounting principles. See Anthracite's Form 10-K filed with the SEC on March 29, 2000, including the section in the Form 10-K titled, "Quantitative and Qualitative Disclosures About Market Risk," which is incorporated by reference in this proxy statement/prospectus for a discussion of factors that may cause actual results to vary from this financial outlook. Anthracite does not undertake any obligation to publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this proxy statement/prospectus, or to reflect the occurrence of unanticipated events. Anthracite intends that forward-looking statements in this document, and documents incorporated by reference, be subject to the safe harbor protection provided by Sections 27A of the Securities Act and 21E of the Exchange Act. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in any forward-looking statements, you should read Anthracite's SEC filings.


                            THE CORE CAP MEETING

      This proxy statement/prospectus is being provided in connection with the solicitation of proxies from you by the CORE Cap board of directors for use at the special meeting.

WHEN AND WHERE THE MEETING WILL BE HELD

      The special meeting will be held at _____________, local time, on _______________, 2000, at _________, New York, New York.

WHAT WILL BE VOTED UPON

      At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger, in which CORE Cap will become a wholly-owned subsidiary of Anthracite.

ONLY STOCKHOLDERS OF RECORD AS OF THE RECORD DATE ARE ENTITLED TO VOTE

      The CORE Cap board of directors has fixed the close of business on __________, 2000 as the record date. Only CORE Cap common stockholders of record on the record date are entitled to notice of and to vote at the special meeting. On the record date, there were outstanding 3,237,158 shares of class A common stock, held of record by approximately 29 persons, and 20,500 shares of class B common stock held of record by approximately 111 persons.

VOTES REQUIRED FOR APPROVAL

      The merger must be approved by the affirmative vote, in person or by proxy, of the holders of a majority of the shares of CORE Cap common stock outstanding on the record date and entitled to vote at the special meeting. GMAC Mortgage and GMAC Commercial which together hold 39.3% of CORE Cap common stock, have agreed to vote in favor of the merger.

      You are entitled to one vote per common share that you own.

      If fewer shares of CORE Cap common stock are voted in favor of the merger proposal than the number required for approval, the special meeting may be postponed or adjourned to give us additional time to solicit and obtain additional proxies or votes. At any subsequent reconvening of the special meeting, we will vote all proxies in the same manner as we would have voted the proxies at the special meeting, except for any proxies that have effectively been revoked or withdrawn.

VOTING YOUR SHARES AND HOW PROXIES ARE COUNTED

      You must submit a proxy card to have your vote counted at the meeting. A proxy card is enclosed for that purpose.

      We will vote all shares of CORE Cap common stock represented by properly executed proxies received before or at the special meeting and not revoked as instructed on the proxies. If no instructions are indicated on a properly executed and returned proxy, we will vote the proxy in favor of the merger proposal.

      A properly executed proxy marked "Abstain," although counted for purposes of determining a quorum, will not be voted in favor of or against any proposal. However, because the affirmative vote of a majority of the shares of CORE Cap common stock is required for approval of the merger proposal, a proxy marked "Abstain" will have the effect of a vote against the merger proposal.

REVOKING YOUR PROXY

      You may revoke your proxy at any time before you use it:

     o      by delivering to CORE Cap a signed notice of revocation,

     o      by a later dated vote by proxy, signed and returned, or

     o      by attending the special meeting and voting in person.

      Your attendance at the special meeting will not in itself constitute the revocation of a proxy.

SOLICITING PROXIES

      In addition to solicitation by mail, directors, officers and employees of CORE Cap may solicit proxies in person without additional compensation. CORE Cap may also request by telephone or telegram the return of proxies. The extent to which this will be necessary depends entirely upon how promptly proxies are returned. Anthracite will pay the cost of SEC registration fees related to the Anthracite common stock to be issued in the merger. The costs of printing and mailing this proxy statement/prospectus and soliciting proxies will be paid by Anthracite.

      YOU SHOULD NOT SEND ANY CERTIFICATES REPRESENTING CORE CAP COMMON STOCK WITH THE ENCLOSED PROXY CARD. A letter of transmittal with instructions for the surrender of stock certificates for CORE Cap common stock will be mailed to you as soon as practicable after the completion of the merger.


                                 THE MERGER

      This section of the proxy statement/prospectus describes the material aspects of the proposed merger and some of the material terms of the merger agreement. You should read the merger agreement which is attached as Appendix I to this proxy statement/prospectus and is incorporated by reference.

STRUCTURE

      CORE Cap will merge with a subsidiary of Anthracite and become a wholly-owned subsidiary of Anthracite. Following consummation of the merger, you will become a stockholder of Anthracite. In the merger, you will receive an amount of Anthracite common stock for each share of CORE Cap common stock equal to the exchange ratio, the terms of which are described under the sub-heading "Calculation of the Exchange Ratio" below. Holders of a share of 10% cumulative convertible series A preferred stock of CORE Cap, which is referred to in this proxy statement/prospectus as the CORE Cap preferred stock, will receive one share of Anthracite 10% cumulative convertible series B preferred stock, which is referred to in this proxy statement/prospectus as the series B preferred stock. The series B preferred stock has the terms and designations specified in the form of articles supplementary that is attached as Exhibit A to the merger agreement. The articles supplementary provide that the conversion price of the series B preferred stock will be $21.93 divided by the exchange ratio for shares of common stock in the merger.

      Upon satisfaction or waiver by both Anthracite and CORE Cap of the conditions set forth in the merger agreement, the merger will be consummated on the third business day following the stockholder meeting, which is referred to as the closing date. By virtue of the merger, all shares of CORE Cap's common stock as well as all shares of CORE Cap's preferred stock that CORE Cap owns as treasury stock will be canceled and retired and will cease to exist.

Calculation of the Exchange Ratio

      Each issued and outstanding share of CORE Cap common stock will be converted into the right to receive a number of shares of Anthracite common stock determined by the exchange ratio. The number of shares of Anthracite common stock exchanged for each share of CORE Cap common stock will not exceed 1.2833 shares. If the exchange ratio would require that Anthracite issue more than 1.2833 shares, CORE Cap will reduce its net asset value by distributing a cash dividend to its stockholders in an amount such that the exchange ratio will not exceed 1.2833. The exchange ratio is calculated to equal the product of 1.05 and the net asset value per share of CORE Cap common stock divided by the net asset value per share of Anthracite common stock. The mechanism by which the net asset values of shares of Anthracite and CORE Cap common stock are determined is fully described in the merger agreement and Schedule I attached thereto; we encourage you to read the merger agreement closely. In summary, the net asset values of a share of Anthracite and CORE Cap common stock are intended to be equivalent to the applicable companies' stockholder book values as utilized in determining the amount of cash that stockholders of the applicable company would receive in an orderly liquidation of assets. Accordingly, net asset values are calculated as a function of the market value of the assets of the applicable company less liabilities and net of the value of hedging instruments used to minimize the risk on the applicable company's investments.

      Additionally, if the mean average sales price of a whole share of Anthracite common stock on the ten consecutive trading days ending three days before the closing date is below $6.00 per share, CORE Cap, at its option, may adjust the exchange ratio by multiplying it by a fraction, the numerator of which is the benchmark price of $6.00 and the denominator of which is the mean average sales price.

BACKGROUND OF THE MERGER

      In May 1999, in response to stockholder requests to increase the liquidity of their investment, CORE Cap conducted a share repurchase program through which it reduced approximately 33% of its equity capital. Funding this program required the sale of approximately $835 million of portfolio assets. This program satisfied the short-term goal of increased liquidity but depleted CORE Cap's equity capital reserve.

      On July 1, 1999, CORE Cap began to explore strategic alternatives. At that time, CORE Cap engaged PaineWebber to act as financial advisor. In August 1999, PaineWebber presented to the board a list of potential merger candidates. Following this meeting, on CORE Cap's behalf, PaineWebber contacted a selected list of ten publicly traded REITs deemed to be potential merger partners, eight of which requested and received materials to review.

      In September 1999, CORE Cap received preliminary merger proposals from the potential merger partners. In early October 1999, the board narrowed this list to five potential partners. From October 4, 1999, to October 8, 1999, each of the identified potential partners conducted formal due diligence either through a visit to CORE Cap in Horsham, Pennsylvania, or through a conference call with management. On October 12, 1999, CORE Cap received non-binding offers from each of these potential merger partners.

      On October 15, 1999, the board and PaineWebber reviewed the five non-binding offers from the potential merger partners. The non-binding offers submitted covered such issues as the amount and form of consideration, proposed business strategy, the GMAC Mortgage mortgage purchase and servicing relationship, the GMAC Management management agreement and governance issues. Following this meeting, the board narrowed the list to three potential merger partners and decided to enter into negotiations with these parties. From October 16, 1999, through November 11, 1999, CORE Cap, through GMAC Management and PaineWebber, provided additional materials to and conducted numerous telephone meetings with each of the three potential merger partners.

      On November 12, 1999, following meetings with each of the three potential merger partners at PaineWebber's offices in New York City, the board decided to enter into exclusive negotiations with Anthracite. Throughout the remainder of November and December, both CORE Cap and Anthracite conducted extensive due diligence on each others' operations, including site visits and numerous telephone meetings. On December 21, 1999, CORE Cap and PaineWebber conducted formal due diligence at Anthracite's headquarters in New York City. Topics of negotiation with Anthracite included such matters as the method of computing the companies' respective net asset values for exchange ratio purposes, the treatment of outstanding stock options, the effect of Anthracite's common stock price dropping below the benchmark level, arrangements in respect of the termination of the GMAC Management management agreement, the effect of failure to obtain consents from CORE Cap lenders and termination and expense reimbursement provisions in the merger agreement.

      On January 13, 2000, the board reviewed its duties with counsel and considered a draft merger agreement and related documents, including documents relating to termination of the GMAC Management management agreement. PaineWebber also presented a detailed financial analysis of the proposed transaction later used to support its fairness opinion, presented on February 6, 2000 to the CORE Cap board of directors.

      On February 6, 2000, the board convened to review the proposed definitive agreement and related documents. The board reviewed its duties with counsel and considered various aspects of the merger agreement. Representatives from PaineWebber reviewed the proposed transaction from a financial point of view, and delivered its oral opinion (which was confirmed by a written opinion) stating that, subject to the various factors set forth in the opinion letter (see Appendix III attached at the back of this proxy statement/prospectus), the exchange ratio provided in the merger agreement was fair from a financial point of view to the CORE Cap stockholders. After deliberating with respect to the merger agreement and related transactions, the board, absent the participation of the director designated by GMAC Management yet with a GMAC Management officer in attendance as an observer, approved the merger agreement and the related transactions. On February 8, 2000, CORE Cap and Anthracite signed the definitive agreement and related documents.

RECOMMENDATIONS OF THE CORE CAP BOARD OF DIRECTORS; REASONS FOR THE MERGER

      The board of directors by unanimous vote of all directors participating recommends that you vote for the merger. In the board's view, the merger offers a number of benefits to CORE Cap's stockholders, most significantly:

      o The merger will provide CORE Cap's stockholders with an ownership interest in a large mortgage REIT. Anthracite is one of the largest publicly traded mortgage REITs, with an equity capital base of approximately $168 million and a market capitalization of approximately $140 million as of December 31, 1999. On a pro forma basis, the combined companies would have approximately $249 million of capital.

      o The merger will provide CORE Cap common stockholders a security that is publicly traded on The New York Stock Exchange with approximately 25 million pro forma shares of capital stock outstanding.

      o The merger will provide CORE Cap's stockholders greater financial support for their shares of preferred stock. The shares of Anthracite preferred stock to be exchanged for CORE Cap preferred stock in the merger will be supported by a greater common equity base. While the existing shares of CORE Cap preferred stock represent approximately 64% of CORE Cap's total marked-to-market equity as of November 30, 1999, total preferred equity in the combined company will represent only 30% of total pro forma marked-to-market equity.

      o CORE Cap's common stockholders will receive shares of Anthracite common stock based upon a calculation which places a premium on CORE Cap's net asset value over Anthracite's net asset value. This premium will also be reflected in the new preferred stock conversion ratio.

      o CORE Cap has obtained for $2.15 million the right to require GMAC Management to assign its management agreement with CORE Cap to BlackRock. Under the terms of this assignment, BlackRock would pay GMAC Management $12.5 million in installments over ten years. The combined company's assets would be managed by BlackRock under its existing agreement with Anthracite. Consequently, over 85% of the fees and expenses associated with cancellation of the management agreement between CORE Cap and GMAC Management would be avoided by CORE Cap stockholders.

      o CORE Cap's common stockholders' interests will be represented in the combined company, since Anthracite has agreed to name to its board one of CORE Cap's current independent directors along with a GMAC Management designee. In addition, GMAC Mortgage will retain a significant equity stake in the combined company.

      o The combined CORE Cap and Anthracite entity would have strong corporate sponsorships through affiliations with GMAC Mortgage, BlackRock and PNC Bank. In addition, Anthracite has strong relationships with large funding sources to assist in the continued growth of the combined company following the merger.

      o The merger is structured as a taxable stock-for-stock transaction. As a result, CORE Cap's stockholders will be able to recognize a capital loss and related tax benefits, if applicable.

      In reviewing the Anthracite proposal, the board also focused on other considerations, including PaineWebber's fairness opinion, the business and prospects of the two companies, the historical performance of Anthracite's stock and the proposed treatment of the GMAC Management management contract.

      The board also considered a number of possible drawbacks of the transaction, including the following:

      o the pro forma earnings per equivalent share of the combined company would be below those of CORE Cap,

      o the value of the consideration to be received by CORE Cap stockholders in the merger, based on estimated exchange ratios and the trading price of Anthracite stock at the time the consideration is to be exchanged, would be below the average price received by CORE Cap stockholders who participated in CORE Cap's share repurchase program in 1999, and

      o CORE Cap has obtained the right to require GMAC Management to assign its management contract with CORE Cap to BlackRock. If, as expected, CORE Cap exercises the right, GMAC Management will have no management role with the combined company.

Nonetheless, the board concluded that these considerations were mitigated by the benefits of the merger. Accordingly, the board concluded that the merger was in the best interests of the stockholders of CORE Cap.

      The board also considered a number of alternative strategies for CORE Cap, including liquidation, an initial public offering and remaining independent. However, in the event of a liquidation GMAC Management indicated that it would demand the full termination fee required under its management contract, making this alternative financially burdensome. The board was advised by its financial advisor that an initial public offering was not a viable option given prevailing market conditions, and that it was not possible to predict when such an offering would be feasible. The board also determined that, as a private company operating independently, CORE Cap could have difficulty obtaining sufficient capital to pursue its objectives, particularly following the retirement of capital under the stock repurchase program. Accordingly, the board concluded that the merger was the superior alternative.

OPINION OF CORE CAP'S FINANCIAL ADVISOR

      The full text of the PaineWebber opinion, dated February 8, 2000, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix III to this proxy statement/prospectus. This summary of the PaineWebber opinion is qualified in its entirety by reference to the full text of the PaineWebber opinion. The PaineWebber opinion does not constitute a recommendation to any shareholder as to how to vote on the merger.

      Pursuant to an engagement letter dated July 1, 1999, CORE Cap retained PaineWebber to act as financial advisor to CORE Cap. In connection with PaineWebber's engagement, CORE Cap requested PaineWebber to render an opinion as to whether the exchange ratio in the merger is fair from a financial point of view to CORE Cap stockholders. At a meeting of CORE Cap's board on January 13, 2000, PaineWebber reviewed various valuation analyses with the board and delivered its oral opinion on February 6, 2000, confirmed by a written opinion dated February 8, 2000. Based upon and subject to the assumptions and limitations described in the opinion, PaineWebber opined that the exchange ratio as provided for in the merger agreement was fair to CORE Cap stockholders from a financial point of view. Holders of CORE Cap are urged to read the opinion in its entirety for a description of factors considered and assumptions made by PaineWebber in rendering the opinion.

      The opinion does not address the relative merits of the merger and any other transactions or business strategies discussed by the board as alternatives to the merger or the decision of the board to proceed with the merger. No opinion is expressed as to the price of the securities to be issued in the merger. In rendering the opinion, PaineWebber was not engaged to act as agent or fiduciary of, and the CORE Cap board of directors has expressly waived any duties or liabilities that PaineWebber may otherwise be deemed to have had to CORE Cap's stockholders or any other third party. CORE Cap did not place any limitations upon PaineWebber with respect to the procedures followed or factors considered in rendering the PaineWebber opinion.

In arriving at the opinion, PaineWebber, among other things:

      o reviewed CORE Cap's 1998 annual report and 1999 monthly reports through November 1999,

      o reviewed Anthracite's annual report, Form 10-K and related financial information for the fiscal year ended December 31, 1998 and Anthracite's Form 10-Q and the related unaudited financial information for the nine months ended September 30, 1999,

      o reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of CORE Cap and Anthracite, furnished to PaineWebber by CORE Cap and Anthracite,

      o conducted discussions with members of senior management of CORE Cap and Anthracite concerning their respective businesses and prospects,

      o reviewed the historical market prices and trading activity for Anthracite shares and compared them with those of certain publicly traded companies which PaineWebber deemed relevant,

      o compared the financial position and results of operations of CORE Cap and Anthracite with those of certain companies which PaineWebber deemed relevant,

      o compared the financial terms of the proposed transaction contemplated by the merger agreement with the financial terms of certain other mergers and acquisitions which PaineWebber deemed relevant,

      o reviewed a draft of the merger agreement dated February 4, 2000,

      o reviewed the terms and conditions of the management agreement assignment agreement with GMAC Management and BlackRock, and

      o reviewed other financial studies and analyses and performed other investigations and took into account other matters as it deemed necessary. PaineWebber did not, however, review the loan files of either CORE Cap or Anthracite.

      In preparing the PaineWebber opinion, PaineWebber relied on the accuracy and completeness of all information supplied or otherwise made available to it by CORE Cap and Anthracite, and PaineWebber did not assume any responsibility to independently verify such information. With respect to the financial forecasts examined by PaineWebber, PaineWebber assumed that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of CORE Cap and Anthracite, respectively, as to the future performance of CORE Cap and Anthracite. PaineWebber also relied upon assurances of the management of CORE Cap and Anthracite that they are unaware of any facts that would make the information or financial forecasts provided to PaineWebber incomplete or misleading. PaineWebber did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CORE Cap or Anthracite. PaineWebber also assumed with CORE Cap's consent that

      o the merger will be accounted for under the purchase method of accounting,

      o     the merger will not be a tax-free reorganization and

      o any material liabilities (contingent or otherwise) of CORE Cap and Anthracite are as set forth in the consolidated financial statements of CORE Cap and Anthracite, respectively.

      The opinions of PaineWebber are necessarily based upon market, economic, and other conditions as they existed on, and could be evaluated as of, their dates. PaineWebber's opinions are directed only to the board of CORE Cap and do not constitute a recommendation to any holder of CORE Cap or Anthracite common stock as to how such stockholder should vote on the merger.

      The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinions, PaineWebber did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, PaineWebber believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors together, could create a misleading or incomplete view of the process underlying its fairness opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CORE Cap and Anthracite. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth in the analyses. Accordingly, these estimates are inherently subject to substantial uncertainty and neither CORE Cap, Anthracite nor PaineWebber assume responsibility for the accuracy of these estimates. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

      The following paragraphs summarize certain of the financial comparative analyses performed by PaineWebber in arriving at its opinion dated February 8, 2000, as to the fairness, from a financial point of view, of the exchange ratio in the merger. The following does not purport to be a complete description of the analyses performed, or the matters considered, by PaineWebber in arriving at its opinions.

      Liquidation Analysis: PaineWebber performed an analysis to calculate a range of values per share assuming CORE Cap were to undertake an orderly liquidation of its portfolio. The liquidation analysis was characterized by PaineWebber as its primary valuation method. The range was calculated by using market values of each asset class estimated by management as of November 30, 1999, and then adjusting the values to consider varying liquidation-specific adjustments that included: termination of the GMAC Management management agreement (estimated at $25 million) and costs associated with a liquidation including legal and banking fees. Applying this process, PaineWebber calculated the liquidation value per share of CORE Cap common stock to range between $1.78 per share (reflecting these adjustments) to $10.07 per share.

      Trading Comparables Analysis: Using publicly available information, PaineWebber compared certain ratios of financial performance to stock market capitalization as of January 7, 2000, with the following selected mortgage REITs deemed relevant by PaineWebber: American Residential Investment Trust, Inc., America First Mortgage Investments, Inc., AMRESCO Capital Trust, Annaly Mortgage Management, Inc., Anthracite, Apex Mortgage Capital, Inc., Capstead Mortgage Corporation, Clarion Commercial Holdings, Inc., Dynex Capital, Inc., Hanover Capital Mortgage Holdings, Inc., Laser Mortgage Management, Inc., Novastar Financial, Inc., Redwood Trust, Inc., Resource Asset Investment Trust, Thornburg Mortgage Asset Corporation and Wilshire Real Estate Investment Trust, Inc., all of which together are referred to in this proxy statement/prospectus as the Comparable Companies. The comparisons focused primarily on market capitalization to book value ratios with a range of 60% to 70% for the Comparable Companies. Applying this range for the comparable group, PaineWebber calculated the value per share of CORE Cap common stock to range from $6.04 to $7.05 per share.

      PaineWebber also applied a control premium, based upon acquisitions of U.S. real estate finance companies, mortgage banks and brokers of up to $500 million in deal value since January 1, 1992, as reported by Securities Data Corporation. Based on this data, PaineWebber applied a 25% control premium to the aforementioned CORE Cap common stock values and calculated the value per share of CORE Cap common stock to range from $7.55 to $8.81.

      The market capitalization ratios for the Comparable Companies were based on trading prices as of January 7, 2000 and balance sheet data dated as of September 30, 1999. In connection with this analysis, all CORE Cap balance sheet data was dated as of November 30, 1999, and book value calculations were adjusted to reflect estimated portfolio markdowns.

      Transaction Comparables Analysis: Using publicly available information, PaineWebber compared certain ratios of financial performance to purchase prices paid to acquire companies deemed to be comparable in the following selected transactions deemed relevant by PaineWebber: the announced purchase on July 22, 1999 of Imperial Credit Commercial Mortgage Investment Corp. by Imperial Credit Industries, Inc. and the announced purchase on July 26, 1999 of Ocwen Asset Investment Corp. by Ocwen Financial Corporation. The comparisons focused primarily on purchase price to book value ratios with a range of 50% to 80% for the comparable transactions. Applying this range for the comparable transactions, PaineWebber calculated the value per share of CORE Cap common stock to range from $5.03 per share to $8.05 per share.

      Discounted Cash Flow Analysis: PaineWebber performed an analysis to calculate a range of present values of cash flows per share for CORE Cap common stock assuming CORE Cap continued to operate on a stand-alone basis under four different earnings and leverage scenarios. The scenarios consisted of the following:

o The first scenario assumed CORE Cap continued to operate at existing leverage levels without taking into consideration any trading gains from the sale of residential securities and the hedging instruments linked to those positions.

o The second scenario assumed CORE Cap continued to operate at existing leverage levels but included trading gains from the sale of residential securities and the hedges of those positions.

o The third scenario assumed CORE Cap operated at reduced leverage levels in line with publicly traded comparable companies without taking into consideration any trading gains from the sale of residential securities and the hedges of those positions.

o The fourth scenario assumed CORE Cap operated at reduced leverage levels but included trading gains from the sale of residential securities and the hedges of those positions.

      PaineWebber believes acquirers would give less weight to trading gains because they are less likely to recur. The range of values was calculated by adding, for each of the annual periods from 2000 through 2004, the present value of the estimated cumulative common stock earnings per share through the end of each annual period and a terminal value for each scenario. In all scenarios, PaineWebber assumed discount rates ranging from 10.8% to 16.8% and terminal value multiples ranging from 60% to 70% of book value. Terminal value multiples were derived from comparable publicly traded mortgage REITs as of January 7, 2000. The group of comparable mortgage REITs which PaineWebber deemed relevant consisted of the Comparable Companies. Applying these discount rates and terminal values, PaineWebber calculated a per share value of CORE Cap common stock ranging from $8.37 to $14.62 per share.

      Preferred Analysis: PaineWebber also analyzed the series B preferred stock to be issued in the merger in exchange for the CORE Cap preferred stock from the standpoint of its credit and financial support and in terms of the 0.50% annual increase in dividend rate if Anthracite's stockholders do not approve the adoption of a conversion feature for the new series B preferred stock (see "DESCRIPTION OF ANTHRACITE PREFERRED STOCK--Conversion Rights"). PaineWebber noted that the total amount of Anthracite preferred stock will represent a lesser portion of Anthracite's total equity capital than the CORE Cap preferred stock represents as a portion of CORE Cap's total equity capital. PaineWebber also noted that, since the series B preferred stock's conversion feature will be far "out of the money" at the time of the merger, the value of the feature if it is never restored by stockholder vote is less than the value of the compensatory increase in the dividend rate.

      PaineWebber has acted as financial advisor to CORE Cap in connection with the merger. As compensation for its services, CORE Cap has agreed to pay PaineWebber in accordance with its July 1, 1999 engagement letter

o     a non-refundable retainer fee of $75,000,

o     $100,000 upon the signing of the fairness opinion letter, and

o a transaction fee based on the final transaction value in the event of a purchase,

which fee would be approximately $1.0 million if calculated as of February 6, 2000, based on a share price of $6.625 (the closing price per share of Anthracite common stock reported on The New York Stock Exchange on February 4, 2000), and net asset values of $9.65 and $7.89 as of December 31, 1999 for CORE Cap and Anthracite, respectively.

      CORE Cap has paid PaineWebber $75,000 to date. All fees paid to PaineWebber prior to closing the transaction will be deducted in whole from the transaction fee. In addition, CORE Cap has agreed to reimburse PaineWebber for all out-of-pocket expenses incurred in connection with the merger and to indemnify PaineWebber, its affiliates and each of the directors, officers and employees and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities that may arise under federal securities laws.

      PaineWebber is an internationally recognized investment banking firm and, as part of its investment banking activities, PaineWebber is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. CORE Cap's board selected PaineWebber because of its expertise, its reputation, and its familiarity with CORE Cap and the mortgage REIT industry in general.

      In the past, PaineWebber and its affiliates have provided various financial services to CORE Cap, specifically in connection with its share repurchase program, and it received a fee for rendering these services. In the ordinary course of business, PaineWebber may trade in the securities of Anthracite for its own account and for the accounts of others and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF GMAC AND CERTAIN DIRECTORS OF CORE CAP IN THE MERGER

      GMAC and CORE Cap's directors have certain interests in the merger in addition to those of the CORE Cap stockholders generally.

      CORE Cap has agreed to pay to GMAC Management $2.15 million for the right to require GMAC Management to assign its management agreement with CORE Cap to BlackRock. Under the terms of this assignment, BlackRock would pay GMAC Management $12.5 million in installments over ten years. Anthracite has further agreed to pay BlackRock an amount equal to any of the outstanding installment payments due to GMAC Management if the management agreement between Anthracite and BlackRock is cancelled for any reason. In addition, GMAC Mortgage has agreed to maintain with the combined company CORE Cap's current residential mortgage loan purchase and servicing agreement, while GMAC Commercial has agreed to terminate CORE Cap's current commercial mortgage loan purchase and servicing agreement.

      In addition, GMAC Management and CORE Cap's directors hold options to purchase CORE Cap common stock. At the time of the merger the GMAC Management options will be cancelled in consideration of a cash payment of $150,000. The directors' options under the CORE Cap Director Stock Option Plan will be converted into options to acquire Anthracite common stock, with the number of shares and exercise price adjusted to reflect the common stock exchange ratio.

      Additionally, Anthracite has agreed for a period of six years after the merger to

      o indemnify CORE Cap's former directors and officers against liability incurred in these capacities to the fullest extent permitted by law,

      o maintain in effect the indemnification provisions in CORE Cap's existing amended and restated articles of incorporation and bylaws, and

      o obtain indemnification insurance for CORE Cap's former directors and officers.

      Anthracite has agreed to cause its board of directors at the effective time to designate Leon T. Kendall, a current director of CORE Cap, or any other current independent director of CORE Cap, a class I director for a term continuing until Anthracite's annual meeting of stockholders in 2001. Anthracite has also agreed to cause its board to designate David M. Applegate, chief operating officer and chairman of the board of directors of GMAC Mortgage, a class II director for a term continuing until Anthracite's annual meeting of stockholders in 2002.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF ANTHRACITE CAPITAL STOCK

      Shares of Anthracite capital stock which CORE Cap stockholders receive in the merger will be subject to various restrictions on transfer as a result of Anthracite's qualification as a REIT. Two of the requirements for qualification as a REIT are that

o during the last half of each taxable year for which a REIT election is made, not more than 50% in value of the outstanding shares may be owned directly or indirectly by five or fewer individuals, and

o there must be at least 100 stockholders on 335 days of each taxable year of 12 months, other than the first taxable year for which a REIT election is made.

      To assist Anthracite in meeting these requirements, the amended and restated articles of incorporation of Anthracite prohibit any person from acquiring or holding, directly or indirectly, in excess of 9.8%, in value or in number of shares, whichever is more restrictive, of the number of Anthracite's outstanding shares of common stock or any series of preferred stock. For this purpose, the term "ownership" is defined in accordance with the REIT provisions of the Code and the constructive ownership provisions of section 544 of the Code, as modified by section 856(h)(1)(B) of the Code. Subject to certain limitations, Anthracite's board of directors may modify the ownership limitations provided such action does not affect Anthracite's qualification as a REIT. Accordingly, Anthracite's board of directors may, from time to time, waive the 9.8% limit on beneficial ownership of shares of Anthracite Capital Stock. Specifically, Anthracite's board of directors intends to exempt GMAC Mortgage Corp., GMAC Commercial Mortgage Corp., Och-Ziff Management, L.P., Whiting & Co., Pocket & Co. and American Home Insurance Company from the 9.8% ownership limit in connection with the issuance of its series B preferred stock.

      For purposes of the five or fewer test, the constructive ownership provisions applicable under section 544 of the Code require the following actions:

o attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries,

o attribute ownership of securities owned by certain family members to other members of the same family, and

o treat securities with respect to which a person has an option to purchase as actually owned by that person.

      These rules will be applied in determining whether a person holds shares of common stock or preferred stock in violation of the ownership limitations specified in the amended and restated articles of incorporation of Anthracite. Accordingly, under certain circumstances, shares of common stock or preferred stock owned by a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the ownership limitations specified in the amended and restated articles of incorporation. Ownership of shares of common stock through such attribution is generally referred to as constructive ownership. The 100 stockholder test is determined by actual, and not constructive, ownership.

      The amended and restated articles of incorporation of Anthracite further provide that if a transfer of shares of capital stock would

o result in any person beneficially or constructively owning shares of capital stock in excess or in violation of the 9.8% ownership limitations described above,

o result in Anthracite's stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution, or

o result in Anthracite being "closely held" under section 856(h) of the Code,

then that number of shares of capital stock, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations, rounded to the nearest whole shares, must be automatically transferred to a trustee as trustee of a trust for the exclusive benefit of one or more charitable beneficiaries, and the intended transferee must not acquire any rights in the subject shares.

APPRAISAL RIGHTS

      Under Section 262 of the Delaware General Corporation Law, any holder of CORE Cap stock who does not wish to accept the consideration to be paid under the merger agreement may elect to have the fair value of its shares of CORE Cap stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, judicially determined and paid in cash, together with a fair rate of interest, if any, provided that the stockholder complies with the provisions of Section 262.

      The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Appendix II to this proxy statement/prospectus. All references in
Section 262 and in this summary to a "stockholder" are to the record holder of the shares of CORE Cap stock as to which appraisal rights are asserted.

      Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, a constituent corporation must notify each of its stockholders of record who were such as of the record date for such meeting and for whom appraisal rights are available, not less than 20 days prior to the meeting, that appraisal rights are available, and must include in the notice a copy of Section 262. This proxy statement/prospectus constitutes notice to stockholders of CORE Cap of their appraisal rights. Any stockholder who wishes to exercise appraisal rights or preserve the right to do so should review carefully Appendix II to this proxy statement/prospectus. Failure to comply with the procedures specified in Section 262 on a timely and properly basis will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal, CORE Cap believes that stockholders who consider exercising such rights should seek the advice of counsel.

      Any holder of CORE Cap stock wishing to exercise the right to dissent from the merger and demand appraisal under Section 262 of the DGCL must satisfy each of the conditions listed below.

o The stockholder must deliver to CORE Cap a written demand for appraisal of its shares before the vote on the merger agreement at the CORE Cap special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote against the merger agreement. Merely voting against, abstaining from voting or failing to vote in favor of adoption of the merger agreement will not constitute a demand for appraisal within the meaning of Section 262.

o The stockholder must not vote for adoption of the merger agreement. A failure to vote will satisfy this requirement, but a vote in favor of the merger agreement, or the return of a signed proxy that does not specify a vote either against adoption of the merger agreement or in abstention, will constitute a waiver of the stockholder's right of appraisal because the delivery of a blank proxy card will cause the delivering stockholder's shares to be voted in favor of the proposal. Accordingly, a stockholder who desires to perfect appraisal rights must follow the procedural steps involved in the perfection of their appraisal rights by either refraining from executing and returning the enclosed proxy card in favor of the merger or checking either the "Against" or the "Abstain" boxes on the proxy card.

o The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. Accordingly, a record holder of shares of CORE Cap stock on the date the written demand for appraisal is made who thereafter transfers the shares prior to the effective time will lose its right to appraisal.

      A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, in the stockholder's name as it appears on its stock certificates, specifying the stockholder's mailing address, number of shares owned and the intention to demand appraisal. If the shares are owned of record in a fiduciary capacity, for example by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, for example in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners.

      A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for one or more beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

      A stockholder who elects to exercise appraisal rights should mail or deliver a written demand to: CORE Cap, Inc. c/o GMAC Mortgage Asset Management, Inc., 100 Witmer Road, P.O. Box 963, Horsham, PA 19044-0963.

      Within ten days after the effective time, CORE Cap must give written notice that the merger has become effective to each stockholder who has complied with Section 262. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing the notice, demand in writing from CORE Cap the appraisal of its shares. Within 120 days after the effective time, but not thereafter, either CORE Cap or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of CORE Cap stock held by all dissenting stockholders. CORE Cap does not presently intend to file a petition, and stockholders seeking to exercise appraisal rights should not assume that CORE Cap will file a petition or that CORE Cap will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Since CORE Cap has no obligation to file a petition, the failure of a stockholder to do so within the period specified could nullify the stockholder's previous written demand for appraisal. In any event, at any time within 60 days after the effective time, or at any time thereafter with the written consent of CORE Cap, any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the consideration provided in the merger agreement.

      Within 120 days after the effective time, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from CORE Cap, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. CORE Cap must mail such statement to the stockholder within 10 days of receipt of the request.

      If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. Upon application of a dissenting stockholder, the Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. STOCKHOLDERS THAT ARE CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS, OR LESS THAN THE CONSIDERATION THAT THEY WOULD RECEIVE PURSUANT TO THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES AND THAT THE OPINION RENDERED BY PAINEWEBBER IS NOT AN OPINION AS TO FAIR VALUE UNDER SECTION 262.

      In determining fair value, the Delaware Chancery Court is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value."

      Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effective time, be entitled to vote the shares that are the subject to the demand for any purpose nor will it be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time).

      At any time within 60 days after the effective time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the merger; after this period, the stockholder may withdraw the demand for appraisal only with the consent of CORE Cap. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the effective time, or if the stockholder has withdrawn the demand for appraisal as discussed in the preceding sentence, stockholders' rights to appraisal will cease, and all holders of shares of CORE Cap common stock will be entitled to receive the merger consideration. Any stockholder may withdraw its demand for appraisal by delivering to CORE Cap a written withdrawal of its demand for appraisal and acceptance of the merger, except that any such attempt to withdraw made more than 60 days after the effective time will require written approval of CORE Cap. No appraisal proceeding in the Delaware Chancery Court may be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and the approval may be conditioned upon terms the Delaware Chancery Court deems just. If CORE Cap does not approve a stockholder's request to withdraw a demand for appraisal when the approval is required and the Delaware Chancery Court does not approve the dismissal of an appraisal proceeding, the stockholder is entitled to receive only the appraised value determined in the appraisal proceeding. This value could be lower than the value of the merger consideration.

      Failure to comply strictly with the procedures set forth in Section 262 will result in the loss of a stockholder's statutory appraisal rights.

ACCOUNTING TREATMENT

      The merger will be accounted for as a purchase of CORE Cap by Anthracite. Accordingly, the purchase price, consisting of the estimated fair value of Anthracite's common and preferred shares issued to CORE Cap's stockholders, will be allocated to the CORE Cap assets and liabilities acquired based on their estimated fair values at the completion of the merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CORE CAP STOCKHOLDERS

      The following is a summary of the material U.S. federal income tax consequences of the merger to holders of CORE Cap stock. This summary is based on the Code, regulations of the U.S. Treasury Department, administrative rulings and pronouncements, and judicial decisions, all as of the date of this proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. This summary assumes that CORE Cap stockholders hold their stock as capital assets. Generally, capital assets are property held for investment. This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of CORE Cap stock that are subject to special treatment under the Code and that may be subject to tax rules that differ significantly from those described below. These include financial institutions, tax-exempt organizations, insurance companies, broker-dealers, regulated investment companies, foreign corporations, persons not citizens or residents of the United States, and persons holding CORE Cap stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment. This summary also does not discuss any state, local or foreign income or other tax consequences of the merger. You are urged to consult your tax advisors with respect to the particular tax consequences to you of the merger, including the application and effect of any state, local or foreign income tax laws, and of changes in applicable tax laws.

      The receipt of Anthracite stock in exchange for CORE Cap stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, you will recognize capital gain or loss equal to the difference between your adjusted tax basis in the CORE Cap stock and the fair market value of the Anthracite stock or cash received. If you are an individual who has held CORE Cap stock for more than one year, net capital gain you recognize in the merger generally will be taxed at a maximum U.S. federal income tax rate of 20%. If you have held your CORE Cap stock for one year or less, generally gain you recognize in the merger will be taxed at ordinary income tax rates. There are limitations on the deductibility of capital losses for both individual and corporate taxpayers.

      Payments made in connection with the merger will be subject to backup withholding at a rate of 31% unless a holder of CORE Cap stock is a corporation or qualifies for an exempt category and, when required, demonstrates this fact, or provides a correct taxpayer identification number to the exchange agent and otherwise complies with applicable backup withholding rules. If you do not provide a correct taxpayer identification number you may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will generally be creditable against the stockholder's U.S. federal income tax liability. You may generally avoid backup withholding by completing a substitute IRS Form W-9 or, for foreign persons, an IRS Form W-8 and submitting it to the exchange agent when you submit your CORE Cap stock certificate(s). Recently issued Treasury regulations regarding the backup withholding rules as applied to non-U.S. holders alter backup withholding compliance mechanics and will be effective for payments made after December 31, 2000.

      Anthracite, like CORE Cap, has elected to be taxed as a REIT. For special considerations relating to the holding of stock in a REIT as well as to the taxation of a REIT, see "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES -- Taxation of Anthracite."


                            THE MERGER AGREEMENT

      We believe this summary describes all material terms of the merger agreement. However, we recommend that you read the merger agreement. The merger agreement is attached as Appendix I.

EXCHANGE PROCEDURES

      Anthracite will appoint an exchange agent reasonably acceptable to CORE Cap before the date the merger is completed. On that date, Anthracite will deposit with the exchange agent certificates representing shares of Anthracite stock that will be issued to you in exchange for your certificates of CORE Cap stock. After the completion of the merger, the exchange agent will send you a letter that contains instructions on how to surrender your CORE Cap stock certificates to the exchange agent and receive your certificates for Anthracite stock and, if applicable, cash for your fractional shares. You should not send in your CORE Cap stock certificates until you receive a letter from the exchange agent.

      You will not be entitled to receive any dividends on shares of Anthracite stock until you exchange your CORE Cap stock certificates for Anthracite stock certificates. After you deliver your CORE Cap stock certificates to the exchange agent, you will, subject to applicable laws, receive any accumulated dividends or distribution less the amount of any withholding taxes, without interest.

CONDUCT OF BUSINESS; COVENANTS

      Until the merger is completed, CORE Cap and Anthracite have agreed to generally conduct their businesses in the ordinary course. CORE Cap and Anthracite will use commercially reasonable efforts to:

      o     preserve intact their business organizations and goodwill;

      o maintain satisfactory relationships with those persons having business relationships with them; and

      o comply with all requirements imposed by governmental and regulatory authorities.

      Furthermore, except as required by the merger, CORE Cap and Anthracite have agreed not to:

      o     amend their charters or bylaws;

      o issue securities or pay dividends, except regular quarterly cash dividends and, in CORE Cap's case, special dividends to distribute current earnings and reduce net asset value, before the closing date;

      o redeem, repurchase, split, combine or reclassify shares of capital stock;

      o adopt or amend any employment agreements or employee benefit plans;

      o adopt any plans of liquidation, merger, restructuring or other reorganization;

      o dispose of lines of business or assets other than in the ordinary course or make any significant acquisitions of assets;

      o     make any material tax elections or settle any tax liabilities;

      o     change investment, tax or accounting methods;

      o     pay or incur indebtedness other than in the ordinary course; or

      o acquire any business or any other business organization other than in the ordinary course.

      CORE Cap has further agreed not to:

      o make any capital expenditures for additions to plant, property or equipment except in the ordinary course of business; or

      o enter into any contract or engage in any new transaction except in the ordinary course of business or at arm's length with any affiliate of CORE Cap.

NO SOLICITATION

      CORE Cap has agreed not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, consolidation or other business combination involving the purchase of

      o     all or any significant portion of its assets; or

      o     20% or more of the outstanding shares of CORE Cap common stock.

      In addition to refraining from soliciting any alternative proposal, CORE Cap agreed not to engage in any negotiations concerning, provide any confidential information to, or have any discussions with any person or group in relation to an alternative proposal. CORE Cap will immediately terminate any existing discussions or negotiations with respect to any alternative proposal, and it will take the necessary steps to inform such parties of its obligations under the merger agreement. CORE Cap will notify Anthracite immediately if it receives any inquiries or alternative proposals.

      However, the merger agreement does not prohibit the board of directors from furnishing information pursuant to a confidentiality agreement or from entering into discussions or negotiations with any person that makes an unsolicited bona fide alternative proposal, if, and only to the extent that:

      o the board, based upon the advice of outside counsel, determines in good faith that such action is required for the board to comply with its fiduciary duties to stockholders;

      o before furnishing information to, or entering into discussions or negotiations with, any person or group, CORE Cap provides written notice to Anthracite; and

      o CORE Cap keeps Anthracite informed of the status and all material information with respect to any discussions or negotiations.

CONDITIONS TO THE MERGER

      The parties' obligations to effect the merger are subject to the following conditions:

      o a majority of CORE Cap common stockholders must approve the merger;

      o shares of Anthracite common stock issued in the merger must be authorized for listing on The New York Stock Exchange;

      o no injunction and no pending or threatened material proceeding that could reasonably be expected to have a material adverse effect on the consummation of the merger must exist;

      o the representations and warranties made by the other party in the merger agreement, taken as a whole, must be true and correct in all respects material to the business, assets, financial condition and results of operation, and the validity and enforceability of the merger agreement as of the closing date;

      o the other party must have performed, in all material aspects, the agreements, covenants and obligations required by the merger agreement;

      o each party must receive from the other party's counsel customary opinions including opinions as to the other party's qualification as a REIT;

      o the management agreement, as amended, between GMAC Management and CORE Cap, as well as the assignment agreement providing for assignment of the management agreement from GMAC Management to BlackRock must both be in full force and effect upon consummation of the merger.

      o Anthracite must receive documents pursuant to which Societe Generale and ABN AMRO BANK N.V. have consented to the merger agreement without any material change in the economic terms of the financing arrangements in place on the effective date of the merger, or CORE Cap must demonstrate that:

            o ABN AMRO BANK N.V. has consented to the merger agreement without any material change in the economic terms of the financing arrangements as of the effective date and has agreed to provide financing under its existing arrangement with CORE Cap to substitute for the financing arrangement between CORE Cap and Societe Generale; or

            o CORE Cap has settled the sale of the loans financed under the financing arrangements with those parties that do not consent to the merger agreement.


REPRESENTATIONS AND WARRANTIES

      CORE Cap and Anthracite each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

      The representations given by CORE Cap cover the following topics, among others, as they relate to CORE Cap:

      o corporate organization, qualification and authority to do business, charter and bylaws,

      o     capitalization,

      o authorization of the merger agreement by CORE Cap's board of directors,

      o     approvals required to complete the merger,

      o consistency of the merger with contracts of CORE Cap and applicable law,

      o     financial statements,

      o absence of changes and material adverse effects on CORE Cap's business since December 31, 1999,

      o     undisclosed liabilities,

      o     legal proceedings,

      o information supplied by CORE Cap in this proxy statement/prospectus and the related registration statement filed by Anthracite,

      o     exemption from the Investment Company Act of 1940,

      o     contracts,

      o     mortgage-backed securities,

      o     mortgage loans,

      o     indebtedness,

      o     taxes,

      o     employee benefit plans,

      o     labor matters,

      o     absence of owned real property,

      o     intellectual property,

      o     voting requirements for approval of the merger,

      o     opinion of CORE Cap's financial advisor,

      o     affiliate transactions,

      o     absence of any beneficially owned shares of Anthracite, and

      o     compliance of the merger with CORE Cap's charter and Delaware law.

      The representations given by Anthracite cover the following topics, among others, as they relate to Anthracite and its subsidiaries:

      o corporate organization, qualification and authority to do business, charter and bylaws,

      o     capitalization,

      o authorization of the merger agreement by Anthracite's board of directors,

      o consistency of the merger with contracts of Anthracite and under applicable law,

      o     absence of regulatory approvals required to complete the merger,

      o Anthracite's financial statements and filings with the Securities and Exchange Commission,

      o absence of changes and material adverse effects on Anthracite's business since September 30, 1999,

      o     undisclosed liabilities,

      o     undisclosed legal proceedings,

      o information supplied by Anthracite in this proxy statement/prospectus and the related registration statement filed by Anthracite,

      o possession of and compliance with permits required to conduct Anthracite's business,

      o     exemption from the Investment Company Act of 1940,

      o     contracts,

      o     mortgage backed securities,

      o     mortgage loans,

      o     taxes,

      o     employee benefit plans,

      o     labor matters,

      o     environmental liabilities,

      o     intellectual property,

      o     opinion of Anthracite's financial advisor as to the merger,

      o absence of any beneficially owned shares of CORE Cap common stock,

      o     affiliate transactions, and

      o compliance of the merger with Anthracite's charter and Maryland law.

TERMINATION, TERMINATION FEES

      Anthracite and CORE Cap may terminate the merger agreement and the merger at any time prior to the effective time under the following circumstances:

      o by mutual written agreement if authorized by their respective boards of directors,

      o upon notification to the non-terminating party by the terminating party under the following circumstances:

            o at any time after June 30, 2000 if the merger is not consummated by that date and failure to consummate the merger does not result from a breach of the merger agreement by the terminating party,

            o failure to obtain CORE Cap stockholder approval resulting from a failure to obtain the requisite vote at a meeting of stockholders,

            o if there has been a material, incurable breach of any representation, warranty, covenant or agreement set forth in the merger agreement on the part of the non-terminating party, or

            o if any regulatory authority issues an order restricting or prohibiting the merger or if any court issues an order making illegal the merger,

      CORE Cap may terminate the merger agreement and the merger

      o if the board of directors determines in good faith, based upon the written opinion of outside counsel, that termination of the merger agreement is required for the board of directors to comply with its fiduciary duties to stockholders by reason of an unsolicited bona fide alternative proposal (as detailed more fully in the merger agreement), or

            o if the average sales price of a share of Anthracite common stock on the ten consecutive trading days ending three trading days prior to the closing date is below $6.00 per share.

      Anthracite may terminate the merger agreement and the merger

      o if the board of directors of CORE Cap withdraws or modifies in a manner materially adverse to Anthracite its approval or recommendation of the merger or recommends an alternative proposal to its stockholders, or

      o     if CORE Cap adjusts the exchange ratio.

EFFECT OF TERMINATION

      CORE Cap generally must pay Anthracite a termination fee of $2 million if it terminates the merger agreement to accept an alternative proposal. Furthermore, if CORE Cap stockholders fail to approve the merger CORE Cap must reimburse Anthracite for its reasonable and documented out-of-pocket expenses up to $400,000. In no event, however, will CORE Cap be required to pay both fees.

ADDITIONAL AGREEMENTS

      Each of CORE Cap and Anthracite agreed to use its best efforts to obtain all consents and make all filings with and give all notices to governmental or regulatory authorities or any other public or private third parties, including, in the case of CORE Cap, Societe Generale and ABN-Amro.

      Each of Anthracite and CORE Cap represented, as to itself, that no agent, broker, investment banker, financial advisor or other firm or person will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by the merger agreement except PaineWebber, whose fees and expenses will be paid by CORE Cap, and Prudential Securities, Inc., whose fees and expenses will be paid by Anthracite.

      CORE Cap must use its commercially reasonable efforts to cause to be delivered to Anthracite "comfort" letters of PricewaterhouseCoopers LLP, CORE Cap's independent public accountants. Anthracite will use its commercially reasonable efforts to cause to be delivered to CORE Cap "comfort" letters of Deloitte & Touche LLP, Anthracite's independent public accountants.

      In addition, Anthracite will use its best efforts to cause the shares of Anthracite common stock issuable:

      o     in connection with the merger;

      o     under the options to be exchanged in the merger; and

      o upon conversion of the preferred stock to be exchanged in the merger to be listed on The New York Stock Exchange.

      Under rules of The New York Stock Exchange, Anthracite cannot list shares of its common stock in a transaction involving the issuance of more than 19.9% of the number of shares outstanding without stockholder approval. As a result of this restriction, the Anthracite preferred stock issuable in the merger in exchange for CORE Cap's preferred stock will not be convertible into Anthracite common stock until this approval is obtained. Anthracite has agreed to use its reasonable best efforts to have the shares of common stock that are issuable upon conversion listed (including by submitting the conversion of the preferred stock to a vote by the stockholders of Anthracite), and the dividend rate on the new preferred stock will increase if Anthracite does not fulfill its obligation to list the shares.

RELATED TRANSACTIONS

      CORE Cap has agreed to pay GMAC Management $2.15 million for the right to require GMAC Management to assign its management agreement with CORE Cap to BlackRock. Under the terms of this assignment, BlackRock would pay GMAC Management $12.5 million in installments over ten years. In consideration of the assignment, Anthracite and BlackRock have further agreed that if BlackRock ceases to be the manager of Anthracite for any reason during the ten years following assignment of the management agreement, then Anthracite will immediately pay to BlackRock an amount equal to the outstanding balance of the installment payments due to GMAC Managment.


                            ANTHRACITE PRO FORMA
                CONDENSED CONSOLIDATED FINANCIAL INFORMATION

      The following unaudited pro forma condensed consolidated financial information is provided to give you a better picture of what the results of operations and financial position of Anthracite might have been had the merger occurred on the dates assumed. The unaudited pro forma condensed consolidated statement of operations combines information from the historical statements of operations of Anthracite and CORE Cap giving effect to the merger as if it had been completed on January 1, 1999. The unaudited pro forma condensed consolidated balance sheet combines information from the historical balance sheets of Anthracite and CORE Cap giving effect to the merger as if it had been completed on December 31, 1999.

      This information is provided for illustrative purposes only. This information does not necessarily reflect

      o what the results of operations or financial position of Anthracite would have been if the merger had actually occurred on the dates noted above, or

      o what Anthracite's actual future consolidated results of operations or financial position will be.

      This information also does not reflect

      o any dispositions of assets or repayments of borrowings that may occur after the merger,

      o any transition or restructuring costs associated with combining Anthracite and CORE Cap, or

      o the effect of any potential changes in revenues or any operating savings which may be achieved by combining the resources of Anthracite and CORE Cap.

      The merger will be accounted for as a purchase of CORE Cap by Anthracite. In connection with the merger, the purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the completion of the merger.


                                           ANTHRACITE
                         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                    AS OF DECEMBER 31, 1999
                                         (IN THOUSANDS)

                                                                PRO FORMA       ANTHRACITE
ASSETS                            ANTHRACITE      CORE CAP    ADJUSTMENTS        PRO FORMA
                                 -----------   -----------   ------------      -----------
Cash and cash equivalents            $22,265       $15,006        ($5,800)(1a)     $31,471

Mortgage-backed securities           577,195       923,170        (42,668)(1b)   1,457,697

Mortgage loans                        69,611       444,904        (12,896)(1b)     501,619

Other assets                          10,591        12,131         29,821 (1b)      52,543
                                 -----------   -----------   ------------      -----------
  Total assets                      $679,662    $1,395,211       ($31,543)      $2,043,330
                                 ===========   ===========   ============      ===========

LIABILITIES AND STOCKHOLDERS'
EQUITY
Liabilities:
Short-term borrowings               $471,533    $1,259,407                      $1,730,940
Other liabilities                      9,846        20,782         $7,744 (1c)      38,372
                                 -----------   -----------                     -----------
                                     481,379     1,280,189          7,744        1,769,312
                                 -----------   -----------                     -----------

Redeemable convertible
  preferred stock                     30,022             -                          30,022
                                 -----------   -----------                     -----------

Stockholders' equity
  Preferred stock - par                    -            41            (39)(1d)           2

  Common stock - par                      22            51            (47)(1e)          26

  Other stockholders' equity         168,239       114,930        (39,201)(1f)     243,968
                                 -----------   -----------   ------------      -----------
Total stockholders' equity           168,261       115,022        (39,287)         243,996
                                 -----------   -----------   ------------      -----------
  Total liabilities and
    stockholders' equity            $679,662    $1,395,211       ($31,543)      $2,043,330
                                 ===========   ===========   ============      ===========


    See accompanying notes to pro forma condensed consolidated financial statements.


                                  ANTHRACITE CAPITAL, INC.
                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                           FOR THE YEAR ENDED DECEMBER 31, 1999
                            (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                  PRO FORMA        ANTHRACITE
                                   ANTHRACITE      CORE CAP     ADJUSTMENTS         PRO FORMA
                                  -----------    ----------    ------------       -----------
Interest income                       $54,325      $113,975          $6,141 (2)      $174,441
Interest expense                      (21,768)      (93,941)         (5,529)(3)      (121,238)
                                  -----------    ----------    ------------       -----------
  Net interest income                  32,557        20,034             612            53,203
                                  -----------    ----------    ------------       -----------

Trading                                 2,070         8,084                            10,154
Other losses                             (550)         (767)                           (1,317)
Management fee                         (4,565)       (5,101)            251 (4)        (9,415)
Other income (expense)                 (2,839)       (2,234)          1,141 (5)        (3,932)
                                  -----------    ----------    ------------       -----------
Net income                             26,673        20,016           2,004            48,693
                                  -----------    ----------    ------------       -----------

Less preferred stock dividends            284         6,822                             7,106

                                  -----------    ----------    ------------       -----------
Income available to common
  stockholders                        $26,389       $13,194          $2,004           $41,587
                                  -----------    ----------    ------------       -----------


Net income per share:
Basic                                   $1.27         $3.32                             $1.66
Diluted                                 $1.26         $2.72                             $1.66

Weighted average number of
shares outstanding:
Basic                                  20,814         3,970                            24,997
Diluted                                21,150         7,363                            28,641


  See accompanying notes to pro forma condensed consolidated financial statements.


                          ANTHRACITE CAPITAL, INC.
       NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
            AS OF DECEMBER 31, 1999 AND FOR THE YEAR THEN ENDED
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) Represents adjustments to allocate the purchase price to the assets and liabilities of CORE Cap acquired. The purchase price is calculated as follows:

            Anthracite common shares issued              4,183
            Anthracite common shares price            $  6.625
                                                      --------
            Total common stock                          27,710
            Estimated value of Anthracite
              preferred stock issued                    48,025
            Transaction costs                            4,450
                                                      --------
            Total purchase price                      $ 80,185

      The number of shares of Anthracite common stock assumed to be issued, 4,183, is based on the net asset values of Anthracite and CORE Cap as of December 31, 1999 and is subject to change. The price of Anthracite's common shares reflects the average of the closing prices for the three days before and two days after the merger was announced (February 8, 2000). The value of the preferred stock to be issued has been estimated by Anthracite's management and is subject to adjustment on receipt by Anthracite of a third-party valuation. The adjustments to allocate the purchase price reflect the following:

      (a) A reduction in cash of $5,800, to record the payment of $4,450 of transaction costs, including the expected payment of $2,150 to GMAC Management upon assignment of CORE Cap's management agreement with GMAC Management to BlackRock. The reduction in cash also reflects an assumed cash dividend distribution of $1,350 by CORE Cap to its stockholders immediately prior to the transaction, as provided for under the merger agreement, to result in an exchange ratio of 1.2833.

      (b) Adjustments to the carrying value of certain mortgage backed-securities, mortgage loans and other assets (principally interest rate swap agreements) acquired, to reflect their estimated fair values at December 31, 1999.

      (c) An adjustment of $7,744 to other liabilities to reflect the excess of the estimated fair value of the net assets acquired over the purchase price (negative goodwill). No adjustment is recorded to short-term borrowings or other liabilities acquired, because their carrying value is believed to approximate fair value at December 31, 1999.

      (d) An adjustment of $39 to preferred stock-par value, to reflect the $2 aggregate par value of the 2,261 shares of Anthracite 10% series B preferred stock, par value $.001 per share, assumed to be issued in the merger.

      (e) An adjustment of $47 to common stock-par value, to reflect the $4 aggregate par value of the 4,183 shares of Anthracite common stock, par value of $.001 per share, assumed to be issued in the merger.

      (f) An adjustment of $39,201 to other stockholders' equity, to record the additional paid-in capital of $27,706 and $48,023 attributable to the common stock and preferred stock, respectively, assumed to be issued in the merger, offset by entries needed to eliminate the CORE Cap historical equity accounts, such as additional paid-in capital, retained earnings, treasury stock and accumulated other comprehensive loss.

The purchase price and its allocation as described above are preliminary. The actual purchase price will be determined at the merger date based on the exchange ratio, the actual number of shares issued and their valuations at that date, and the allocation of such purchase price and the amount of negative goodwill will be based on the estimated fair values of the assets and liabilities acquired as of the merger date.

(2) Represents the estimated impact on interest income resulting from the purchase accounting adjustments made to the mortgage-backed securities and mortgage loans acquired in the merger, which are allocated to the assets acquired and amortized over their weighted average lives, estimated as 11.40 years for the mortgage-backed securities and 5.3 years for the mortgage loans.

(3) Represents the estimated impact on interest expense resulting from the purchase accounting adjustments made to the other assets acquired, primarily interest rate swap agreements, which are allocated to the assets acquired and amortized over their weighted average lives, estimated as 5.5 years.

(4) Represents the reduction in management fees estimated to result from the assignment of the management agreement from GMAC Management to BlackRock when the combined entity exercises its right to have GMAC Management assign the management agreement as expected.

(5) Represents the amortization of the negative goodwill assumed to be recorded in the merger, using the straight-line method over the estimated weighted average lives of the assets acquired in the merger, 6.8 years.


                 DESCRIPTION OF ANTHRACITE PREFERRED STOCK

      The following summary sets forth the material terms and provisions of Anthracite's series B preferred stock, and is qualified in its entirety by reference to the terms and provisions of the articles supplementary establishing the shares. The articles supplementary is attached to this proxy statement/prospectus as Exhibit A of the merger agreement which is attached as Appendix I hereto.

10% SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

      Anthracite is authorized to issue 100,000,000 shares of preferred stock, 1,200,000 shares of which are currently issued and outstanding as 10.5% series A senior cumulative convertible redeemable preferred stock issued on December 2, 1999. Anthracite's board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series. In connection with the merger, Anthracite intends to issue fully paid and non- assessable shares of a new series of preferred stock designated as series B preferred stock.

RANKING

      The series B preferred stock will rank, with respect to dividend rights and rights upon liquidation, dissolution or winding-up,

o senior to Anthracite's common stock and to all other stock of any class or series of Anthracite the terms of which specifically provide that such securities rank junior to the series B preferred stock,

o on a parity with Anthracite's 10.5% series A senior cumulative convertible redeemable preferred stock and all other stock of any class or series of Anthracite the terms of which specifically provide that such securities rank on a parity, and

o junior to all stock of any class or series of Anthracite the terms of which specifically provide that such securities rank senior.

      Anthracite may issue parity stock without the approval of the holders of the series B preferred stock but is not permitted to issue any stock ranking senior without the approval of the holders of two-thirds of the series B preferred stock.

DIVIDENDS

      Holders of shares of series B preferred stock are entitled to receive, when and as declared by the board of directors out of assets legally available, cash dividends at the rate of 10% per annum of the initial liquidation preference of $25.00 per share (equivalent to $2.50 per share per annum). Dividends on the series B preferred stock are payable quarterly on the last days of March, June, September and December. If Anthracite fails to pay any dividend, it may not pay distributions on or acquire shares of any class of stock ranking junior to the series B preferred stock, and dividends on all classes of parity preferred stock must be declared ratably.

      If the shares of common stock issuable upon conversion of the series B preferred stock have not been listed on The New York Stock Exchange following approval by the stockholders of Anthracite to that effect, then on June 15 of each year beginning with the year 2000, the dividend rate will be increased by 0.50%. If the shares thereafter are listed, the dividend rate will be reduced to 10%.

CONVERSION RIGHTS

      Subject to the approval of holders of Anthracite's common stock with respect to the issuance of shares of common stock upon conversion of shares of the series B preferred stock to the extent required for listing of such shares, holders of shares of the series B preferred stock have the right to convert all or a portion of their shares into shares of Anthracite common stock.

      The number of shares of common stock convertible for each share of the series B preferred stock is obtained by dividing the liquidation preference for each share of the series B preferred stock by a conversion price equal to $21.93 divided by the common stock conversion number as set forth in the merger agreement. In lieu of any fractional share of common stock issuable upon conversion of the shares of the series B preferred stock, Anthracite will pay to the holder an amount in cash based upon the market value of the common stock on the date of conversion.

      The conversion price is subject to adjustment upon certain events, including:

      o     distributions payable in common stock,

      o the issuance to all holders of Anthracite common stock of rights or warrants entitling them to subscribe for or purchase Anthracite common stock at a price per share less than the fair market price of Anthracite common stock,

      o subdivisions, combinations and reclassifications of Anthracite common stock, and

      o distributions to all holders of Anthracite common stock of debt or assets other than cash or Anthracite common stock. However, instead of making an adjustment to the conversion price, Anthracite may provide that each holder that converts its shares will be entitled to receive on conversion, in addition to Anthracite common stock, an appropriate amount of debt or other assets.

Anthracite is not required to make any adjustments of the conversion price for the issuance of any options, rights or Anthracite common stock pursuant to any stock option, stock purchase or other stock-based plan.

      In case Anthracite is a party to any reclassification, merger or sale of substantially all of Anthracite's assets, each share of series B preferred stock, if convertible after the consummation of the transaction, will be convertible into the kind and amount of securities and other property receivable upon the consummation of the transaction by a holder of Anthracite common stock.

      If Anthracite takes any action affecting the common stock which, in the opinion of the board of directors, would materially adversely affect the conversion rights of the holders of series B preferred stock, then the conversion price may be adjusted as the board determines.

CONVERSION BY ANTHRACITE

      If a conversion of the series B preferred stock would cause benefit plan investors to own in excess of 24.9% of the aggregate number of outstanding shares of series B preferred stock (excluding for this purpose any shares held by persons exercising investment management authority over the assets of Anthracite or providing investment advice for a fee with respect to such assets and any affiliates of such person), Anthracite will have the right to cause the shares of series B preferred stock that are held by benefit plan investors to be converted into common stock so that following conversion benefit plan investors do not own more than 24.9% of the outstanding series B preferred stock. If fewer than all the outstanding shares of series B preferred stock that are held by benefit plan investors are to be converted, the number of shares of series B preferred stock to be converted will be determined by the board of directors and the shares will be converted on a pro-rata basis.

      In the event Anthracite exercises its right to cause the conversion of shares of series B preferred stock, notice of such exercise will be given and no failure to give notice or any defect therein will affect the validity of the conversion.

RIGHTS UPON LIQUIDATION

      In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Anthracite, holders of the series B preferred stock will be entitled to receive liquidating distributions in the amount of the initial liquidation preference, plus accrued and unpaid dividends, to the extent that liquidating distributions are available out of assets of Anthracite and

o     These distributions will be made

o before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to the series B preferred stock, and

o simultaneous with distributions on all other classes or series of capital stock of Anthracite ranking on a parity with the series B preferred stock so that the holders of the series B preferred stock and these other classes or series will share ratably in any distribution of assets.

      The consolidation or merger of Anthracite with any other entity, the consolidation or merger of any other entity with Anthracite or the sale of all or substantially all of the property or business of Anthracite will not be deemed a liquidation, dissolution or winding-up of Anthracite.

REDEMPTION

      The series B preferred stock will not be redeemable prior to September 30, 2002. On and after September 30, 2002, Anthracite, at its option, may redeem shares of series B preferred stock by payment in cash of a redemption price equal to the initial liquidation preference plus accrued and unpaid dividends. If fewer than all of the outstanding shares of series B preferred stock are to be redeemed, Anthracite will redeem pro rata from the holders of record of series B preferred stock. In the alternative, the board of directors in its sole discretion will determine another equitable method to redeem the series B preferred stock.

      If dividends on shares of series B preferred stock are in arrears, no shares of series B preferred stock may be redeemed unless all outstanding shares of series B preferred stock are simultaneously redeemed, and Anthracite may not acquire any shares of series B preferred stock except by conversion. However, Anthracite may acquire shares of series B preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of series B preferred stock.

VOTING RIGHTS

      Except as expressly required by applicable law, or except as indicated below, the holders of the series B preferred stock are not entitled to vote. In the event the holders of series B preferred stock are entitled to vote as indicated below, each share of series B preferred stock will be entitled to one vote on matters on which holders of the series B preferred stock are entitled to vote.

      If Anthracite fails to pay full dividends on the shares of series B preferred stock on six consecutive dividend payment dates, the board of directors is required to take all requisite action in accordance with Maryland law to increase by two the number of directors then constituting the board of directors. Thereafter, the holders of the series B preferred stock, voting together with the holders of any other outstanding parity stock as a single class, will have the right to elect two additional directors at an annual meeting of stockholders or a special meeting held in place thereof or at a properly called special meeting of the holders of Anthracite's preferred stock. This right will continue at each subsequent annual meeting of stockholders or a special meeting held in place thereof. Once all accrued dividends on the series B preferred stock have been paid in full, the voting rights of the holders of the series B preferred stock will terminate, subject to revesting, and the term of office of the directors elected by the holders of the series B preferred stock and any parity stock will terminate unless otherwise required by law.

      The holders of at least 662/3% of the outstanding series B preferred stock must approve

o the issuance of any preferred stock ranking senior to the series B preferred stock as to dividends or upon liquidation, dissolution or winding-up, or

o any change to Anthracite's amended and restated articles of incorporation (including the articles supplementary establishing the series B preferred stock) that adversely affects the voting powers, preferences or special rights of the holders of the series B preferred stock.

      Holders of series B preferred stock will not have any voting rights if, at or prior to the time of any vote, all outstanding series B preferred stock has been redeemed.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF ANTHRACITE PREFERRED STOCK

      For a discussion of the restrictions on the transfer or resale of the series B preferred stock, see "The Merger -- Restrictions on Ownership and Transfer of Anthracite Capital Stock."


           MANAGEMENT AND CERTAIN SECURITY HOLDERS OF ANTHRACITE

      Anthracite has agreed to include two persons designated by CORE Cap on the Anthracite board of directors, increasing membership of the board of directors from eight to ten persons.

      Leon T. Kendall, a current director of CORE Cap, will be designated a class I director for a term continuing until Anthracite's annual meeting of stockholders in 2001. David M. Applegate, the chief operating officer and chairman of the board of directors of GMAC Management, will be designated a class II director for a term continuing until Anthracite's annual meeting of stockholders in 2002.

      The following are biographical descriptions of each of Messrs. Kendall and Applegate:

      Leon T. Kendall, DBA was elected to serve as a Director of CORE Cap in September of 1997. Dr. Kendall has been Professor of Finance and Real Estate at the J.L. Kellogg Graduate School of Management, Northwestern University. Dr. Kendall's current corporate directorships include The Chicago Board Options Exchange and Avatar Corporation.

      David M. Applegate serves as chief operating officer of GMAC Mortgage and is a director of GMAC Residential Holding Corp. and its subsidiaries, GMAC Mortgage and GMAC Home Services. He is the chairman of the board of directors of GMAC Management. In 1995, Mr. Applegate was the senior vice president of capital markets for GMAC Mortgage, responsible for servicing hedging, valuation and acquisition, trading and asset sales, investor relationships, structured finance and loan delivery. Mr. Applegate became chief financial officer in 1996 responsible for capital markets, legal, accounting, tax, finance, treasury, strategic planning and mergers and acquisitions. In early 1999, Mr. Applegate became chief administrative officer, and was responsible for all finance, legal and capital markets functions including the corporate quality office and information technology. In addition, he is responsible for other diversified businesses including reinsurance operations. In late 1999, Mr. Applegate became chief operating officer of GMAC Mortgage and is responsible for all aspects of mortgage operations including lending, servicing and capital markets.

      Information concerning the names, ages, terms, positions with Anthracite and business experience of the member of the board of directors, is set forth below. Mr. Fink was elected to the board of directors in November, 1997. Mr. Frater was elected in February, 1998, and Mr. Rifkin was elected in December, 1999. Except for Mr. Rifkin, each other director has served continuously with Anthracite since his first election in March, 1998.

                                                                       Term
Name                        Age               Position                Expires
-----------------------------------------------------------------------------
Inside Directors:
  Laurence D. Fink          47   Chairman of the Board of Directors    2000
  Hugh R. Frater            44   President, Chief Executive Officer    2002
                                 and Director
Unaffiliated Directors:
  Donald G. Drapkin         52   Director                              2001
  Carl F. Geuther           53   Director                              2001
  Jeffrey C. Keil           56   Director                              2002
  Kendrick R. Wilson III    53   Director                              2000
  Andrew P. Rifkin          40   Director                              2000

            Laurence D. Fink, chairman, is also chairman and chief executive officer of BlackRock, chairman of BlackRock's management committee and co-chair of BlackRock's investment strategy group. In addition, Mr. Fink serves on the asset liability committee of PNC Bank. He is also chairman of the board and a director of BlackRock's family of closed-end mutual funds, and a director of BlackRock's offshore funds, BlackRock Asset Investors, BlackRock MQE Investors and BlackRock Fund Investors I, II and III. Prior to founding BlackRock in 1988, Mr. Fink was a member of the management committee and a managing director of The First Boston Corporation. Mr. Fink is currently a member of the Boards of Trustees of New York University Medical Center, Dwight-Englewood School in Englewood, New Jersey, the National Outdoor Leadership School and Phoenix House, and a director of VIMRX Pharmaceuticals, Inc. and Innovir Laboratories, Inc. Mr. Fink earned a B.A. degree in political science from the University of California at Los Angeles in 1974 and an M.B.A. degree with a concentration in real estate from U.C.L.A. in 1976.

            Hugh R. Frater, president and chief executive officer, is a managing director and a member of the management committee of BlackRock, where he was co-head of the BlackRock Account Management Group. Mr. Frater's primary responsibilities included developing investment products and marketing investment services for BlackRock's Institutional Asset Management clients. Prior to joining BlackRock in 1988, Mr. Frater was a vice president in investment banking at Lehman Brothers in the financial institutions department. Mr. Frater earned a B.A. degree in English from Dartmouth College in 1978 and an M.B.A. degree in finance from Columbia University in 1985.

            Donald G. Drapkin has been a director and vice chairman of MacAndrews & Forbes Holdings Inc. and various of its affiliates since 1987. Prior to joining MacAndrews & Forbes, Mr. Frapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP for more than five years. Mr. Drapkin is also a director of the following corporations: Algos Pharmaceutical Corporation, Black Rock Asset Investors, The Molson Companies Limited, Nexell Therapeutics Inc., Playboy Enterprises, Inc., Revlon Consumer Products Corporation, Revlon, Inc., The Warnaco Group, Inc. and Weider Nutrition International Inc.

            Carl F. Geuther is a former executive vice president and chief financial officer of WMC Mortgage Corp., a mortgage banking company. Mr. Geuther had been vice chairman and chief financial officer, and previously executive vice president, of Great Western Financial Corporation and Great Western Bank since 1987. Mr. Geuther joined Great Western following its acquisition of Aristar, Inc., a consumer finance and insurance company in 1983, where he served as executive vice president and chief financial officer and in other financial management positions since 1974. He received an M.B.A from Lehigh University in 1968 and a B.A. from Ursinus College in 1967.

            Jeffrey C. Keil was chairman of the executive committee of International Real Returns, LLC, investment advisor to an investment company organized by Lazard Freres & Co., since January 1998. From 1996 to January 1998, Mr. Keil was a general partner of Keil Investment Partners, a private fund which invested in the financial sector in Israel. From 1984 to 1996, Mr. Keil was president, director and chairman of the finance committee of Republic New York Corporation and vice chairman and a member of the executive committee of Republic National Bank of New York. Mr. Keil earned a B.S. degree in economics at the University of Pennsylvania in 1965, pursued graduate studies in mathematical statistics, operations research and international economics from the London School of Economics, and earned an M.B.A. degree with a concentration in Finance from Harvard Graduate School of Business Administration in 1968.

            Kendrick R. Wilson, III was a managing director of Goldman Sachs & Co. in the Financial Institutions Group since 1998. From 1989 to 1998, Mr. Wilson was vice chairman and member of the management committee of Lazard Freres & Co. Mr. Wilson is a director of Celanese AG and American Marine Holdings Corp. Mr. Wilson is also a director of the following corporations: BlackRock Asset Investors, BlackRock Fund Investors I, II and
III. He is a Trustee of the Montana Land Reliance, Middlebury College and the Hospital for Special Surgery. Mr. Wilson received an M.B.A. from Harvard Business School and a B.A. from Dartmouth College.

            Andrew P. Rifkin is a Managing Director at Donaldson, Lufkin & Jenrette. Mr. Rifkin is responsible for the acquisition efforts of DLJ's Real Estate Capital Partners, a $2 billion dollar real estate opportunity fund sponsored by Donaldson, Lufkin & Jenrette.

Compensation of directors

            Directors are elected for a term of three years, and hold office until their successors are elected and qualified. All officers serve at the discretion of the board of directors. Although Anthracite may in the future have salaried employees, it currently does not. Anthracite pays an annual director's fee to each unaffiliated director of $20,000 and a fee of $1,000 for each meeting of the board that a director attends. Affiliated directors are not compensated by Anthracite other than through Anthracite's stock option plan.

Executive Officers

            The following table sets forth certain information with respect to the executive officers of Anthracite who are not also directors.

      Name               Age                 Position
---------------------------------------------------------------------------
Richard M. Shea          40    Chief operating officer and chief financial
                               officer
Edwin O. Bergman         34    Vice president
Robert L. Friedberg      39    Vice president and secretary
Chris A. Milner          33    Vice president
Mark S. Warner           38    Vice president

            Because BlackRock maintains principal responsibility for managing the affairs of Anthracite, Anthracite does not employ full-time personnel, and the officers listed above perform only ministerial functions as officers of Anthracite, such as executing contracts and filing reports with regulatory agencies. Notwithstanding the foregoing, the persons listed above, who are officers of Anthracite and will be compensated by BlackRock, are expected in their capacities as officers of BlackRock, fulfilling duties of BlackRock under the management agreement, to devote a substantial amount of their time to the affairs of Anthracite. As officers of BlackRock, the persons listed above have no fiduciary obligations to Anthracite or its stockholders.

            Richard M. Shea, Esq., chief operating officer and chief financial officer, is a managing director of BlackRock and a member of the risk management and analytics group. Prior to joining BlackRock in 1993, Mr. Shea was an associate vice president and tax counsel at Prudential Securities, Inc.

            Edwin O. Bergman, vice president - risk management, is also a director in BlackRock's risk management and analytics group. Prior to joining BlackRock in October 1996, Mr. Bergman worked as an associate in Booz, Allen & Hamilton's financial services and technology practice. Prior to working at Booz, Allen & Hamilton, Mr. Bergman was a vice president in Goldman, Sachs & Co.'s mortgage research group from December, 1992 to February, 1995.

            Chris A. Milner, vice president - acquisitions, is also a vice president and manager of PNC Real Estate Capital Markets, where he is responsible for managing PNC's Commercial Mortgage-Backed Securities Program and is a member of the real estate executive committee. Prior to co-founding PNC's Commercial Mortgage-Backed Securities Program in 1995, Mr. Milner was a vice president in PNC's real estate asset management subsidiary.

            Mark S. Warner, vice president, is a director and portfolio manager of BlackRock, where his primary responsibility is managing client portfolios, specializing in the commercial mortgage and non-agency residential mortgage sectors.

            Robert L. Friedberg, vice president and secretary, is also a vice president of BlackRock. Prior to joining BlackRock in 1999, Mr. Friedberg was treasurer of Vornado Realty Trust, where he was responsible for corporate and property finance. Mr. Friedberg joined Vornado in 1997. Prior to working at Vornado Realty Trust, Mr. Friedberg was managing director at Crown Northcorp, Inc. a rated special servicer of Commercial Mortgage Backed Securities.

Executive Compensation

            During 1999 and 1998, Anthracite did not pay any cash compensation to its executive officers but may, in the future, pay annual compensation to Anthracite's executive officers for their services as executive officers. Anthracite may from time to time, at the discretion of the compensation committee of the board of directors, grant options to purchase shares of Anthracite's common stock to the executive officers pursuant to the 1998 Stock Option Plan.

Stock beneficially owned by principal stockholders

            The following table sets forth the beneficial ownership of Anthracite's common stock, as of March 20, 2000, by any person who is known to Anthracite to be the beneficial owner of more than five percent of the issued and outstanding shares of common stock.

                                           Number of Shares        Percent
           Name and Address                of Common Stock        of Class
----------------------------------------------------------------------------
Merrill Lynch & Co., Inc. ("ML&Co.")
 (on behalf of Merrill Lynch Asset
 Management Group)(1),                         2,113,000           10.06%
Friedman, Billings, Ramsey Group,
 Inc.(2),                                      1,581,846            7.55%
James Grosfeld & Nancy Grosfeld,
 joint tenants                                 1,371,800            6.55%

1. Based on information contained in Amendment No. 1 to Schedule 13G, dated February 4, 2000.

2. Based on information contained in Amendment No. 1 to Schedule 13G, dated February 16, 2000.


Stock beneficially owned by directors and officers

    The following table sets forth the beneficial ownership of Anthracite's common stock, as of March 20, 2000, by each director and director nominee, each executive officer, and all directors and executive officers as a group. Unless otherwise indicated, the shares of common stock are owned directly and the indicated person has sole voting and investment power.

                                      Number of Shares of
                                             Common Stock       Percent
                                     Beneficially Owned(1)      of Class

Laurence D. Fink                                   57,922           *
Hugh R. Frater                                    202,500           *
Donald G. Drapkin                                  10,745           *
Carl F. Geuther                                    10,745           *
Jeffrey C. Keil                                    10,745           *
Andrew P. Rifkin                                        0           *
Kendrick R. Wilson III                             10,745           *
Richard M. Shea                                   118,650           *
Robert L. Friedberg                                     0           *
Edwin O. Bergman                                   61,000           *
Chris A. Milner                                   118,000           *
Mark S. Warner                                     60,500           *
All directors, director nominees                  661,552         3.16%
  and executive officers as a
  group (11 persons)

* Less than 1%.

1. Includes shares issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days. Such shares are held as follows: Mr. Fink (17,922); Mr. Frater (150,000); Mr. Drapkin (10,000); Mr. Geuther (10,000); Mr. Keil
    (10,000); Mr. Wilson (10,000)(; Mr. Shea (115,000); Mr. Bergman
    (57,500); Mr. Milner (112,500); and Mr. Warner (57,500). Shares
    issuable upon the exercise of options that are currently exercisable or that will become exercisable within 60 days are treated as outstanding for purposes of computing the percentage of outstanding shares. All directors and executive officers of Anthracite have sole voting and investment power with respect to the shares of common stock held by them.


  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT OF CORE CAP

    Holders of shares of common stock of CORE Cap are entitled to one vote in respect of the merger for each share of common stock they hold as of the record date established to determine stockholders of record. There are currently 3,257,658 shares of CORE Cap's common stock outstanding held by 29 class A common stockholders and 111 class B common stockholders. The holders of shares of CORE Cap's preferred stock are not entitled to vote on the merger.

    The following table presents information concerning the stockholders of CORE Cap that own at least 5% of its class A common stock and the number of shares of capital stock they hold as of March 24, 2000.

                                      CLASS A          PERCENT OF
STOCKHOLDER                        COMMON STOCK       COMMON STOCK
-----------                        ------------       ------------
GMAC Mortgage Group                  1,264,099            39.3%

OCH-ZIFF MANAGEMENT, L.P.              384,257            11.8%
153 East 53rd Street, 43rd Floor
New York, NY 10022

JP MORGAN INVESTMENT MANAGEMENT        333,332            10.2%
 INC.
522 Fifth Avenue
New York, NY 10036

STATE STREET RESEARCH                  300,000             9.2%
One Financial Center, 31st floor
Boston, MA 02110

AIG GLOBAL INVESTMENT CORP             222,222             6.8%
175 Water Street
New York, NY 10038

    The directors of CORE Cap own, in the aggregate, 21,913 shares of class A common stock and 21,913 shares of series A preferred stock, representing
 .67% of the shares of class A and class B common stock outstanding and .97% of the series A preferred stock outstanding.

    The following CORE Cap directors own the number of shares of class A common stock listed below.

                                             Class A
                                              common
                  Director                    stock

              Alan L. Gosule                   6,000
              Silas Keehn                     39,480
              Leon T. Kendall                449,987
              John E. Robson                  79,974


                               THE COMPANIES

                           BUSINESS OF ANTHRACITE

    Anthracite, a Maryland corporation, was formed in November 1997 to invest in multifamily, commercial and residential mortgage loans, mortgage-backed securities and other real estate related assets in both U.S. and non-U.S. markets. Anthracite is taxed as a REIT under the Code, and is not subject to Federal income tax to the extent that it distributes its net income to its stockholders and qualifies for taxation as a REIT.

    Anthracite's operations are managed by BlackRock, which is a subsidiary of PNC Bank, National Association, which is itself a wholly owned subsidiary of PNC Bank Corp. Established in 1988, BlackRock is a registered investment adviser and is one of the largest fixed-income investment management firms in the United States. BlackRock engages in investment and risk management as its sole businesses and specializes in the management of domestic and offshore fixed- income assets for pension and profit sharing plans, financial institutions such as banking and insurance companies and mutual funds for retail and institutional investors.

    Anthracite's business strategy is to purchase and originate multifamily, commercial and residential term loans, referred to as mortgage loans, and interests in multifamily and commercial mortgage-backed securities. Anthracite also invests in interests in residential mortgage-backed securities using its mortgage loans as collateral to create its own mortgage-backed securities. Historically, one of Anthracite's primary investment focuses has been the acquisition of non- investment grade commercial mortgage-backed securities. On a going-forward basis, Anthracite plans to maintain approximately half of its total investments in high quality residential mortgage loans and securities.

    Anthracite invests in assets other than mortgage loans and mortgage-backed securities. For example, Anthracite invests in and provides

o   loans that are used to finance construction,

o   loans secured by real property and used as temporary financing, and

o   loans secured by junior liens on real property.

    Anthracite also invests in multifamily and commercial mortgage loans that are in default, or for which the borrower is making monthly payments in accordance with a forbearance plan. For hedging and other purposes, Anthracite invests in derivative mortgage securities such as interest-only strips, principal-only strips, and other securities with significant exposure to changes in mortgage prepayment rates.

    A portion of Anthracite's mortgage assets consist of foreign mortgage-backed securities and foreign mortgage loans. Similarly, Anthracite evaluates and, from time to time, pursues investments in real property located outside the United States and multifamily, commercial and other real property, including net leased real estate, properties acquired at foreclosure or by deed-in-lieu of foreclosure and other underperforming or otherwise distressed real property both in the United States and abroad. Anthracite considers investments in registered investment companies, partnerships and other investment funds and other types of non-mortgage related assets and engages in hedging transactions to reduce interest rate, prepayment and currency exchange rate risks, subject to provisions of the Code that regulate REITs and the requirements for exemption from the Investment Company Act of 1940, as amended.


                            BUSINESS OF CORE CAP

    CORE Cap was incorporated in Delaware in August 1997 and elected to be taxed as a REIT under the Code. The day- to-day business of CORE Cap is managed by GMAC Management. The principal executive offices of CORE Cap are located at 757 Fifth Avenue, 24th Floor, New York, New York 10153.

    CORE Cap acquires, holds and manages a diversified, leveraged portfolio of mortgage assets comprised of residential mortgage loans, commercial mortgage loans, residential mortgage-backed securities and commercial mortgage-backed securities. CORE Cap maintains between 65% and 90% of its portfolio in residential mortgage loans and residential mortgage-backed securities and 10% to 35% in commercial mortgage loans and commercial mortgage-backed securities.

    CORE Cap's principal business objective has been to enhance stockholder value and increase profitability and cash available for distribution to stockholders by leveraging its equity and managing the interest rate spread between the mortgage assets it acquires and the cost of funding its portfolio of mortgage assets.

    CORE Cap acquires residential mortgage loans primarily from GMAC Mortgage and commercial mortgage loans primarily from GMAC Commercial. CORE Cap acquires mortgage-backed securities from a variety of secondary market sources and, in the case of GMAC residential mortgage-backed securities, directly from the issuing or guaranteeing agency.

INVESTMENT POLICIES

    In administering CORE Cap's mortgage assets, GMAC Management has a high degree of autonomy, subject to the terms of the management agreement between CORE Cap and GMAC Management. The investment policies, however, guide GMAC Management with respect to:

    o       portfolio composition and quality;

    o       mortgage asset acquisition;

    o       pricing procedures;

    o       underwriting and quality control procedures;

    o       leverage and liquidity management;

    o       risk management;

    o       potential conflicts of interest; and

    o       other policies.

    The investment policies, which are discussed below, may be revised from time to time at the discretion of the board of directors acting without the vote of any affiliated director and without a vote of CORE Cap's stockholders.

PORTFOLIO COMPOSITION AND QUALITY

    Substantially all of CORE Cap's mortgage loans are acquired from GMAC Mortgage and GMAC Commercial. Substantially all of CORE Cap's mortgage assets are either residential mortgage loans, commercial mortgage loans or mortgage-backed securities. Substantially all of CORE Cap's residential mortgage-backed securities have implied or actual ratings from Standard & Poor's of AA or AAA, which are the two highest Standard & Poor's rating categories, or else the residential mortgage-backed securities have equivalent ratings from other rating agencies. Substantially all of CORE Cap's commercial mortgage-backed securities have implied or actual ratings from Standard & Poor's of BBB or higher or equivalent ratings from other rating agencies. Generally, CORE Cap does not acquire real estate mortgage investment conduit residual interests within the meaning of Section 860D(a) of the Code or collateralized mortgage obligation residual interests that may give rise to "excess inclusion income" as defined by Section 860E of the Code. However, following securitizations by CORE Cap of its mortgage loans, CORE Cap may hold these residual interests not in excess of 20% of its portfolio. Substantially all of the mortgage assets acquired by CORE Cap are secured by properties located within the United States. CORE Cap may also acquire mortgage assets secured by properties in foreign countries and CORE Cap explores opportunities to acquire mortgage assets originated by GMAC, its affiliates and others in certain foreign countries.

    CORE Cap maintains between 65% and 90% of its portfolio in residential mortgage loans and residential mortgage- backed securities and 10% to 35% in commercial mortgage loans and commercial mortgage-backed securities. As market conditions change and as business opportunities arise, these portfolio allocations may be modified by the board of directors. However, CORE Cap must maintain at least 55% of its portfolio in a combination of residential mortgage loans, commercial mortgage loans and mortgage-backed securities that represent all of the securities with respect to the underlying pool of mortgages.

MORTGAGE ASSET ACQUISITION

    Generally, CORE Cap purchases residential mortgage loans from GMAC Mortgage and commercial mortgage loans from GMAC Commercial, although mortgage loans may be acquired from unaffiliated third parties. These acquisitions are funded out of proceeds of indebtedness incurred by CORE Cap, proceeds received in connection with the repayment or disposition of mortgage loans and proceeds from the issuance of additional shares of common stock and preferred stock. Residential mortgage loans acquired from GMAC Mortgage are acquired under the residential mortgage purchase and servicing agreement, and commercial mortgage loans acquired from GMAC Commercial are acquired under the commercial mortgage purchase and servicing agreement. Any additional mortgage loans purchased from GMAC and its affiliates must be purchased on terms that are no less favorable than those that could be obtained by CORE Cap if these loans were purchased from third parties unaffiliated with CORE Cap. CORE Cap may purchase any type of mortgage loan product currently originated by GMAC Mortgage or GMAC Commercial or developed by GMAC Mortgage or GMAC Commercial in the future.

    Every three months CORE Cap enters into a forward purchase agreement with GMAC Mortgage under which, during the three-month period following, CORE Cap will purchase all of the specified types of residential mortgage loans originated by GMAC Mortgage during the period, in the form of either whole loans or GMAC residential mortgage-backed securities, at GMAC Mortgage's election. Additionally, CORE Cap has entered into the mortgage purchase and servicing agreement which contains a right of first offer.

    Under the forward purchase agreements entered into between CORE Cap and GMAC Mortgage, GMAC Mortgage originates residential mortgage loans intended for sale on a "flow" basis to CORE Cap. The forward purchase agreements for residential mortgage loans and GMAC residential mortgage-backed securities obligate CORE Cap to purchase all of the specified types of residential mortgage loans originated by GMAC Mortgage, in the form of either whole loans or GMAC residential mortgage-backed securities at GMAC Mortgage's election, for a specific period of time. The forward purchase agreements also obligate GMAC Mortgage to use commercially reasonable efforts to originate residential mortgage loans in conformity with the terms and underwriting guidelines specified in the forward purchase agreement. The forward purchase agreements contain GMAC Mortgage's good faith estimate of the projected originations for the covered period and in no event will CORE Cap be obligated to purchase more than $900 million in principal amount in any such period. The margin, index and price for the origination and acquisition of residential mortgage loans are established by GMAC Mortgage and CORE Cap on a monthly basis. If there is no agreement on the margin, index and price for a particular month, GMAC Mortgage has no obligation to sell residential mortgage loans originated during such month to CORE Cap.

    Under the forward purchase agreements, the transfers of originated residential mortgage loans to and payments by CORE Cap occur on a monthly basis. The purchase price paid by CORE Cap is adjusted to reflect that CORE Cap is entitled to receive the interest earned on these loans and that CORE Cap will reimburse GMAC Mortgage an amount determined to be GMAC Mortgage's "cost of capital" for these loans, in each case from the date of origination to the date of transfer. Based on information provided to CORE Cap by GMAC Mortgage, CORE Cap believes that GMAC Mortgage's "cost of capital" is less than the interest earned by CORE Cap with respect to each period. In addition, CORE Cap believes that GMAC Mortgage's "cost of capital" applied as described above is less than CORE Cap's cost of funding such residential mortgage loans.

    The rights of first offer provide that before selling mortgage loans or entering into forward purchase agreements with third parties, GMAC Mortgage and GMAC Commercial must first offer these loans to CORE Cap. Under the residential mortgages right of first offer, GMAC Mortgage is required to provide notice to CORE Cap specifying the types and the approximate principal amount of mortgage loans it expects to originate during the specified 90-day period, the preliminary pricing parameters and other material terms for the sale. Three business days after the delivery of the offer notice and at approximately 30-day intervals thereafter during the 90-day period covered by the offer, GMAC Mortgage must send a pricing notice to CORE Cap specifying the price, which may be a specified spread over a specified index, at which it will originate and sell these mortgage loans for a 30-day period. CORE Cap has one business day to respond to each pricing notice and elect to purchase the offered residential mortgage loans on the offered terms.

    Under the commercial right of first offer, GMAC Commercial is required to provide notice to CORE Cap specifying the commercial mortgage loans GMAC Commercial wishes to sell, certain underwriting criteria and loan characteristics relevant to the sale, the purchase price and the other material terms for the sale. CORE Cap has three business days to respond to the notice and elect to purchase the offered commercial mortgage loans on the offered terms, subject to completion of due diligence on the offered commercial mortgage loans. Under the commercial right of first offer, CORE Cap has 15 days from the election to purchase to complete its due diligence and, if the commercial mortgage loans are consistent with the terms set forth in GMAC Commercial's notice and otherwise comply with the requirements of the commercial mortgage purchase and servicing agreement, to purchase the loans. If CORE Cap does not timely elect to purchase the offered loans or does not acquire the offered commercial mortgage loans based on its due diligence, the loans may be sold by GMAC Mortgage or GMAC Commercial to third parties. However, GMAC Mortgage or GMAC Commercial may not sell these loans to third parties if the non-price terms are materially more favorable to the third parties than the non-price terms offered to CORE Cap, without first reoffering the loans to CORE Cap on the new terms. CORE Cap has one business day to respond to any reoffer.

    CORE Cap, GMAC Mortgage and GMAC Commercial agree to act in good faith in implementing the rights of first offer. The rights of first offer will terminate on the earliest of termination of the management agreement, termination by CORE Cap of either the servicing provisions or mortgage purchase provisions in the relevant mortgage loan purchase and servicing agreement, or October 27,2002. CORE Cap may also acquire from GMAC Mortgage and GMAC Commercial from time to time mortgage loans other than those covered by the rights of first offer.

    CORE Cap does not acquire the right to service any mortgage loan it acquires. Instead, GMAC Mortgage and GMAC Commercial act as servicer of the mortgage loans acquired from them. CORE Cap believes that the mortgage purchase and servicing agreements entered into with GMAC Mortgage and GMAC Commercial are fair to CORE Cap.

    CORE Cap also acquires mortgage-backed securities. These securities are acquired in the secondary market, except for the GMAC residential mortgage-backed securities which are acquired directly from the issuing agency.

PRICING PROCEDURES

    The quarterly forward purchase agreements to acquire residential mortgage loans originated by GMAC Mortgage and GMAC residential mortgage-backed securities establish on a monthly basis the margin, the index and the price at which each type of residential mortgage loan is to be originated by GMAC Mortgage and acquired by CORE Cap. CORE Cap calculates and posts the rate and price for each type of residential mortgage loan using the agreed-upon margin, index and price on a daily basis and GMAC Mortgage's originations under the forward purchase agreements are based on the posted rates and prices. Commercial mortgage loans are not acquired under quarterly forward purchase agreements, but rather on a bulk purchase basis with prices determined by arm's-length negotiations. In negotiating the pricing for mortgage loans to be acquired by CORE Cap, CORE Cap takes into consideration such factors as funding, hedging and loan loss reserve costs to determine the maximum price under which a mortgage asset will still produce the required return on equity. With the return on equity analysis as a benchmark, market analyses are performed to refine CORE Cap's pricing parameters. These analyses include reviews of trends in market rates, credit quality, analyses of available information on mortgage asset transactions occurring in the market and market pricing information implied from recently completed securitizations. Surveys are also completed or obtained from third party vendors which document the current pricing of mortgage loan products offered by competitive lenders. Documentation of the data analyzed to determine pricing is summarized and provided to the board of directors for periodic review.

UNDERWRITING AND QUALITY CONTROL PROCEDURES

    GMAC Management follows an underwriting and quality control process to evaluate the quality of underwriting of the mortgage loans CORE Cap acquires. The Bank of Maryland, the custodian, has custody of the note and the assignment for each residential mortgage loan owned by CORE Cap and the loan documents for each commercial mortgage loan owned by CORE Cap. To facilitate borrowings by CORE Cap, CORE Cap engages one or more agents, who are not affiliates of GMAC, to conduct legal document reviews of a sample of the mortgage loans acquired in order to verify the accuracy and completeness of the information contained in the mortgage notes, security instruments and other documents in the mortgage loan files. As a condition of purchase, CORE Cap utilizes a nationally recognized underwriting review firm to select a sample of mortgage loans targeted for acquisition for a compliance check of underwriting and review of income, asset, and appraisal information. Additional due diligence is performed as deemed necessary by GMAC Management in accordance with the investment policies. The investment policies generally require additional due diligence on mortgage loans having a high risk profile or if the compliance check indicates that further due diligence should be conducted.

LEVERAGE AND LIQUIDITY MANAGEMENT

    CORE Cap finances the acquisition of mortgage assets with the net proceeds of equity offerings, as well as the proceeds of debt financing obtained by CORE Cap. Substantially all of CORE Cap's leverage is achieved pursuant to reverse repurchase agreements with nationally recognized lenders. CORE Cap may initiate securitizations of its mortgage assets as an alternative funding source.

    GMAC Management attempts to strike a balance between the under-utilization of leverage, which reduces potential returns to stockholders, and the over-utilization of leverage, which could reduce CORE Cap's ability to meet its obligations. CORE Cap maintains a ratio of the value of its equity to assets of between 6.5% and 11.5%, which CORE Cap believes results in the highest leverage that is prudent. This range for the equity-to-assets percentage provides several hundred basis points of equity, as a percentage of assets, in excess of the minimum ratios required by lenders in the reverse repurchase agreement funding market to provide a margin in the event that the market value of CORE Cap's collateral pledged to secure its borrowings declines. Hedging costs are reduced as the equity-to-assets reserve is increased and the likelihood of a margin call on assets declines. For purposes of calculating the equity-to-assets percentage, CORE Cap's equity is equal to its investment portfolio on a market-to-market basis, less the book value of its obligations under reverse repurchase agreements and related borrowings. Leverage attributable to the issuance of collateralized mortgage obligations by CORE Cap or other securitization structures which CORE Cap may consider using to diversify its funding sources is reflected in CORE Cap's financial reporting documents. The investment policies limit CORE Cap's ability to acquire additional mortgage assets when this percentage falls below 6.5%. If the percentage falls below 6.5% or increases above 11.5% at any time, GMAC Management will submit a plan to the board of directors to bring leverage back into compliance with the investment policies.

RISK MANAGEMENT

Asset/Liability Management

    Credit Risk Management. CORE Cap is exposed to credit risk, special hazard risk and fraud. CORE Cap reviews the credit risk and other risks of loss associated with each investment and determines the appropriate provisions for loss and allocation of capital to apply to such investment. In addition, CORE Cap obtains representations and warranties and other appropriate documentation in connection with its acquisition of mortgage assets. In its hedging transactions, CORE Cap follows procedures designed to limit credit exposure to counterparties, including contracting only with counterparties whose financial strength meets CORE Cap's requirements.

Interest Rate Risk Management

    CORE Cap attempts to structure its debt financing to have interest rate adjustment characteristics that, on an aggregate basis, generally correspond to the interest rate adjustment characteristics of its mortgage assets. To the extent consistent with its election to qualify as a REIT, CORE Cap enters into hedging transactions to mitigate the potential detrimental effects of interest rate changes. GMAC Management develops procedures designed to implement efficient hedging strategies. Hedging is used in selected instances to seek to mitigate declines in the market value of CORE Cap's mortgage assets during periods of increasing interest rates or to limit or cap the rate on its borrowings. These hedging transactions include the use of interest rate swaps and the purchase or sale of interest rate collars, caps or floors. CORE Cap also uses financial futures contracts, options and forward contracts and mortgage-backed securities, including "interest only" classes, as a hedge against future interest rate changes. No hedging strategy can eliminate interest rate risk, and CORE Cap's ability to enter into such hedging transactions may be limited by provisions in the Code, relating to qualifying assets and qualifying income for REITs.

PREPAYMENT RISK MANAGEMENT

    CORE Cap seeks to minimize the effects of prepayment rates that are different than anticipated through structuring a diversified portfolio with a variety of prepayment characteristics. CORE Cap also invests in commercial mortgage loans and commercial mortgage-backed securities representing interests in commercial mortgage loans which generally provide for prepayment prohibitions, penalties and yield maintenance charges. Prepayment risk is monitored by GMAC Management through periodic review of the impact of a variety of prepayment scenarios on CORE Cap's revenues, net earnings, dividends, cash flow and balance sheet.

    Although CORE Cap believes GMAC Management has a cost-effective asset/liability management program to provide a level of protection against interest rate and prepayment risks, no strategy can completely insulate CORE Cap from the effects of interest rate changes, prepayments and defaults by counterparties. Further, the federal income tax requirements that CORE Cap must satisfy to qualify as a REIT limit CORE Cap's ability to fully hedge its interest rate and prepayment risks. CORE Cap regularly monitors and evaluates the results of its asset/liability management hedging strategy and as a result may have to adjust its asset/liability management program as it deems in the best interests of the stockholders of CORE Cap.

POTENTIAL CONFLICT OF INTEREST POLICIES

    Because of the nature of CORE Cap's relationships with affiliates of GMAC, conflicts of interest arise. These conflicts include CORE Cap's acquisition of mortgage loans from, or disposition of mortgage loans to, GMAC Mortgage and GMAC Commercial or their affiliates and the modification or termination of the management agreement or either mortgage purchase and servicing agreements. It is CORE Cap's policy that any agreements and transactions between CORE Cap, on the one hand, and GMAC Mortgage, GMAC Commercial or their affiliates, on the other hand, including the management agreement and the mortgage purchase and servicing agreements, be fair to CORE Cap. In addition, CORE Cap may not enter into, modify or terminate the management agreement or the mortgage purchase and servicing agreements without the approval of the board of directors acting without the vote of any affiliated director. The execution of forward purchase agreements, term sheets and other documents under the mortgage purchase and servicing agreements for the purchase of mortgage loans do not require approval of the board of directors.

    The policy that certain actions of CORE Cap be taken without the vote of any affiliated director is intended to ensure fair dealings among CORE Cap and GMAC Mortgage, GMAC Commercial and their respective affiliates. However, there is a risk that such an agreement or transaction will not be on terms as favorable to CORE Cap as would have been obtained from unaffiliated third parties.

    As described herein, GMAC and its affiliates have direct interests in transactions with CORE Cap, including the sale of mortgage assets to CORE Cap. However, none of the officers or directors of CORE Cap have any interests in these assets, other than indirect interests through their ownership of common shares.

OTHER POLICIES

    CORE Cap operates in a manner that will not subject it to regulation under the Investment Company Act of 1940. CORE Cap does not invest in the securities of other issuers for the purpose of exercising control, underwrite securities of other issuers, actively trade in loans or other investments, offer securities in exchange for property or make loans to third parties, including officers, directors or other affiliates of CORE Cap. Repurchasing of capital stock occurs only in conformity with applicable federal and state laws and regulations and the requirements for qualifying as a REIT.

    CORE Cap operates in a manner that will not subject it to regulation under the Commodity Exchange Act.

    CORE Cap publishes and distributes to its stockholders quarterly and annual reports containing financial statements prepared in accordance with generally accepted accounting principles. The annual financial statements of CORE Cap are audited by its independent auditors.

    CORE Cap makes investments and operates its business in a manner consistent with the requirements of the Code to qualify as a REIT. CORE Cap cannot change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of two-thirds of the outstanding class A common shares, class B common shares and series A preferred shares, each class of common shares voting separately as long as a controlled affiliate of GMAC Mortgage serves as CORE Cap's manager.


 COMPARISON OF RIGHTS OF STOCKHOLDERS OF ANTHRACITE AND CORE CAP STOCKHOLDERS

    Anthracite is incorporated in Maryland and CORE Cap is incorporated in Delaware. Upon consummation of the merger, your rights as a stockholder, which are currently governed by Delaware law, the CORE Cap amended and restated certificate of incorporation and the CORE Cap bylaws, will be governed by Maryland law and the Anthracite amended and restated articles of incorporation and bylaws. The following information summary provides an overview of the rights of holders of Anthracite capital stock compared with the rights of holders of CORE Cap capital stock. The summary is not a complete description of the differences between the rights of Anthracite stockholders and CORE Cap stockholders. For a full review of the differences you should read relevant provisions of Maryland law, Delaware law, the Anthracite amended and restated articles of incorporation and bylaws as well as the CORE Cap amended and restated certificate of incorporation and bylaws, all of which are available upon request.

    Maryland law and the Anthracite amended and restated articles of incorporation and bylaws contain provisions that may be deemed to have an anti-takeover effect and may delay, defer or prevent a change in control of Anthracite or other transactions that an Anthracite stockholder might consider is in its best interest, including a transaction that might result in a premium over the market price for the shares held by Anthracite stockholders. These provisions are expected to discourage various types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Anthracite to negotiate first with Anthracite's board. Anthracite's management believes that the benefits of these provisions outweigh the potential disadvantages of these provisions, because, among other things, negotiation with Anthracite's board might result in an improvement of the terms received by Anthracite stockholders.


                          AUTHORIZED CAPITAL STOCK

ANTHRACITE

      400,000,000 shares of common stock, par value $.001 per share. 100,000,000 shares of preferred stock, par value $.001 per share. 1,200,000 shares of the preferred stock is designated 10.5% Series A Senior
Cumulative Convertible Redeemable Preferred Stock.

      Subject to applicable Rules of The New York Stock Exchange, the Anthracite board may issue, in its discretion, additional shares of Anthracite common stock or Anthracite preferred stock; provided, that the total number of shares issued does not exceed the authorized number of shares of capital stock.

CORE CAP

      20,000,000 shares of class A comon stock. 25,000 shares of class B common stock 12,000,000 shares of preferred stock, of which 2,260,997 have been designated as series A preferred stock.

                               VOTING RIGHTS


ANTHRACITE/MARYLAND LAW

      Maryland law provides that, unless otherwise provided in a corporation's amended and restated articles of incorporation:

o  each share of its capital stock is entitled to one vote;

o the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum; and

o in matters other than the election of directors or the approval of extraordinary transactions, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve a matter which properly comes before a stockholder meeting.

      Maryland law limits the voting rights of "control shares" held by persons who, directly or indirectly, have the power to exercise:

o  one-fifth or more, but less than one-third;
o  one-third or more, but less than a majority; or
o  a majority or more of all voting power in the election of directors.

There is no similar limitation under Delaware law.

      Anthracite's bylaws exempt holders of Anthracite's capital stock from the limitations on the voting rights of "control shares." Subject to Maryland law, each holder of Anthracite common stock is entitled to one vote per share. Anthracite's amended and restated articles of incorporation permits the board of directors to classify and issue Anthracite preferred stock in one or more series that may have voting rights that differ from that of the Anthracite common stock. Except as may otherwise be provided in the articles supplementary of a series of Anthracite preferred stock, holders of outstanding Anthracite preferred stock generally have the right to elect one director to the Anthracite board.

CORE CAP/DELAWARE LAW

      Delaware law provides that a corporation may designate the voting rights of each class of stock and must specify the voting rights of such class of stock in the certificate of incorporation or the board resolutions providing for the issuance of stock. Each holder of CORE Cap common stock is entitled to one vote per share. CORE Cap's amended and restated certificate of incorporation provides that so long as:

o a controlled affiliate as defined in the certificate of incorporation of GMAC Mortgage serves as the manager of CORE Cap, and

o  there are outstanding shares of class B common stock,

the entire voting power to elect one director of CORE Cap will be vested exclusively in the holders of the shares of class B common stock and the entire voting power for the election of the remaining directors will be vested exclusively in the holders of the shares of class A common stock. CORE Cap's amended and restated certificate of incorporation permits the CORE Cap board to issue CORE Cap preferred stock in one or more series that may have voting power that differs from that of the CORE Cap common stock. CORE Cap's amended and restated certificate of incorporation permits the CORE Cap board to designate the extent, if any, to which the holders of the shares of preferred stock will be entitled to vote as a class or otherwise with respect to the election of directors or otherwise.

                              ADVANCE NOTICE PROVISION

ANTHRACITE/MARYLAND LAW

      The Anthracite bylaws provide that nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made at an annual meeting of stockholders:

o  pursuant to Anthracite's notice of the meeting,
o  by the board of directors or
o by a stockholder who is entitled to vote at the meeting and has complied with the procedures set forth in the bylaws.

      Only the business specified in the notice of meeting may be brought before a special meeting of stockholders.

      Nominations of persons for election to the board of directors may be made at a special meeting of stockholders:

o  pursuant to the notice of meeting,
o  by the board of directors or
o provided that the board of directors has determined that directors will be elected the special meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance written notice provisions set forth in the bylaws.

      Under the Anthracite bylaws, in order for a stockholder to nominate a candidate for election as a director or propose business for consideration at any annual meeting, the stockholder must generally give notice to Anthracite's secretary not more than 90 days or less than 60 days from the first anniversary of the last annual meeting.

CORE CAP/DELAWARE LAW

      Delaware law provides that special meetings of the stockholders of a corporation may be called by the corporation's board of directors or by such other persons as may be authorized in the corporation's certificate of incorporation or bylaws.

      At special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting of stockholders.

                       SIZE OF THE BOARD OF DIRECTORS

ANTHRACITE/MARYLAND LAW

      Under Maryland law, a corporation must generally have at least three directors at all times. Subject to this provision, a corporation's bylaws may alter the number of directors and authorize a majority of the entire board of directors to alter within specified limits the number of directors set by the corporation's amended and restated articles of incorporation or its bylaws. The number of persons currently constituting the Anthracite board is seven. The Anthracite amended and restated articles of incorporation provides that the number of persons constituting the Anthracite board may not be less than three nor more than nine unless changed by an amendment to the Anthracite bylaws.

CORE CAP/DELAWARE LAW

      Delaware law provides that the certificate of incorporation or the bylaws of a corporation may allow the stockholders or the board of directors to fix or change the number of directors, but a corporation must have at least one director. The CORE Cap bylaws provide that the number of members of the board of directors will be five.

                  CLASSIFICATION OF THE BOARD OF DIRECTORS


ANTHRACITE/MARYLAND LAW

      The directors of Anthracite are divided into three classes, with approximately one-third of the directors elected by the stockholders annually. Consequently, members of the board of directors serve staggered three-year terms.

      Classification of the Anthracite board is intended to assure the continuity and stability of Anthracite's business strategies and policies as determined by the board of directors. The classified board provision of the Anthracite amended and restated articles of incorporation could also have the effect of making the replacement of incumbent directors more time consuming and difficult, which could delay, defer or prevent an attempt by a third party to obtain control of Anthracite or to pursue another transaction, even though such an attempt or other transaction might be beneficial to Anthracite or its stockholders. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions.

CORE CAP/DELAWARE LAW

      Under Delaware law, directors, unless their terms are staggered, are elected at each annual stockholders meeting. The certificate of incorporation may authorize the election of directors by one or more classes or series of shares, and the certificate of incorporation, an initial bylaw or a bylaw adopted by a vote of the stockholders may provide for staggered terms for the directors. The CORE Cap bylaws provide that all the directors of CORE Cap are elected at each annual stockholder meeting.

                     ELECTION OF THE BOARD OF DIRECTORS


ANTHRACITE/MARYLAND LAW

      Maryland law provides that a corporation's directors will be elected by a plurality of the votes cast at a meeting at which a quorum is present.

      Under Maryland law, a corporation's amended and restated articles of incorporation may provide that stockholders of a corporation can elect directors by cumulative voting. The Anthracite amended and restated articles of incorporation does not grant cumulative voting rights with respect to the election of directors to holders of Anthracite common stock. Maryland law permits the bylaws of the corporation to provide for the term of office a director may serve, except that (1) the term of office of a director may not be longer than five years or, except in the case of an initial or substitute director, shorter than the period between annual meetings and (2) the term of office of at least one class of directors will expire each year. The Anthracite amended and restated articles of incorporation provides for a classified board. The holders of the series A preferred stock are entitled to separately elect one director who serves for a term of three years.

CORE CAP/DELAWARE LAW

      Elections for the CORE Cap board are decided by a plurality of the votes cast.

      Under Delaware law, stockholders do not have cumulative voting rights unless the certificate of incorporation so provides. The CORE Cap amended and restated certificate of incorporation does not grant cumulative voting rights to holders of CORE Cap common stock.

      The CORE Cap amended and restated certificate of incorporation provides that so long as:

o a controlled affiliate of GMAC Mortgage serves as manager of CORE Cap, and
o  there are outstanding shares of class B common stock,

the entire voting power to elect one director of CORE Cap will be vested exclusively in the holders of the shares of class B common stock and the entire voting power for the election of the remaining directors will be vested exclusively in the holders of the shares of class A common stock.

                            REMOVAL OF DIRECTORS

ANTHRACITE/MARYLAND LAW

      Under Maryland law, unless the corporation's amended and restated articles of incorporation provides otherwise, the stockholders of a corporation with a classified board of directors may remove a director, only for cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors. The Anthracite amended and restated articles of incorporation provides that directors may be removed only by the affirmative vote of the holders of two-thirds of the votes entitled to be cast in the election of the directors.

CORE CAP/DELAWARE LAW

      Under Delaware law, in the case of a corporation whose board of directors is classified, except as otherwise provided in a corporation's certificate of incorporation, the stockholders may remove any director only for cause by the vote of a majority of all the votes entitled to be cast in the election of the directors. CORE Cap's bylaws provide that directors may be removed at any time, with or without cause, by vote at a meeting or by written consent of the holders of stock entitled to vote on the election of directors.

                             FILLING VACANCIES

ANTHRACITE/MARYLAND LAW

      Under the Anthracite amended and restated articles of incorporation and bylaws, vacancies in the Anthracite board caused by the removal or resignation of a director may be filled by the vote of a majority of the remaining directors or, if the vacancy is caused by the removal of a director, by the stockholders at an annual or special meeting, and the appointee shall hold office for the unexpired term of his predecessor, or until his successor is elected or appointed.

      Newly created directorships may be filled by a majority of the entire Anthracite board and the appointee shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred.

CORE CAP/DELAWARE LAW

      Under Delaware law, unless the certificate of incorporation or bylaws provide otherwise, the board of directors of a corporation may fill any vacancy on the board, including vacancies resulting from an increase in the number of directors.

      Subject to the rights of the holders of any series of preferred stock or any other series or class of stock as set forth in the CORE Cap amended and restated certificate of incorporation to elect directors under specified circumstances, the CORE Cap bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of a meeting.

      Vacancies and newly created directorships may be filled by the directors, whether or not a quorum, by majority vote or by a sole remaining director.

                     STANDARD OF CONDUCT FOR DIRECTORS


ANTHRACITE/MARYLAND LAW

      The standard of conduct for directors is set forth in Section 2-405.1(a) of the Maryland law, which requires that a director of a Maryland corporation perform his or her duties in "good faith," with "a reasonable belief" that his or her actions are "in the best interests of the corporation" and with the care of an "ordinarily prudent person in a like position under similar circumstances."

CORE CAP/DELAWARE LAW

      Under Delaware law, the standards of conduct for directors have developed through written opinions of the Delaware courts in cases decided by them. Generally, directors of Delaware corporations are subject to a duty of loyalty, a duty of care and a duty of candor to stockholders. The duty of loyalty requires directors to refrain from self-dealing. According to the Delaware Supreme Court, the duty of care requires "directors in managing the corporate affairs to use that amount of care which ordinarily careful and prudent men would use in similar circumstances" and the duty of candor requires directors "to disclose fully and fairly all material information within the board's control when it seeks stockholder action." More recent case law has established "gross negligence" as the test for breach of the standard for the duty of care in the process of decision-making by directors.

                 LIABILITY OF DIRECTORS; INDEMNIFICATION OF
                     DIRECTORS AND OFFICERS; INSURANCE

ANTHRACITE/MARYLAND LAW

      Maryland law requires a corporation, unless its amended and restated articles of incorporation provides otherwise, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

o the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,
o the director or officer actually received an improper personal benefit in money, property or services, or
o in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

      The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

      In addition, Maryland law requires Anthracite, as a condition to advancing expenses, to obtain a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Anthracite and a written statement by or on his behalf to repay the amount paid or reimbursed by Anthracite if it is ultimately determined that the standard of conduct was not met.

      Anthracite's amended and restated articles of incorporation provides that to the fullest extent of Maryland law, Anthracite will indemnify, and advance expenses to its present and former directors and officers on account of any proceeding to which they are a party, by reason of the fact that such person is or was a director or officer of Anthracite, or is or was serving any other entity at the request of Anthracite.

CORE CAP/DELAWARE LAW

      Delaware law provides that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation in that capacity for another entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if:

o he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and

o in the case of a criminal proceeding, he or she had no reasonable cause to believe that his conduct was unlawful.

      A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation.

      A corporation must indemnify a director, officer, employee or agent who successfully defends himself in a proceeding to which he or she was a party because he or she was a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or other employees or agents as deemed appropriate by the board of directors, in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

      The indemnification and expense advancement provisions of Delaware law are not exclusive of any other rights which may be granted by bylaws, a vote of stockholders or disinterested directors or otherwise. Under Delaware law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

      The CORE Cap amended and restated certificate of incorporation provides that each director, officer and employee of the corporation shall be indemnified by the corporation to the fullest extent permitted by Delaware law.

         LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

ANTHRACITE/MARYLAND LAW

      Maryland law permits a Maryland corporation's amended and restated articles of incorporation to include a provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, except for liability resulting from:

o actual receipt of an improper benefit or profit in money, property, or services, in which case recovery is limited to the actual amount of the benefit or profit actually received, or

o a judgment or other final adjudication adverse to the person that is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

      The Anthracite amended and restated articles of incorporation provides that, to the fullest extent permitted by law, Anthracite directors and officers are not liable to Anthracite or its stockholders for money damages. However, such provisions do not limit the availability of equitable relief to Anthracite or its stockholders.

CORE CAP/DELAWARE LAW

      As permitted under Delaware law, CORE Cap's amended and restated certificate of incorporation eliminates the personal liability of directors for monetary damages for breach of such directors' fiduciary duty, except liability for:

o any breach of the director's duty of loyalty to the corporation or its stockholders,

o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

o liability under Section 174 of Delaware law for unlawful payment of dividends or stock purchases, or

o any transaction from which the director derived an improper personal benefit.

      The certificate of incorporation further provides for the elimination or limitation of a director's liability to CORE Cap to the fullest extent permitted by Delaware law.

                      INSPECTION OF BOOKS AND RECORDS

ANTHRACITE/MARYLAND LAW

      Maryland law provides that persons who together have been stockholders for more than six months and own at least 5% of the outstanding stock of any class of a Maryland corporation may inspect and copy the corporation's books of account and stock ledger, request and receive a statement of the corporation's affairs and in the case of a corporation which does not maintain the original or a duplicate stock ledger at its principal office, request and receive a list of its stockholders. In addition, any stockholder of a Maryland corporation may inspect and copy the bylaws, minutes of the proceedings of stockholders and annual statements of affairs of a corporation and request the corporation to provide a sworn statement showing all stock and other securities issued during a specified period, the consideration received by the corporation per share, and the value of any consideration received by the corporation, other than money, as set in a resolution of the board.

CORE CAP/DELAWARE LAW

      Delaware law allows any stockholder, upon written demand under oath stating the purpose thereof, the right during usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose means a purpose reasonably related to such person's interest as a stockholder.

         AMENDED AND RESTATED ARTICLES OF INCORPORATION AMENDMENTS

ANTHRACITE/MARYLAND LAW

      Maryland law allows amendment of a corporation's amended and restated articles of incorporation if its board of directors adopts a resolution setting forth the amendment proposed, declaring it advisable and directing that the proposed amendment be submitted for consideration at either an annual or special meeting of the stockholders. Unless a lesser or greater proportion of votes is specified in a corporation's amended and restated articles of incorporation, the proposed amendment must be approved by two-thirds of all votes entitled to vote on the matter at any such meeting.

      Under most circumstances, Anthracite's amended and restated articles of incorporation requires the affirmative vote of holders of not less than a majority of the voting stock of Anthracite to amend Anthracite's amended and restated articles of incorporation.

CORE CAP/DELAWARE LAW

      Delaware law provides that unless a higher vote is required in the certificate of incorporation, an amendment to the certificate of incorporation of a corporation may be approved by a majority of the outstanding shares and a majority of the outstanding shares of each class entitled to vote upon the proposed amendment.

      CORE Cap's amended and restated certificate of incorporation does not contain any provisions regarding amendment of CORE Cap's amended and restated certificate of incorporation.

                              BYLAW AMENDMENTS

ANTHRACITE/MARYLAND LAW

      Under Maryland law, the power to change the bylaws is vested with the stockholders, except to the extent the amended and restated articles of incorporation or bylaws vest it in the board.

      The Anthracite bylaws have vested the power to change the Anthracite bylaws in the Anthracite board and the stockholders. Generally, this power may only be exercised by a majority of the board then in office or by a vote of the holders of two-thirds of the stock entitled to vote.

CORE CAP/DELAWARE LAW

      Delaware law provides that a corporation's bylaws may be amended by that corporation's stockholders, or, if so provided in the corporation's certificate of incorporation, the corporation's directors.

      CORE Cap's amended and restated certificate of incorporation provides that the directors will have power to make, alter or repeal bylaws, except as may otherwise be provided in the bylaws. CORE Cap's bylaws require a majority vote of the whole board of directors to make, alter or repeal bylaws.

             VOTE ON MERGER OR SALE OF SUBSTANTIALLY ALL ASSETS

ANTHRACITE/MARYLAND LAW

      Under Maryland law, the board must adopt a resolution that declares a merger or sale of substantially all of a corporation's assets advisable and direct that the proposed transaction be submitted for consideration at either an annual or special meeting of the corporation's stockholders. At such meeting, unless the corporate amended and restated articles of incorporation states otherwise, the holders of two-thirds of the shares of the corporation entitled to vote are required to approve the following:

o sale, lease, exchange or transfer of all or substantially all of the assets of a corporation not in the ordinary course of business conducted by it, and

o   any merger, consolidation or share exchange involving the corporation.

      Anthracite's amended and restated articles of incorporation does not contain any exception to this provision.

      Maryland law also provides that the vote of the stockholders of a surviving corporation is not required to approve a merger if (1) the plan of merger does not reclassify or change its outstanding stock or otherwise amend the corporation's amended and restated articles of incorporation and
(2) the number of shares of common stock to be issued or transferred in the merger does not increase by more than 20% the number of its shares of the same class or series outstanding immediately before the merger becomes effective.

CORE CAP/DELAWARE LAW

      Delaware law provides that, unless otherwise specified in a corporation's certificate of incorporation, a sale or other disposition of all or substantially all of the corporation's assets, a merger or consolidation of the corporation with another corporation or a dissolution of the corporation requires the affirmative vote of the board of directors (except in limited circumstances) plus, with exceptions, the affirmative vote of a majority of the outstanding stock entitled to vote thereon.

                 LIMITS ON OWNERSHIP AND TRANSFER OF SHARES

ANTHRACITE/MARYLAND LAW

      Anthracite's amended and restated articles of incorporation provide that no person may beneficially own, directly or indirectly, 9.8% or more of the outstanding shares of common stock, or 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of preferred stock.

CORE CAP/DELAWARE LAW

      The CORE Cap amended and restated certificate of incorporation provides that no person may beneficially own in excess of 9.8% of the shares of any class or series of common stock or preferred stock.

                            STOCKHOLDER MEETINGS

ANTHRACITE/MARYLAND LAW

      The Anthracite bylaws provide that an annual meeting of stockholders is to be held each year at such time and place as shall be designated by the Anthracite board.

      Under Maryland law, a special meeting of stockholders may be called by the president, the board of directors or any other person specified in the corporation's amended and restated articles of incorporation or bylaws.

      Under the Anthracite bylaws, a special meeting of the stockholders of Anthracite may be called at any time by:

o  the Chief Executive Officer,
o  the President,
o  the board of directors or
o  a majority of the unaffiliated directors.

      The Secretary of Anthracite is required to call special meeting of stockholders upon the written request of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a special meeting. Such a request must state the purpose of the meeting and matters proposed to be acted on. The stockholders calling such a special meeting are required to reimburse Anthracite for the costs of preparing and mailing a notice of such a meeting to the stockholders.

      Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at a special meeting of the stockholders, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

CORE CAP/DELAWARE LAW

      The CORE Cap bylaws provide that an annual meeting of stockholders for the election of directors and for the transaction of any other proper business shall be held at such time and date in each year as the board of directors, the chairman or the president may from time to time determine.

      Subject to the rights of the holders of any series of preferred stock or any other series or class of stock as set forth in CORE Cap's amended and restated certificate of incorporation to elect additional directors under specified circumstances, a special meeting of the stockholders entitled to vote on any business to be considered at any such meeting may be called by the chairman, the president or any vice president, and shall be called by the chairman, the president or the secretary when directed to do so by resolution of the board of directors or at the written request of directors representing a majority of the whole board of directors. Any such request shall state the purpose or purposes of the proposed special meeting.

                     CORPORATE ACTION WITHOUT A MEETING

ANTHRACITE/MARYLAND LAW

      Under Maryland law, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if (1) a unanimous written consent setting forth the action and signed by each stockholder entitled to vote on such matters and (2) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it, are filed with the records of the stockholders meeting.

      It is unlikely that stockholders of Anthracite will be able to take action by written consent under Maryland law. This provision of Maryland law may deter hostile takeovers, as a holder or group of holders controlling a majority of Anthracite common stock will not be able to amend the Anthracite bylaws or remove directors pursuant to a stockholders' written consent unless they obtain a unanimous written consent of all stockholders or call a special meeting of the stockholders. Any effect that this provision may have on the operations of Anthracite, however, is virtually eliminated because the rules of The New York Stock Exchange, Inc. generally prohibit listed companies from using written consents in lieu of meetings.

CORE CAP/DELAWARE LAW

      Any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                 DIVIDENDS

ANTHRACITE/MARYLAND LAW

      Under Maryland law the board of directors has the power to authorize and cause the corporation to pay, out of funds legally available therefor, distributions in cash, property or securities of the corporation unless the declaration of such distributions would be restricted by the amended and restated articles of incorporation. Maryland law further provides that no distribution may be made (1) if the corporation would become unable to pay its debts as they become due in the usual course of business or (2) the corporation's total assets would be less than the sum of its liabilities plus, unless the amended and restated articles of incorporation permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

CORE CAP/DELAWARE LAW

      Subject to any restrictions contained in a corporation's certificate of incorporation, Delaware law generally provides that a corporation may declare and pay dividends out of "surplus," which means the excess of net assets over capital, or when no surplus exists, out of new profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may not be paid, however, out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In accordance with Delaware law, "capital" is determined by the board of directors and may not be less than the aggregate par value of the outstanding capital stock of the corporation having par value.

      The CORE Cap amended and restated certificate of incorporation provides that the holders of shares of common stock are entitled to receive, when and if declared by the board of directors, out of the assets of CORE Cap which are by law available therefor, dividends payable either in cash, in stock or otherwise. The holders of the class A common stock and the class B common stock are entitled to participate equally in any dividends and, subject to the preferential rights of the holders of preferred stock, to share ratably in the assets of CORE Cap legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up.

                      APPRAISAL OR DISSENTERS' RIGHTS

ANTHRACITE/MARYLAND LAW

      Under Maryland law, stockholders of a corporation are entitled to dissenters' rights of appraisal in connection with a:

o  merger or consolidation,
o  share exchange,
o  transfer of assets requiring stockholder approval,
o amendment of amended and restated articles of incorporation which alters the contract rights of any outstanding stock and substantially adversely affects stockholder rights if the right to do so is not reserved in the amended and restated articles of incorporation or
o  business combination transaction.

      However, except with respect to transactions involving an interested stockholder, stockholders generally have no dissenter's right of appraisal with respect to their shares if:

o the shares are listed on a national securities exchange or are designated as a national market system security on an interdealer quotation system by the NASD or
o the shares are that of the successor in the merger, unless (1) the merger alters the contractual rights of the shares as expressly set forth in the amended and restated articles of incorporation and the amended and restated articles of incorporation does not reserve the right to do so or (2) the shares are to be changed or converted in whole or in part in the merger into something other than either shares in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares in the successor. Accordingly, Anthracite stockholders are not generally entitled to appraisal rights.

CORE CAP/DELAWARE LAW

      Under Delaware law, a stockholder of a Delaware corporation may be entitled to demand appraisal and obtain payment of the judicially determined fair value of his or her shares in the event of any plan of merger or consolidation in which the corporation, the shares of which he or she holds, is a party, provided such stockholder continuously holds such shares through the effective date of the merger, otherwise complies with the requirements of Delaware law for the perfection of appraisal rights and does not vote in favor of the merger. However, this right to demand appraisal does not apply to stockholders if:

o they are stockholders of a surviving corporation and if a vote of the stockholders of such corporation is not necessary to authorize the merger or consolidation, or
o the shares held by the stockholders are of a class or series listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the NASD or are held of record by more than 2,000 stockholders on the date set to determine the stockholders entitled to vote on the merger or consolidation. However, appraisal rights are available for the shares of any class or series of stock of a Delaware corporation if the holders are required by the terms of the agreement of merger or consolidation to accept for their stock anything except:

    o shares of stock of the corporation surviving or resulting from the merger or consolidation; or
    o shares of stock of any other corporation which at the effective date of the merger or consolidation will be listed on The New York Stock Exchange or the American Stock Exchange, designated as a national market system security on an interdealer quotation system by the NASD or are held of record by more than 2,000 stockholders;
    o cash in lieu of fractional shares of the corporation surviving or resulting from the merger or consolidation; or
    o any combination of shares of stock and cash in lieu of fractional shares described in the first or second bullet points listed above.

      A Delaware corporation may provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as the result of an amendment to its certificate of incorporation, any merger or consolidation to which the corporation is a party or a sale of all or substantially all of the assets of the corporation.

                              DERIVATIVE SUITS

ANTHRACITE/MARYLAND LAW

      There is no statutory right to bring a derivative suit under Maryland law; however, there is a clear common law right in Maryland to bring a derivative suit

CORE CAP/DELAWARE LAW

      Under Delaware law, CORE Cap stockholders have the right to bring a derivative suit.


                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CORE CAP

GENERAL

            The following discussion should be read in conjunction with the accompanying audited financial statements and accompanying notes. The statements in this discussion that are not purely historical are forward looking statements, which are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those included in those forward-looking statements. Forward looking statements involve risks and uncertainties including changes in the markets that affect the value of the interest earning portfolio of CORE Cap, interest rates affecting the ability of CORE Cap to finance its mortgage assets and CORE Cap's ability to acquire quality mortgage assets.

            CORE Cap was initially capitalized on September 24, 1997 and commenced operations on October 31, 1997 upon closing its private equity placement. CORE Cap has elected to be taxed as a REIT under the Code. CORE Cap will not be subject to federal income taxes on its income to the extent that it distributes 95% of its tax-basis net income to its stockholders and meets other conditions required to maintain its REIT status. GMAC Management manages the day to day operations of CORE Cap.

            In May 1999, CORE Cap's board of directors approved a share repurchase program that resulted in the return of a portion of the stockholders' original investment. CORE Cap funded the share repurchase program with proceeds from the sale of mortgage-backed securities available in its portfolio and from cash generated from operations. CORE Cap was required to decrease its total assets to maintain its liquidity and investment policies. The total cost of the share repurchase program resulted in a net return of investor capital, including program expenses, in excess of 30% of CORE Cap's equity. These transactions reduced the size and affected the composition of CORE Cap's asset portfolio in 1999. The smaller size of the portfolio resulted in lower interest earnings in 1999 and will continue to do so in the future.

RESULTS OF OPERATIONS

Comparison of 1999 to 1998:

      For the year ended December 31, 1999, CORE Cap recorded net income of $20,016. This compares to net income of $15,373 for the year ended December 31, 1998.

      For the year ended December 31, 1999, basic earnings per share totaled $3.32, resulting in yields of 16.62% per share and 12.94% per unit of common stock and preferred stock, in each case based on their original offering prices.

      For the year ended December 31, 1998, basic earnings per share totaled $0.98, resulting in yields of 4.90% and 7.73% on a per share and per unit basis.

      CORE Cap invests in various interest-bearing assets, including primarily agency adjustable rate and fixed rate mortgage backed securities, residential whole loans, senior interests in commercial participation certificates, and residential and commercial non-agency mortgage-backed securities. CORE Cap finances its assets through the use of repurchase agreements and other borrowings, using CORE Cap's mortgage assets as collateral against the outstanding obligations.

      For the year ended December 31, 1999, CORE Cap's net interest spread, the difference between the interest income earned from CORE Cap's interest earnings assets less the cost of financing those assets, net of provisions for loss, increased to $19,267 from $16,036 for 1998. During 1999, CORE Cap's yield on interest earning assets increased to 6.28% from 6.19% for the corresponding prior year period ended December 31, 1998. In addition, during 1999, CORE Cap's weighted- average cost of funds decreased to 5.35% from 5.77% for the corresponding prior year period ended December 31, 1998. As a result, CORE Cap's net interest spread, the arithmetic difference between the yield on interest earning assets less the cost of funds increased 51bps during 1999. Accordingly, CORE Cap's net interest margin, net interest income as a percentage of average interest earning assets, increased 52bps during 1999.

      As of December 31, 1999, total assets of CORE Cap totaled $1,395,211, as against $2,601,900 at year-end 1998. For the year ended December 31, 1999, CORE Cap's return on average interest earning assets increased to 1.10% from 0.62%, an increase of 48bps from the corresponding period ended December 31, 1998.

      CORE Cap intends to purchase high quality mortgages assets and manage those assets to generate profitable returns for CORE Cap's stockholders. During 1999 and 1998, CORE Cap repositioned its portfolio to account for asset prepayment, interest rate sensitivity, asset yields, liquidity, and internal directives which included CORE Cap's share repurchase program. As a result, CORE Cap sold $1,960,921 and $1,048,097 mortgage backed securities, mortgage loans, and interest rate agreements during 1999 and 1998, which resulted in a net gain of $8,084 and $3,812 from the corresponding prior year period.

      CORE Cap's operating expenses consist primarily of management fees paid to GMAC Management. Under the management agreement, GMAC Management is entitled to a base and incentive management fee, calculated quarterly in arrears. For the years ended December 31, 1999 and 1998, CORE Cap recorded management fees of $5,101 and $3,146, comprising approximately 70% of CORE Cap's total operating expenses. Other operating expenses include legal, audit and professional fees incurred by CORE Cap.

Comparison of 1998 to 1997:

      CORE Cap commenced operations in October 1997. Within its initial two months of operation ended on December 31, 1997, CORE Cap increased its investment portfolio to $1.8 billion through the purchase of agency mortgage backed securities and residential whole loans purchased from GMAC Mortgage and the secondary market. GAAP net income for the two months ended December 31, 1997 was $1,781, or $.02 per weighted average common share. The initial 10% Cumulative Convertible Series A preferred stock dividend of $.417 was made on December 31, 1997. Results for the twelve months ended December 31, 1998 varied significantly from 1997 results as CORE Cap completed its first full twelve calendar months of operations on December 31, 1998. For comparability, 1998 results of operations are discussed in the "Comparison of 1999 to 1998" located herein.

LIQUIDITY

      CORE Cap's business objective is to generate stable levels of income for stockholders by leveraging its equity and managing the interest rate spread between its mortgage asset portfolio and the cost of funding its portfolio. CORE Cap finances its portfolio of mortgage backed securities and mortgage loans through the use of short term reverse repurchase agreements and other borrowings, respectively. At December 31, 1999 CORE Cap has four uncommitted short-term reverse repurchase agreements outstanding totaling $842,093. At December 31, 1999 no individual investment banking firm had more than 38% of the total outstanding principal. At December 31, 1999 CORE Cap had two committed finance agreements outstanding totaling $417,314. Under the terms of the agreements, CORE Cap receives the proceeds from the sale of commercial paper issues by the lenders, which utilize CORE Cap mortgage loans as the underlying collateral. The terms of the commercial paper facility are renewed annually. CORE Cap utilizes various hedging strategies to manage its cost of funds, including interest rate cap agreements and interest rate swaps. CORE Cap is required to distribute 95% of its taxable income as dividends in order to maintain its status as a REIT as indicated elsewhere in this proxy statement/prospectus.

      CORE Cap's sources of capital remain intact as of December 31, 1999. CORE Cap continues to meet the criteria necessary to maintain its strategic financing relationships. These financing relationships are the key components in generating a competitive return on shareholder investment.


   QUANTITATIVE AND QUALITATIVE DISCLOSURES OF CORE CAP ABOUT MARKET RISK

      The investment portfolio of CORE Cap is subject to two primary market risks: market value risk and earnings risk. CORE Cap does not have exposure to foreign currency, commodities, or holdings in equity securities. The volatility of interest rates that impact the performance of CORE Cap is driven by numerous factors including the domestic and international economic climate, domestic monetary and fiscal policy, and global fixed income and equity market trends.

      With CORE Cap's portfolio significantly invested in fixed rate assets, higher interest rates may lead to a deterioration in the market value of its investments, while lower rates may lead to an appreciation in the value of its portfolio. In addition, higher interest rates may lead to an increase in financing expenses, while lower rates may result in lower funding costs for CORE Cap. CORE Cap's borrowings bear interest of short-term money market rates (LIBOR and commercial paper), and thus movements in interest rates affect the net interest income of CORE Cap.

      Management uses a variety of financial instruments to mitigate market risk. Interest rate swaps, caps, floors and mortgage options are employed to ease volatility in market value and earnings due to interest rate fluctuations. However, these instruments also have market value risk elements. Instruments positioned as hedges may not entirely offset the change in value of the item to be hedged and may entail credit risk. Credit risk is assumed to the extent that the hedge has positive value that could not be realized if the counter-party were to default on its obligations.

      The following tables are designed to quantify the risk elements for CORE Cap in terms of December 31, 1999 market value and forecast 2000 net interest income. Net interest income is defined as income earned from assets, inclusive of premium amortization, minus interest expense on all liabilities inclusive of hedge instruments. For financial statement purposes, interest rate floors and mortgage options are carried at fair value with mark-to-market adjustments recorded as a component of trading gains and losses, and are not included in net interest income.

                             CHANGE IN VALUE OF EQUITY
                 (BASED ON PARALLEL SHIFTS OF U.S. TREASURY CURVE)

     -200 BPS  -100 BPS  -50 BPS   BASE   +50 BPS   +100 BPS   +200 BPS
     ($3,748)   $3,481   $2,516     $0   ($3,819)   ($8,539)   ($20,034)
      (4.30%)    3.99     2.89%     0%    (4.38%)    (9.79%)   (22.98%)

                CHANGE IN FORECAST 2000 NET INTEREST INCOME
             (BASED ON PARALLEL SHIFTS OF U.S. TREASURY CURVE)

     -200 BPS  -100 BPS  -50 BPS   BASE    +50 BPS   +100 BPS   +200 BPS
      $4,137    $2,001    $301      $0     ($580)    ($1,229)   ($2,311)
      26.55%    12.84%    1.93%     0%     (3.72%)    (7.89%)   (14.83%)

Balance Sheet Risk Management

      The portfolio strategy of CORE Cap is to generate a stable income stream for investors while maintaining a prudent market risk profile. This objective is accomplished by creating a balance sheet structure that performs well even in significantly volatile market environments. Management closely monitors the market value, earnings, and liquidity position of the balance sheet and attempts to respond in a timely manner to changes in the market environment. CORE Cap uses sophisticated portfolio management systems in determining the market value and earnings sensitivity of the balance sheet. The systems employed measure duration, convexity, and prepayment sensitivity along with the earnings and liquidity profile. Such measures provide for constant reassessment of the balance sheet structure, which should facilitate disciplined management of the portfolio.


               MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material U.S. federal income tax consequences relating to the holding, and disposition of common stock of Anthracite. The discussion contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or, except as discussed below, to certain types of stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers and foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the U.S. federal income tax laws.

      The statements in this discussion and the opinion of counsel are based on current provisions of the Internal Revenue Code, existing, temporary, and currently proposed Treasury regulations promulgated under the Internal Revenue Code, the legislative history of the Internal Revenue Code, existing administrative rulings and practices of the Internal Revenue Service, and judicial decisions.

      YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND SALE OF ANTHRACITE COMMON STOCK INCLUDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, AND OTHER TAX CONSEQUENCES OF SUCH OWNERSHIP AND SALE, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                           TAXATION OF ANTHRACITE

      GENERAL

      Anthracite elected to be taxed as a REIT (referred to below as a REIT) under the Code commencing with its initial taxable year ended December 31, 1998. Anthracite believes that it has been organized and has operated in such a manner as to qualify for taxation as a REIT, and intends to continue to operate in such a manner.

      The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections and Treasury regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

      Skadden, Arps, Slate, Meagher & Flom LLP has provided Anthracite with an opinion that it is organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under
Section 856 through 860 of the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service or any court. It must be emphasized that the opinion of Skadden Arps is based on and is conditioned upon certain assumptions and representations made by Anthracite as to factual matters, including assumptions and representations regarding the nature of Anthracite's properties and the future operation of Anthracite's business in accordance with REIT requirements, which are described in this Prospectus. Anthracite's qualification and taxation as a REIT depend on its ability on a continuing basis to meet various qualification requirements imposed on REITs under the Code as discussed below. Skadden Arps will not review Anthracite's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of Anthracite's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "--Failure to Qualify."

      If Anthracite qualifies for taxation as a REIT, it generally will not be subject to U.S. federal corporate income tax on REIT taxable income that is distributed currently to its stockholders. This treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. Anthracite will be subject, however, to U.S. federal income taxation as follows:

      o Anthracite will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

      o Anthracite may be required to pay the "alternative minimum tax" on our undistributed items of tax preference, if any.

      o If Anthracite has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be required to pay tax at the highest corporate rate on such income.

      o Anthracite will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business.

      o If Anthracite fails to satisfy the 75% or the 95% gross income test (as discussed below), but has maintained its qualification as a REIT it will be required to pay a 100% tax on an amount equal to
         (a) the gross income attributable to the greater of the amount by which it fails the 75% or 95% gross income test multiplied by (b) a fraction intended to reflect its profitability.

      o Anthracite will be required to pay a 4% excise tax in the amount by which its annual distributions to its stockholders is less than the sum of (i) 85% of its REIT ordinary income for the year, (ii) 95% of its REIT capital gain net income for such year (other than long-term capital gains that it elects to retain and pay the tax thereon), and (iii) any undistributed taxable income from prior periods. To the extent that it elects to retain and pay income tax on its net capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

      o If Anthracite acquires an asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in its hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and it recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's net unrealized "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by it over the adjusted basis in such asset at such time), Anthracite will be subject to tax at the highest regular corporate rate applicable. The results described above with respect to the tax on net unrealized "built-in-gain" assume that Anthracite will elect pursuant to recently issued Treasury regulations to be subject to the rules described in the preceding sentence if Anthracite were to make such an acquisition.

      o Anthracite will generally be subject to tax at the highest marginal corporate rate on the portion of any "excess inclusion" income derived from an investment in residual interests in real estate mortgage investment conduits to the extent its stock is held by specified tax exempt organizations not subject to tax on unrelated business taxable income (such as the United States, any state or political subdivision thereof, any foreign government or any international organization, any agency or instrumentality of any of the foregoing.) Any such tax on the portion of any "excess inclusion" income allocable to its stock held by a such a tax exempt organization will reduce the amount of cash it has available for distribution to its stockholders.

      REQUIREMENTS FOR QUALIFICATION

      The Code defines a REIT as a corporation, trust, or association:

      o  that is managed by one or more trustees or directors;

      o the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

      o that would be taxable as a domestic corporation, but for its election to be taxed as a REIT;

      o that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

      o  the beneficial ownership of which is held by 100 or more persons;

      o not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;

      o that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status;

      o that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury regulations; and

      o that meets certain other tests, described below, regarding the nature of its income and assets.

      Conditions in the first four bullet points must be met during the entire taxable year and the condition in the fifth bullet point must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of the sixth bullet point, tax-exempt entities are generally treated as individuals, subject to a "look-through" exception for pension funds.

      Anthracite's amended and restated articles of incorporation provides for restrictions regarding ownership and transfer of Anthracite's stock. These restrictions are intended to assist Anthracite in satisfying the share ownership requirements described in the fifth and sixth bullet points above. These stock ownership and transfer restrictions are described in " The Merger-Restrictions on Ownership and Transfer of Anthracite Capital Stock." These restrictions, however, may not ensure that Anthracite will, in all cases, be able to satisfy the share ownership requirements described in these points. If Anthracite fails to satisfy these share ownership requirements, its status as a REIT would terminate. If, however, Anthracite complies with the rules contained in applicable Treasury regulations that require it to determine the actual ownership of its shares and it does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in the sixth bullet point, it would not be disqualified as a REIT.

      QUALIFIED REIT SUBSIDIARIES

      The Code provides that a corporation that is a "Qualified REIT Subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "Qualified REIT Subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "Qualified REIT Subsidiary" is a corporation, all of the capital stock of which is owned by a REIT. Thus, in applying the requirements described herein, any "Qualified REIT Subsidiaries" of Anthracite's will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as Anthracite's assets, liabilities, and items of income, deduction, and credit. Recently enacted legislation would allow REITs, beginning in 2001, to elect to treat corporate subsidiaries that are wholly-owned as either separate taxable REIT subsidiary corporations, or as transparent qualified REIT subsidiaries.

      OWNERSHIP OF A PARTNERSHIP INTEREST

      In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests described below.

      INCOME TESTS

      Anthracite must meet two annual gross income requirements to qualify as a REIT. First, at least 75% of its gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property) or temporary investment income. Second, at least 95% of its gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

      The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on net income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Anthracite has represented that it will not receive or accrue any interest where the determination of the amount of interest depends, in whole or in part, on the net income or profit of any person, to the extent the receipt of such interest would jeopardize its status as a REIT.

      Interest on obligations secured by mortgages on real property or on interests in real property is qualifying income for purposes of the 75% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a real estate mortgage investment conduit generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a real estate mortgage investment conduit consists of real estate assets, Anthracite will be treated as receiving directly a proportionate share of the income of the real estate mortgage investment conduit. In addition, if Anthracite receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date Anthracite purchased the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause Anthracite to recognize income that is not qualifying income for purposes of the 75% gross income test.

      In general, the interest, original issue discount, and market discount income that Anthracite derives from its investments in mortgage backed securities and mortgage loans will be qualifying interest income for purposes of both the 75% and the 95% gross income tests, except to the extent that less than 95% of the assets of a real estate mortgage investment conduit in which Anthracite holds an interest consists of real estate assets (determined as if Anthracite held such assets), and its proportionate share of the income of the real estate mortgage investment conduit includes income that is not qualifying income for purposes of the 75% and 95% gross income tests. In some cases, however, the loan amount of a mortgage loan may exceed the value of the real property securing the loan, which will result in a portion of the interest income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. It is also possible that, in some instances, the interest income from a distressed mortgage loan may be based in part on the borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75% and the 95% gross income tests.

      Anthracite may acquire construction loans or mezzanine loans that have shared appreciation provisions. To the extent interest from a loan that is based on the cash proceeds from the sale of property constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

      Anthracite also may employ, to the extent consistent with the REIT provisions of the Code, other forms of securitizations under which a "sale" of an interest in the mortgage loans occurs, and a resulting gain or loss is recorded on our balance sheet for accounting purposes at the time of sale. In a "sale" securitization, only the net retained interest in the securitized mortgage loans would remain on its balance sheet. Anthracite may elect to conduct certain of its securitization activities, including such sales, through one or more taxable subsidiaries or through "Qualified REIT Subsidiaries," as defined under the REIT provisions of the Code, formed for such purpose. To the extent consistent with the REIT provisions of the Code, such entity would elect to be taxed as a real estate mortgage investment conduit or a financial asset securitization investment trust.

      Rents Anthracite receives from the tenants of its real property will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met:

o Generally, the amount of rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

o The Code provides that the rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, owns 10% or more of the ownership interests in such tenant, taking into account both direct and constructive ownership.

o If rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property."

o For the rent to qualify as "rents from real property," a REIT generally must not operate or manage the real property or furnish or render services to the tenants of such real property, other than through an "independent contractor" who is adequately compensated and from whom it derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by a REIT are "usually or customarily rendered" in connection with the rental or space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, a REIT may render a "de minimis" amount of impermissible services without violating the independent contractor requirement. Moreover, pursuant to recently enacted legislation, a REIT will be permitted, beginning in 2001, to provide services to tenants or others through an electing taxable REIT subsidiary corporation without disqualifying the rental income received from tenants for purposes of the REIT income requirements.

      Anthracite has represented that it will not charge rent for any portion of any real property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above) to the extent that the receipt of such rent would jeopardize its status as a REIT. In addition, Anthracite has represented that, to the extent that it receives rent from a related party tenant, such rent will not cause it to fail to satisfy either the 75% or 95% gross income test. Anthracite also has represented that it will not allow the rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total rent received under the lease, if the receipt of such rent would cause it to fail to satisfy either the 75% or 95% gross income test. Furthermore, as a result of restrictions on the ownership of Anthracite stock, no person may own, directly or indirectly, more than 9.8% of Anthracite's outstanding stock so that no tenant should be a related party tenant. Finally, Anthracite has represented that it will not operate or manage real property or furnish or render noncustomary services to the tenants of real property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize its status as a REIT.

      FORECLOSURE PROPERTY

      REITS generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purpose of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property

o that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured,

o for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and

o for which such REIT makes a proper election to treat such property as foreclosure property.

      Anthracite does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if it were to receive any such income, it would make an election to treat the related property as foreclosure property. If the property were not eligible for the election to be treated as foreclosure property because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such ineligible property may not be qualifying income for purposes of the 75% or 95% gross income test.

      PROHIBITED TRANSACTION INCOME

      Anthracite will generally be subject to a 100% tax on net income derived from a prohibited transaction. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. In general, the assets owned by Anthracite should not be considered held for sale to customers and any such sale should not be in the ordinary course of Anthracite's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. There is a risk that Anthracite will not comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business." In addition, it should be noted that a real estate mortgage investment conduit or financial asset securitization investment trust securitization of Anthracite's whole loans could be considered a "prohibited transaction."

      HEDGING TRANSACTIONS

      It is possible that Anthracite may enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including an interest rate swap or cap agreement, option, futures contract, forward rate agreement, or similar financial instrument. To the extent that Anthracite enters into such a hedging arrangement to reduce the interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such a hedging arrangement should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

      Anthracite may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. Anthracite will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with the gross income tests.

      If Anthracite fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, Anthracite nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if its failure to meet such tests is due to reasonable cause and not due to willful neglect, Anthracite attaches a schedule of the sources of its income to its return, and Anthracite anticipates that any incorrect information on the schedule will not be due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances Anthracite would be entitled to the benefit of such relief provisions. As discussed above in "Material U.S. Federal Income Tax Consequences--Taxation of Anthracite," even if such relief provisions apply, a 100% tax would be imposed on the gross income attributable to the greater of the amount by which Anthracite fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect its profitability.

      ASSET TESTS

      At the close of each quarter of each taxable year, Anthracite also must satisfy, either directly or through partnerships in which Anthracite has an interest, two tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where Anthracite raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following Anthracite's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a real estate mortgage investment conduit (except that, if less than 95% of the assets of a real estate mortgage investment conduit consists of "real estate assets" (determined as if Anthracite held such assets), Anthracite will be treated as holding directly its proportionate share of the assets of such real estate mortgage investment conduit), and shares of other REITS. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest in real property" also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for U.S. federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by Anthracite may not exceed 5% of the value of Anthracite's total assets, and Anthracite may not own more than 10% of any one issuer's outstanding voting securities (except for interests in any partnership and any Qualified REIT Subsidiary). Recent legislation effective in 2001 adds the requirement that Anthracite generally can not own more than 10% of the total value of the outstanding securities of any one corporate issuer. The 5% and 10% asset limitations described above do not apply to wholly-owned qualified REIT subsidiary corporations, or effective in 2001, to electing taxable REIT subsidiary corporations. The value of the stock held by a REIT in taxable REIT subsidiary corporations, may not, however, exceed, in the aggregate, 20% of the value of a REIT's total assets. See "Legislative or other Actions Affecting REITS.

      Anthracite expects that any mortgage backed securities, distressed real property and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a real estate mortgage investment conduit in which it owns an interest consists of "real estate assets." In that case, it will include in its proportionate share assets that are nonqualifying assets held by such real estate mortgage investment conduit for purposes of the 75% asset test. Mortgage loans (including distressed mortgage loans, construction loans, bridge loans and mezzanine loans) also will be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property. Anthracite owns 100% of the non- voting common stock and 5% of the voting common stock of Anthracite Securitization Corporation. The remaining voting common stock of Anthracite Securitization Corporation is owned by BlackRock Financial Management, Inc. As long as BlackRock Financial Management, Inc. owns, directly or indirectly, less than 10% of Anthracite stock, Anthracite will not be deemed to own more than 10% of the voting stock of Anthracite Securitization Corporation. In addition, Anthracite believes that the value of its Anthracite Securitization Corporation stock will not exceed 5% of the total value of its assets. As discussed above, effective 2001, a REIT generally cannot own more than 10% of the value of any one issuer. Although Anthracite owns more than 10% of the value of Anthracite Securitization Corporation, Anthracite anticipates that Anthracite Securitization Corporation will be dissolved prior to 2001. Anthracite will monitor the status of the assets that Anthracite acquires for purposes of the various asset tests and has represented that Anthracite will manage its portfolio in order to comply at all times with such tests.

      Anthracite anticipates that it may securitize all or a portion of the mortgage loans which it acquires, in which event it will likely retain certain of the subordinated and "interest only"classes of mortgage backed security interests which may be created as a result of such securitization. The securitization of the mortgage loans may be accomplished through one or more real estate mortgage investment conduits or, if a non-real estate mortgage investment conduit securitization is desired, through one or more Qualified REIT Subsidiaries. The securitization of the mortgage loans through either one or more real estate mortgage investment conduits or one or more Qualified REIT Subsidiaries should not affect Anthracite's qualification as a REIT or result in the imposition of corporate income tax under the taxable mortgage pool rules. Income realized by Anthracite from a real estate mortgage investment conduit securitization could, however, be subject to a 100% tax as a "prohibited transaction."

      If Anthracite should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause Anthracite to lose its REIT status if (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If the condition described in clause
(ii) of the preceding sentence were not satisfied, Anthracite still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

      DISTRIBUTION REQUIREMENTS

      In order to avoid corporate income taxation of Anthracite's earnings, it is required to distribute with respect to each taxable year dividends (other than capital gain dividends and retained capital gains) to its stockholders in an aggregate amount at least equal to

o the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and
      (B) 95% of the net income (after tax), if any, from foreclosure property, minus

o     the sum of certain items of noncash income.

      Recent legislation would decrease the 95% distribution requirement to 90% effective in 2001. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Anthracite timely files its U.S. federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that Anthracite does not distribute all of its net capital gain or distributes at least 95% (or 90% after 2000), but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if Anthracite should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of

o     85% of its REIT ordinary income for such year,

o     95% of its REIT capital gain net income for such year, and

o     any undistributed taxable income from prior periods,

Anthracite would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. Anthracite may elect to retain, however, rather than distribute, all or a portion of its net long-term capital gains and pay the tax on such undistributed gains, in which case its stockholders would include their proportionate share of such undistributed long-term capital gains in income and receive a credit for their share of the tax paid by Anthracite. For purposes of the 4% excise tax described above, any such retained amounts would be treated as having been distributed. Anthracite intends to make timely distributions sufficient to satisfy the annual distribution requirements.

      It is possible that, from time to time, Anthracite may experience timing differences between

o the actual receipt of income and actual payment of deductible expenses, and

o the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income.

      For example, Anthracite will recognize taxable income in excess of its cash receipts when, as frequently happens, original issue discount accrues with respect to certain of its subordinated mortgage backed security interests, including "principal only" securities and certain "interest only" securities. Mezzanine loans may also be deemed to have original issue discount for U.S. federal income tax purposes. Original issue discount generally will be accrued using a methodology that does not allow credit losses to be reflected until they are actually incurred. Anthracite may also be required to accrue interest income from distressed mortgage loans even though the borrowers fail to pay the full amounts due. In addition, Anthracite may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, mortgage backed securities and distressed mortgage loans that are "market discount bonds" (i.e., obligations with an adjusted issue price that is greater than its tax basis in such obligations), but not have any cash because such proceeds may be used to make non-deductible principal payments on related borrowings. Market discount income is treated as ordinary income and not as capital gain and, thus, is subject to the 95% (90% after 2000) distribution requirement. Furthermore, Anthracite would have income without the receipt of cash to the extent of the market discount attributable to debt securities held by a real estate mortgage investment conduit in which Anthracite holds a residual interest.

      Anthracite also may recognize "excess inclusion" income or other taxable income in excess of cash flow from real estate mortgage investment conduit residual interests or its retained interests in non-real estate mortgage investment conduit securitization transactions. From time to time, Anthracite may also recognize net capital gain attributable to the sale of depreciated property that exceeds its cash receipts from the sale. In addition, pursuant to certain Treasury regulations, Anthracite may be required to recognize the amount of any payment to be made pursuant to a shared appreciation provision over the term of the related loan using the constant yield method. Finally, Anthracite may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as specifically defined in the Treasury regulations) to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds its basis in the original loan. Therefore, Anthracite may have less cash than is necessary to meet its annual 95% (90% after 2000) distribution requirement. In such a situation, Anthracite may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of preferred stock or additional common stock or through the sale of assets.

      Under certain circumstances, Anthracite may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its stockholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Although Anthracite may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Internal Revenue Service interest based upon the amount of any deduction taken for deficiency dividends.

      RECORDKEEPING REQUIREMENTS

      Under the Treasury regulations, Anthracite must maintain certain records and request on an annual basis certain information from its stockholders designed to disclose the actual ownership of its outstanding stock. Anthracite has complied and intends to continue to comply with such requirements.

      FAILURE TO QUALIFY

      If Anthracite fails to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, Anthracite will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Anthracite's stockholders in any year in which it fails to qualify as a REIT will not be deductible by Anthracite and will not be required to be made. In such event, to the extent of its current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, Anthracite also will be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. It is not possible to state whether in all circumstances Anthracite would be entitled to such statutory relief.

      TAXATION OF TAXABLE U.S. STOCKHOLDERS

      As long as Anthracite qualifies as a REIT, distributions made to its taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. stockholder" means a holder of common stock that for U.S. federal income tax purposes is

o     a citizen or resident of the U.S.,

o a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof,

o an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

o any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

      Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his common stock. Corporate stockholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's common stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's common stock, such distributions will be included in income as long- term capital gain (or short-term capital gain if the common stock had been held for one year or less), provided that the common stock is a capital asset in the hands of the stockholder. In addition, any distribution declared by Anthracite in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by Anthracite and received by the stockholder on December 31 of such year, as long as the distribution is actually paid by Anthracite during January of the following calendar year.

      Stockholders may not include in their individual income tax returns any of Anthracite's net operating losses or capital losses. Instead, Anthracite would carried over such losses for potential offset against future income (subject to certain limitations). Taxable distributions and gain from the disposition of the common stock received by Anthracite's stockholders will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a stockholder is a limited partner) against such income. Taxable distributions made by Anthracite generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of common stock (or distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. Anthracite will notify stockholders after the close of its taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

      Anthracite may elect to retain and pay income tax on its net long-term capital gains. If Anthracite make this election, its stockholders would include in their income as long-term capital gain their proportionate share of the long-term capital gain as designated by Anthracite. Each stockholder will be deemed to have paid the stockholder's share of the tax, which could be credited or refunded to the stockholder. The basis of the stockholder's shares is increased by the amount of the undistributed long-term capital gains (less the amount of capital gains tax paid).

      Anthracite's investment in mortgage backed securities may cause it, under certain circumstances, to recognize phantom income and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay U.S. federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Accordingly, if Anthracite receives phantom income, its stockholders may be required to pay U.S. federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. If one takes into account the time value of money, such an acceleration of U.S. federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in Anthracite that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. In general, as the ratio of Anthracite's phantom income to its total income increases, the after-tax rate of return received by a taxable stockholder will decrease. Anthracite will consider the potential effects of phantom income on its taxable stockholders in managing its investments.

      If Anthracite owns real estate mortgage investment conduit residual interests, it is possible that stockholders would not be permitted to offset certain portions of the dividend income they derive from Anthracite with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder's dividends that would be subject to this limitation would equal his allocable share of any excess inclusion income derived by Anthracite with respect to the real estate mortgage investment conduit residual interests. Anthracite's excess inclusion income for any calendar quarter will equal the excess of its income from a real estate mortgage investment conduit residual interest over its "daily accruals" with respect to such real estate mortgage investment conduit residual interest for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a real estate mortgage investment conduit residual interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the real estate mortgage investment conduit residual interest at the beginning of the quarter and
(ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the real estate mortgage investment conduit residual interest. The adjusted issue price of a real estate mortgage investment conduit residual interest at the beginning of a calendar quarter equals the original issue price of the real estate mortgage investment conduit residual interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to Anthracite with respect to the real estate mortgage investment conduit residual interest. To the extent provided in future Treasury regulations, the excess inclusion income with respect to any real estate mortgage investment conduit residual interests owned by Anthracite that do not have significant value will equal the entire amount of the income derived from such real estate mortgage investment conduit residual interest. Furthermore, to the extent that Anthracite (or a Qualified REIT Subsidiary) acquires or originates mortgage loans and uses those loans to collateralize one or more multiple-class offerings of mortgage backed securities for which no real estate mortgage investment conduit election is made, it is possible that, to the extent provided in future Treasury regulations, stockholders will not be permitted to offset certain portions of the dividend income that they derive from Anthracite that are attributable to such non-real estate mortgage investment conduit transactions with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent Anthracite's stockholders from offsetting some portion of their dividend income with deductions or losses from other sources.

      TAXATION OF STOCKHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

      In general, any gain or loss realized upon a taxable disposition of the common stock by a stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the common stock has been held for more than one year and otherwise as short-term capital gain or loss. Any loss upon a sale or exchange of common stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules), however, will be treated as a long-term capital loss to the extent of distributions from Anthracite required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the common stock may be disallowed if other shares of common stock are purchased within 30 days before or after the disposition.

      CAPITAL GAINS AND LOSSES

      The highest marginal individual income tax rate (which applies to ordinary income and gain from the sale or exchange of capital assets held for one year or less) is 39.6%. The maximum regular income tax rate on capital gains derived by non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. Any long- term capital gains from the sale or exchange of depreciable real property that would be subject to ordinary income taxation (i.e., "depreciation recapture") if treated as personal property will be subject to a maximum tax rate of 25% instead of the 20% maximum rate. For taxable years beginning after December 31, 2000, the maximum regular capital gains rate for assets which are held more than 5 years is 18%. This rate will generally only apply to assets for which the holding period begins after December 31, 2000. With respect to distributions designated by Anthracite as capital gain dividends and any retained capital gains that Anthracite is deemed to distribute, Anthracite may designate (subject to certain limits) whether such a distribution is taxable to its individual stockholders at a federal income tax rate of 20%, or 25%. Thus, the tax rate differential between capital gains and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by non-corporate taxpayers. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate income tax rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

      INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      Anthracite will report to its U.S. stockholders and to the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide Anthracite with his correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, Anthracite may be required to withhold a portion of capital gain distribution to any stockholders who fail to certify their non-foreign status to Anthracite. The Internal Revenue Service has issued final Treasury regulations regarding the backup withholding rules as applied to non-U.S. stockholders. Those regulations alter the current system of backup withholding compliance and will be effective for payments made after December 31, 2000.

      TAXATION OF TAX-EXEMPT STOCKHOLDERS

      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by Anthracite to exempt organizations generally should not constitute unrelated business taxable income. However, if an exempt organization finances its acquisition of the common stock with debt, a portion of its income from Anthracite will constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Internal Revenue Code Section 501(c) are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions from Anthracite as unrelated business taxable income. In addition, in certain circumstances, a pension trust that owns more than 10% of Anthracite's stock is required to treat a percentage of the dividends from Anthracite as unrelated business taxable income. Such a percentage is the gross income derived by Anthracite from an unrelated trade or business (determined as if Anthracite was a pension trust) divided by Anthracite's gross income for the year in which the dividends are paid. The unrelated business taxable income rule applies to a pension trust holding more than 10% of Anthracite's stock only if

o     the percentage (described above) is at least 5%,

o Anthracite qualify as a REIT be reason of the modification of the REIT stock ownership rules that allows the beneficiaries of the pension trust to be treated as holding shares of a REIT in proportion to their actuarial interest in the pension trust, and

o either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts, each individually holding more than 10% of the value of Anthracite's stock, collectively owns more than 50% of the value of our stock.

      Any dividends received by an exempt organization that are allocable to excess inclusion income will be treated as unrelated business taxable income. In addition, Anthracite will be subject to tax at the highest marginal corporate rate on the portion of any excess inclusion income derived by Anthracite from real estate mortgage investment conduit residual interests that is allocable to Anthracite's stock and held by certain exempt organizations that are not subject to tax (such as the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing). Any such tax would be deductible by Anthracite against income that is not excess inclusion income.

      If Anthracite derives excess inclusion income from real estate mortgage investment conduit residual interests, a tax similar to the tax described in the preceding paragraph may be imposed on stockholders who are

o pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITS, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in Section 521 of the Code)) in which certain exempt organizations (as described in the preceding paragraph) are record holders of shares or interests, and

o     nominees who hold common stock on behalf of such organizations.

      Consequently, a brokerage firm that holds shares of common stock in a "street name" account for such an exempt organization may be subject to U.S. federal income tax on the excess inclusion income derived from those shares.

      The Treasury Department has been authorized to issue regulations regarding issuances by a REIT of multiple-class mortgage-backed securities in non-real estate mortgage investment conduit transactions. If such Treasury regulations are issued in the future allocating Anthracite's excess inclusion income from non-real estate mortgage investment conduit transactions pro rata among Anthracite's stockholders, some percentage of the dividends paid by Anthracite would be treated as unrelated business taxable income in the hands of stockholders that are exempt organizations. See "--Taxation of Taxable U.S. Stockholders."

      TAXATION OF NON-U.S. STOCKHOLDERS

      The rules governing U.S. federal income taxation of non-U.S. stockholders, such as, nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF U.S. FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO OWNERSHIP OF ANTHRACITE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

      Distributions to non-U.S. stockholders that are not attributable to gain from sales or exchanges by Anthracite of U.S. real property interests and are not designated by Anthracite as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of Anthracite's current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. If, however, income from the investment in the common stock is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation). Anthracite expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a non-U.S. stockholder unless a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with Anthracite, or the non-U.S. stockholder files an Internal Revenue Service Form 4224 with Anthracite claiming that the distribution is effectively connected income.

      Any portion of the dividends paid to non-U.S. stockholders that is treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, if Treasury regulations are issued in the future allocating excess inclusion income from non-real estate mortgage investment conduit transactions among stockholders, some percentage of dividends would not be eligible for exemption from the 30% withholding tax or a reduced treaty withholding tax rate in the hands of non-U.S. stockholders. See "--Taxation of Taxable U.S. Stockholders."

      Distributions in excess of Anthracite's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's common stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a non-U.S. stockholder's common stock, such distributions will give rise to tax liability if the non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of his common stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. Amounts so withheld are refundable to the extent that it is subsequently determined that such distribution was, in fact, in excess of Anthracite's current and accumulated earnings and profits. Anthracite is required to withhold 10% of any distribution in excess of its current and accumulated earnings and profits. Consequently, although Anthracite intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that it does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

      For any year in which Anthracite qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by Anthracite of a U.S. real property interest (which includes certain interests in real property but does not include mortgage loans or mortgage backed securities) will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980. Under the Foreign Investment in Real Property Tax Act, distributions attributable to gain from sales of U.S. real property interests are taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to the Foreign Investment in Real Property Tax Act also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder not entitled to treaty relief or exemption. Anthracite is required to withhold 35% of any distribution that is designated by it as a U.S. real property capital gains dividend. The amount withheld is creditable against the non-U.S. stockholder's Foreign Investment in Real Property Tax Act tax liability.

      Gain recognized by a non-U.S. stockholder upon a sale of his common stock generally will not be taxed under the Foreign Investment in Real Property Tax Act if Anthracite is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Because the common stock will be publicly traded, no assurance can be given that Anthracite will be or remain a "domestically controlled REIT." In addition, a non-US stockholder that owns, actually or constructively, 5% or less of Anthracite stock throughout a specified "look-back" period will not recognize taxable gain on the sale of his stock under the Foreign Investment in Real Property Tax Act if the shares are traded on an established securities market. Furthermore, gain not subject to the Foreign Investment in Real Property Tax Act will be taxable to a non-U.S. stockholder if

o investment in the common stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or

o the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

      If the gain on the sale of the common stock were to be subject to taxation under the Foreign Investment in Real Property Tax Act, the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

      STATE AND LOCAL TAXES

      Anthracite or its stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of Anthracite and its stockholders in such jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon ownership of Anthracite common stock.

      LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS

      Congress recently enacted legislation, generally effective in 2001, that will, among other things:

      o allow REITs to own and control taxable REIT subsidiary corporations that could provide services to REIT tenants and others without disqualifying the rents that the REIT receives from its tenants for purposes of the REIT income tests;

      o add a requirement that a REIT generally can not own securities having a value of more than 10% of the total value of the outstanding securities of any one corporate issuer (other than a qualified REIT subsidiary or an electing taxable REIT subsidiary);
      o provide that no more than 20 percent of the value of a REIT's assets can be represented by securities of the taxable REIT subsidiaries; and

      o reduce from 95% to 90% the percentage of income that REITs are required to distribute annually.

      In February 2000, President Clinton released his budget proposal for fiscal year 2001. One of the provisions contained in the proposal would, if enacted into law, generally require a REIT to distribute 98% of its ordinary income and capital gain net income for a calendar year in order to avoid the 4% excise tax. As discussed above, the excise tax does not apply under current law if the REIT timely distributes at least 85% of its ordinary income and 95% of its capital gain net income.

      The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in Anthracite.


                               LEGAL MATTERS

      The validity of the Anthracite common stock and the preferred stock to be issued in connection with the merger has been passed upon by Miles & Stockbridge PC, Maryland counsel to Anthracite. Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Anthracite, and Milbank, Tweed, Hadley and McCloy LLP, special counsel to CORE Cap, have passed and will pass on the material federal income tax consequences of the merger.


                                  EXPERTS

      The financial statements incorporated in this proxy statement/prospectus by reference from Anthracite's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of CORE Cap as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999 and 1998 and the period from September 24, 1997 to December 31, 1997 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                    WHERE YOU CAN FIND MORE INFORMATION

      Anthracite files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning Anthracite can be read and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Securities and Exchange Commission maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission, including Anthracite's. Anthracite's common stock is listed and traded on The New York Stock Exchange. These reports, proxy statements and other information are also available for inspection at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      This prospectus is part of a registration statement filed with the Securities and Exchange Commission by Anthracite. The full registration statement can be obtained from the Securities and Exchange Commission as indicated above, or from Anthracite.

      The Securities and Exchange Commission allows Anthracite to "incorporate by reference" the information Anthracite files with the Securities and Exchange Commission. This permits Anthracite to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus and any information filed with the Securities and Exchange Commission subsequent to this prospectus will automatically be deemed to update and supersede this information. Anthracite incorporates by reference the following documents which have been filed with the Securities and Exchange
Commission:

o     Annual Report on Form 10-K for the year ended December 31, 1999,

o the description of Anthracite's common stock contained in Anthracite's registration statement on Form 8-A dated March 5, 1998 and the prospectus filed pursuant to rule 424(b), dated March 24, 1998, and

o the description of Anthracite's preferred stock contained in Anthracite's registration statement on Form S-3, dated March 10, 2000.

      Anthracite incorporates by reference the documents listed above and any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 from the date of this prospectus until it files a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

      Any statement contained in a document incorporated or considered to be incorporated by reference in this registration statement will be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this registration statement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes the statement. Any statement that is so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      Anthracite will provide without charge upon written or oral request a copy of any or all of the documents which are incorporated by reference to this proxy statement/prospectus, other than exhibits which are not specifically incorporated by reference into such documents. You may direct your requests to Investor Relations, Anthracite Capital, Inc., 345 Park Avenue, 29th Floor, New York, New York 10154 (telephone number (212) 409-3333).



                       INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants...............................          F-2

Consolidated Balance Sheets of CORE Cap, Inc. for the years
  ended December 31, 1999 and December 31, 1998.................          F-3

Consolidated Statements of Operation of CORE Cap for the years ended December 31, 1999, December 31, 1998 and
  December 31, 1997.............................................          F-4

Consolidated Statements of Changes in Stockholders' Equity of
  CORE Cap for the year ended December 31, 1997, December 31,
  1998 and December 31, 1999.....................................         F-5

Consolidated Statements of Cash Flows of CORE Cap for the
  years ended December 31, 1999, December 31, 1998 and
  December 31, 1997...............................................        F-6

Notes to Consolidated Financial Statements........................        F-8


                     REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of CORE Cap, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operation, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of CORE Cap, Inc. ("the Company") at December 31, 1999 and 1998, and the results of its operations and its cash flows for the two years ended December 31,1999 and the period from September 24, 1997 and December 31, 1997 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying information on page II-7 of the Registration Statement on Form S-4 of Anthracite Capital, Inc. is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



PricewaterhouseCoopers LLP
January 18, 2000, except as to Note 14, which is as of February 8, 2000



BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
(dollars in thousands, except share and par value amounts)          1999            1998
-------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents
      Unrestricted                                           $       15,006    $     74,438
      Restricted                                                       -             90,888
Interest receivable                                                   7,881          14,516
Accounts receivable                                                   3,303           7,256
Mortgage-backed securities - available-for-sale                     579,964       1,557,090
Mortgage-backed securities - held-to-maturity, net of
  provision for credit losses of of $172 and $198                   343,206         343,543
Mortgage loans held for investment, net of provision
  for credit losses of $988 and $194                                444,904         512,407
Interest rate agreements                                                380           1,242
Other assets                                                            567             520
                                                             --------------    ------------
Total assets                                                 $    1,395,211    $  2,601,900
                                                             ==============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Reverse repurchase agreements                                $      842,093    $  1,900,837
Other borrowings                                                    417,314         496,214
Interest payable                                                      2,995          15,000
Other liabilities                                                    17,787             691
                                                             --------------    ------------
Total liabilities                                                 1,280,189       2,412,742

STOCKHOLDERS' EQUITY
Preferred stock
      10% cumulative convertible Series A preferred stock,
      $.01 par value, 12,000,000 shares authorized and
      2,260,997 outstanding at December 31, 1999
      (4,132,600 in 1998)                                                41              41
Common stock

      Class A common stock, $.01 par value, 20,000,000
      shares authorized and 3,237,158 outstanding at
      December 31, 1999 (5,108,761 in 1998)                              51              51

      Class B common stock, $.01 par value, 25,000 shares
      authorized and outstanding at December 31, 1999 and
      1998                                                                -               -
Additional paid in capital                                          200,060         200,060
(Deficit)/retained earnings                                          (1,398)              8
Treasury stock at cost (1,871,603 preferred and 1,871,603
common shares)                                                      (66,030)              -
Accumulated other comprehensive loss:
      Unrealized loss on securities available-for-sale              (17,702)        (11,002)
                                                             ---------------   -------------
Total stockholders' equity                                          115,022         189,158
                                                             ---------------   -------------
Total liabilities and stockholders' equity                   $    1,395,211    $  2,601,900
                                                             ==============    =============


   The accompanying notes are an integral part of these financial statements.



INCOME STATEMENT
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND THE PERIOD FROM
SEPTEMBER 24, 1997 (INCEPTION) TO DECEMBER 31, 1997
(in thousands, except per share amounts)                1999        1998      1997
------------------------------------------------------------------------------------
INTEREST INCOME
      Interest on mortgage-backed securities         $   74,661  $ 132,721  $  8,180
      Interest on mortgage loans                         36,940     19,749       741
      Interest on short-term investments                  2,374      3,169       760
                                                     ---------- ---------- ---------
      Total interest income                             113,975    155,639     9,681
                                                     ---------- ---------- ---------

INTEREST EXPENSE
      Interest on reverse repurchase agreements
        & other borrowings                               93,149    136,317     7,031
      Amortization of interest rate agreements              792      3,011       133
                                                     ---------- ---------- ---------
      Total interest expense                             93,941    139,328     7,164
                                                     ---------- ---------- ---------

Net interest income                                      20,034     16,311     2,517
Provision for credit losses                                 767        275       117
                                                     ---------- ---------- ---------
Net interest income after provision for credit losses    19,267     16,036     2,400
                                                     ---------- ---------- ---------

Gain / (loss) on sale of mortgage-backed securities     (13,765)     2,697         -
Gain on sale of mortgage loans                              277          -         -
Gain on interest rate agreements                         21,572      1,115         -
                                                     ---------- ---------- ---------
Total income after provision for credit losses           27,351     19,848     2,400
                                                     ---------- ---------- ---------

OPERATING EXPENSES
      Management fees                                     5,101      3,146       434
      Other                                               2,234      1,329       185
                                                     ---------- ---------- ---------
      Total operating expenses                            7,335      4,475       619
                                                     ---------- ---------- ---------

Net income                                           $   20,016  $  15,373  $  1,781
Less dividends paid on cumulative convertible
  preferred stock                                         6,822     10,332     1,722
                                                     ---------- ---------- ---------
Net income available to common stockholders          $   13,194  $   5,041        59

Earnings per share
      Basic                                          $     3.32  $    0.98  $   0.02

      Diluted                                        $     2.72  $    0.98  $  0.02

Weighted average number of shares outstanding
      Basic                                               3,970      5,129     3,194
      Diluted                                             7,363      5,138     3,221


     The accompanying notes are an integral part of these financial statements.



STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(dollars in thousands)

                                  10%
                               Cumulative                                                                    Accumulated
                               Convertible   Common    Common   Additional            Compre-   (Deficit)/     Other
                                Preferred     Stock    Stock     Paid-in    Treasury  hensive   Retained    Comprehensive
                                  Stock      Class A  Class B    Capital      Stock    Income   Earnings    Income (Loss)  Total
                               -----------  --------- -------- -----------  --------  --------  ----------  -------------  -----
Issued 4,132,600 shares
  @ .01 par value               $    41                         $  103,274                                                $103,315
Issued 5,108,761 shares
  @ .01 par value                           $   51                 102,214                                                 102,175
Issued 20,500 shares
  @ $.01 par value (rounded)                           $               410                                                     410
Issuance costs                                                      (5,936)                                                 (5,936)
Comprehensive income:
   Net income
   Other comprehensive income (loss):                                                   $ 1,781    $ 1,781                   1,781
      Unrealized loss on securities                                                        (622)                  (622)       (622)
                                                                                        --------
           Comprehensive income                                                         $ 1,159
                                                                                        --------
Dividends paid                                                                                      (1,722)                 (1,722)
                                --------   --------   --------   -----------  -------   ---------  --------     ---------   ------
Balance at December 31, 1997         41         51          -      199,872        -                     59        (622)    199,401
                                ---------  --------   --------   -----------  --------  ---------- ---------    ---------  --------
Compensation expense - stock
  options issued for services                                          188                                                     188
Comprehensive income:
   New income                                                                           $15,373    $15,373                  15,373
   Other comprehensive income (loss):
      Unrealized loss on sec$rities                                                     (10,380)               (10,380)    (10,380)
                                                                                      ----------
           Comprehensive income                                                         $ 4,993
                                                                                      ----------
Dividends paid                                                                                     (15,424)                (15,424)
                              ---------   --------   --------   ------------   ------  ---------   --------    ---------   -------
Balance at December 31, 1998         41         51         -       200,060        -                      8     (11,002)    189,158
                              ---------  ---------   --------  -------------   ------   --------   --------    ---------   -------
Comprehensive income:
   Net income                                                                           $ 20,016    20,016                  20,016
   Other comprehensive
     income (loss):
      Unrealized loss on securities                                                      (6,700)                (6,700)     (6,700)
                                                                                       ----------
           Comprehensive income                                                         $13,316
                                                                                       ----------
Purchase of treasury stock                                                    (66,030)                                     (66,030)
Dividends paid                                                                                      (21,422)               (21,422)
                              ---------   --------   --------    ------------ --------  ---------  ---------    -------   -------
Balance at December 31, 1999  $      41   $     51   $     -     $ 200,060    $(66,030)             $(1,398)   $(17,702)   $ 15,022
                              =========   ========   ========    =========    ========= ==========  =========== ========  =========


 The accompanying notes are an integral part of these financial statements.



STATEMENTS OF CASH FLOW
(dollars in thousands)                               1999         1998           1997
-----------------------------------------------------------------------------------------
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income                                      $   20,016    $   15,373     $     1,781
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
(Gain)/loss on sale of mortgage-backed
  securities                                        13,765        (2,697)              -
Gain on sale of mortgage loans                        (277)            -               -
Gain on interest rate agreements                   (21,572)       (1,115)              -
Premium amortization, net of discount
  accretion of mortgage assets                       3,968         9,739             475
Amortization of interest rate agreements               792         3,011             133
Amortization of other assets                           861           465              30
Provision for credit losses                            767           275             117
(Increase)/decrease in:
   Restricted cash                                  90,888       (90,888)              -
   Interest receivable                               6,635        (4,014)        (10,529)
   Accounts receivable                               3,953        (6,983)            (59)
   Other assets                                       (908)         (731)           (282)
Increase/(decrease) in:
   Interest payable                                (12,005)       12,006           2,994
   Other liabilities                                17,096        (6,336)          7,240
                                                -----------   -----------    ------------
          Net cash provided by (used in)
          operating activities                     123,979       (71,895)          1,900
                                                -----------   -----------    ------------
CASH FLOW FROM INVESTING ACTIVITIES:
(Increase)/decrease in:
   Purchases of mortgage-backed securities
     - available-for-sale                       (1,043,829)   (2,027,861)     (1,705,957)
   Principal payments on mortgage-backed
     securities - available-for-sale               276,541       751,415          14,710
   Proceeds on sale of mortgage-backed
     securities - available-for-sale             1,719,711     1,048,097               -
   Principal payments on mortgage-backed
     securities - held-to maturity                     488             -               -
   Purchases of mortgage loans held for
     investment                                   (299,970)     (447,526)       (138,424)
   Principal payments on mortgage loans
     held for investment                           125,892        72,928             666
   Proceeds on sale of mortgage loans
     held for investment                           241,210             -               -
                                                -----------   -----------    ------------
           Net cash provided by (used in)
           investing activities                  1,020,043      (602,947)     (1,829,005)
                                                -----------   -----------    ------------
CASH FLOW FROM FINANCING ACTIVITIES:
Increase/(decrease) in:
   Net borrowings from reverse repurchase
     agreements                                 (1,058,744)      264,253       1,636,584
   Other borrowings                                (78,900)      496,214               -
   Net purchases of interest rate agreements          (970)       (5,226)         (2,254)
   Proceeds on sale of interest rate
     agreements                                     22,612         3,996               -
   Proceeds from issuance of Series A
     preferred stock                                     -             -         103,315
   Proceeds from issuance of Class A common
     stock                                               -             -         102,175
   Proceeds from issuance of Class B common
     stock                                               -             -             410
   Issuance costs                                        -             -          (5,936)
   Purchase of treasury stock                      (66,030)            -               -
   Dividends paid                                  (21,422)      (15,424)         (1,722)
                                                -----------   -----------    ------------
         Net cash provided by (used in)
         financing activities                   (1,203,454)      743,813       1,832,572
                                                -----------   -----------    ------------
Net increase/(decrease) in cash and cash
equivalents                                        (59,432)       68,971           5,467
                                                -----------   -----------    ------------
Cash and cash equivalents at beginning of
year                                                74,438         5,467               -
                                                -----------   -----------    ------------
Cash and cash equivalents at end of year        $   15,006    $   74,438     $     5,467
                                                ===========   ===========    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Cash paid during the year for:
   Interest                                     $  100,649    $124,311    $ 4,096
Non-cash transactions:
   Transfer of mortgage-backed securities -
     available-for-sale to mortgage-backed
     securities - held-to-maturity              $        -    $345,901    $      -
   Transfer of provision for credit losses
     from mortgage-backed securities
     held-to-maturity to mortgage loans
     held for investment                        $      127


     The accompanying notes are an integral part of these financial statements.



NOTES TO THE FINANCIAL STATEMENTS

  1 .   ORGANIZATION

      CORE Cap was incorporated in the state of Delaware on August 12, 1997 and its operations commenced on September 24, 1997. CORE Cap has elected to be taxed as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended. CORE Cap is engaged in the activity of acquiring, holding, and managing a diversified portfolio of residential and commercial mortgage assets. Pursuant to terms of a management agreement, CORE Cap has engaged GMAC Management, a wholly-owned subsidiary of GMAC Mortgage, to manage the day-to-day operations of CORE Cap.

2. SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION - CORE Cap's accounting and reporting policies reflect industry practices and conform in all material respects to generally accepted accounting principles (GAAP). Certain amounts for the prior year have been reclassified to conform to the 1999 presentation.

      RISKS AND UNCERTAINTIES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. CORE Cap's estimates and assumptions primarily arise from risks and uncertainties associated with interest rate volatility and credit exposure. Future changes in market trends and conditions may occur which could cause actual results to differ materially.

      CASH AND CASH EQUIVALENTS - Cash and cash equivalents classified as restricted consist of cash pledged as collateral on certain reverse repurchase agreements. Cash and cash equivalents classified as unrestricted consist of cash in banks and highly liquid investments with original maturities of less than 90 days.

      MORTGAGE-BACKED SECURITIES - CORE Cap classifies its portfolio of mortgage-backed securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. This standard requires CORE Cap to classify its mortgage securities as either trading investments, available-for-sale securities, or held-to-maturity investments.

      Discounts and premiums associated with the acquisition of mortgage-backed securities are deferred and amortized over the estimated life of the security. This amortization is based on an effective yield methodology and is recorded as an adjustment to interest income. On an ongoing basis, CORE Cap evaluates the effective yield for the entire portfolio based upon specific attributes of each mortgage security or loan such as actual and estimated prepayment activity, interest rate resets, and other cash flow attributes. Changes in estimated yield are calculated over the remaining life of the investment with any cumulative adjustments recognized at the date of change. Cumulative adjustments are calculated from the original investment date to the date of change.

      Realized gains or losses on the sale of mortgage-backed securities are recognized on a specific identification method based on the difference between the sales proceeds and carrying value of the security.

      Interest income is accrued based on the outstanding principal balance of the mortgage-backed securities and their contractual terms.

      MORTGAGE-BACKED SECURITIES - AVAILABLE-FOR-SALE - CORE Cap's portfolio of available-for-sale securities consists of agency adjustable-rate and fixed-rate mortgage-backed securities which CORE Cap has acquired in the secondary market and from its sponsor GMAC Mortgage. Management has made the determination that these securities should be designated as available-for-sale in order to be prepared to respond to potential future opportunities in the market, to sell mortgage-backed securities in order to optimize the portfolio's total return and to retain its ability to respond to economic conditions that may require CORE Cap to sell assets in order to maintain an appropriate level of liquidity. CORE Cap carries its available-for-sale securities portfolio at fair value, with unrealized gains and losses excluded from earnings and reported as a component of accumulated other comprehensive income within stockholders' equity.

      MORTGAGE PUT AND MORTGAGE CALL OPTIONS - During 1999, CORE Cap entered various mortgage option positions which included mortgage put options, sold by CORE Cap, covered and uncovered call options, sold by CORE Cap, and mortgage call options, purchased by CORE Cap. CORE Cap accounts for these instruments under mark-to-market accounting. Fees paid or received to acquire or sell these instruments are capitalized and amortized over the life of the instrument. Fair value adjustments are recorded in the period in which they occur as an adjustment to trading gains or losses. During 1999, one mortgage call option, sold by CORE Cap, was exercised. Gains and losses resulting from CORE Cap's obligation to sell mortgage-backed securities are recorded as an adjustment to trading gains and losses in the period in which they occur.

      MORTGAGE-BACKED SECURITIES - HELD-TO-MATURITY - CORE Cap's portfolio of held-to-maturity securities consists of commercial and residential fixed rate non-agency mortgage-backed securities. These securities are of high investment quality, generally rated BBB or higher by the respective issuer's rating agency. The underlying collateral for a majority of these securities contains certain prepayment prohibitions, penalties and yield maintenance charges. CORE Cap's intent is to hold these securities to maturity based on its current capital levels and availability of financing sources. CORE Cap carries its held-to-maturity securities portfolio at amortized cost.

      MORTGAGE LOANS HELD FOR INVESTMENT - Mortgage loans held for investment include adjustable-rate residential mortgage loans and senior participation interests in commercial floating rate mortgage loans. CORE Cap carries these loans at amortized cost.

      Discounts and premiums associated with the acquisition of loans is deferred and amortized over the estimated life of the loans in the portfolio. This amortization is based on an effective yield methodology and is recorded as an adjustment to interest income. The effective yield of the portfolio is evaluated on an ongoing basis consistent with CORE Cap's mortgage-backed securities portfolio described previously and amortization is adjusted accordingly.

      Interest income is accrued for loans not more than 60 days delinquent based on the outstanding principal balance and their contractual terms.

      In 1999, CORE Cap sold adjustable-rate mortgage loans and senior participation interests in commercial floating rate mortgage loans on two separate occasions. In conjunction with CORE Cap's share repurchase program (see note to the financial statements #10 - Capital Transactions), senior participation interests in commercial floating rate mortgage loans were sold in order to maintain compliance with Company investment policies. Adjustable-rate residential mortgage loans were sold based upon portfolio management re-investment decisions to reposition CORE Cap in higher yield / higher coupon mortgage loans and securities. CORE Cap maintains it has the intent and ability to hold existing loans classified as held for investment until maturity.

      ALLOWANCE FOR CREDIT LOSSES - CORE Cap establishes an allowance for credit loss at the time of acquisition on certain residential and commercial mortgage assets maintained in the held for investment portfolio for which CORE Cap has exposure to credit risk. The allowance is established based on management's evaluation of the pertinent factors underlying the quality of the mortgage assets, including delinquency and foreclosure status, actual loss experience, comparable industry statistics, current economic conditions, detailed analysis of individual loans and securities for which collectibility may not be assured, and determination of the existence and realizable value of the collateral and guarantees securing such loans. On an ongoing basis, CORE Cap evaluates the performance of the loan portfolio and adjusts the allowance, as necessary, through charges to earnings in the period the adjustment is considered necessary. When a loan or a portion of a loan is deemed to be uncollectible, the portion deemed to be uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

      Provisions for credit losses do not reduce tax-basis income and thus do not affect the dividends paid by CORE Cap to shareholders. Actual losses realized by CORE Cap do reduce tax-basis income in the period the actual loss is realized and would affect the dividends paid to shareholders for that tax year.

      INTEREST RATE CAP AGREEMENTS - CORE Cap purchases interest rate cap agreements to manage interest rate risk associated with the funding of its portfolio. At the time of acquisition, these agreements are designated to hedge specific liabilities. CORE Cap accounts for these agreements under the accrual method. Fees paid to acquire these instruments are capitalized and amortized over the life of the instrument. Amortization of capitalized fees paid as well as payments received under these agreements are recorded as an adjustment to interest expense.

      INTEREST RATE FLOOR AGREEMENTS - CORE Cap purchases interest rate floor agreements to manage interest rate risk associated with the funding of its portfolio. CORE Cap accounts for these instruments under mark-to-market accounting. Fees paid to acquire these instruments are capitalized and amortized over the life of the instrument. Amortization of capitalized fees are recorded as an adjustment to interest expense. Fair value adjustments are recorded in the period in which they occur as an adjustment to gains or losses on interest rate agreements.

      INTEREST RATE SWAP AGREEMENTS - CORE Cap enters into interest rate swap agreements in order to manage its interest rate exposure when financing purchases of mortgage assets. At the time of acquisition, these agreements are designated to hedge specific liabilities. CORE Cap's portfolio of interest rate swap agreements involves the exchange of fixed interest payments for floating interest payments. CORE Cap accounts for revenues and expenses from the interest rate swap agreements under the accrual basis over the period to which the payment relates. Gains or losses on terminated interest rate swap agreements are either (i) recognized immediately as a component of trading income in instances when the underlying financing arrangement is sold or matures or (ii) deferred and recognized over the remaining life of the financing arrangement to which they were designated. CORE Cap has not deferred any gains or losses from the termination of interest rate swaps.

      REVERSE REPURCHASE AGREEMENTS - CORE Cap has entered into short-term reverse repurchase agreements to finance acquisitions of a portion of its mortgage asset portfolio. Interest is accrued based on the outstanding principal balance of these agreements and their contractual terms. CORE Cap does not surrender control of the assets collateralizing these agreements, and as such, the transfer of assets made in exchange for the reverse repurchase obligations is not accounted for as a sale.

      INCOME TAXES - CORE Cap has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code (the "Code"). As a REIT, CORE Cap is subject to a number of organizational and operational requirements, including a requirement that it distribute at least 95% of its annual tax-basis net income. CORE Cap complies with the REIT provisions of the Code and the corresponding provisions of state law, and accordingly, will not be subject to federal or state income tax to the extent of its distributions to stockholders.

      STOCK-BASED COMPENSATION - CORE Cap has adopted SFAS 123, Accounting for Stock-Based Compensation for its Long-Term Incentive Stock Option Plan which provides for the grant of non-qualified stock options to GMAC Management. This statement establishes the measurement principles for transactions in which equity instruments are issued in exchange for the receipt of goods or services. SFAS No. 123 does not, however, prescribe the measurement date or provide guidance on recognition of the cost of those transactions. EITF 96-18 Accounting For Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction With Selling, Goods or Services addresses the measurement date and recognition approach for transactions whereby the counterparty to the transaction is other than an employee. EITF 96-18 stipulates that equity instruments issued in exchange for the receipt of goods or services be measured at the fair value of the goods or services received or the fair value of the equity instruments issued, whichever is more reliably measurable. In accordance with this guidance, compensation cost is measured at the grant date based on the fair value of the options awarded. On a quarterly basis, the fair value of the options is determined using an options pricing model and compensation expense is adjusted accordingly. The total value of these options charged to earnings is shown as additional paid in capital-stock options in the accompanying financial statements. Compensation expense charged to earnings does not reduce tax-basis net income and thus does not affect the dividends paid by CORE Cap to stockholders.

      EARNINGS PER SHARE - CORE Cap computes and reports earnings per share ("EPS") in accordance with SFAS No. 128, Earnings Per Share. This statement requires the calculation and presentation of both basic and diluted EPS on the face of the statement of operations. Basic EPS is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted EPS is calculated by dividing net income by the weighted average number of shares of common stock outstanding and the dilutive potential common shares related to outstanding stock options and convertible prefered shares. The dilutive effect of outstanding stock options is calculated using the treasury stock method. The dilutive effect of converting the series A preferred stock outstanding is calculated using the "if-converted method." Following is information about the computation of the EPS data for the years ended December 31, 1999, 1998 and the period September 24, 1997 to December 31, 1997.

(Amounts in thousands, except per share data)


                                      Income       Shares Per     Share
                                   (Numerator)  (Denominator)     Amount
                                    ---------    -----------    ---------
1999

Net Income                         $  20,016
Less:  preferred stock dividends      (6,822)
                                   ---------
Basic EPS                             13,194         3,970       $    3.32
                                                                 ---------

Effect of dilutive securities
Stock options                              -             3
10% convertible Series A
  preferred shares                     6,822         3,390
                                    ---------     ---------
Diluted EPS                         $ 20,016         7,363       $    2.72
                                    =========     =========      =========
1998

Net Income                          $ 15,373
Less:  preferred stock dividends     (10,332)
                                    ---------
Basic EPS                           $  5,041         5,129       $    0.98
                                    =========     =========      =========

1997

Net Income                          $  1,781
Less:  preferred stock dividends      (1,722)
                                    ---------
Basic EPS                           $     59         5,129       $    0.02
                                    =========     =========      =========

CORE Cap has granted options to directors of CORE Cap and to GMAC Management to purchase a total of 191,771, 12,000, and 560,000 shares of common stock at a price of $11.69, $20.32, and $20.00 for the years ended December 31, 1999, 1998, and 1997, respectively. The market price exceeds the strike price for only stock options granted in 1999 and therefore only stock options granted to the Manager in 1999 are included in the calculation of diluted EPS. The exercise price of all other options granted exceed the current average market price and are therefore excluded from the calculation of diluted EPS, as their inclusion results in an antidilutive EPS effect for the periods presented.

      FINANCIAL INSTRUMENTS - In accordance with SFAS No. 107, Disclosure about Fair Value of Financial Instruments, and SFAS No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments, CORE Cap has provided fair value estimates and information about valuation methodologies in Note 9 to the financial statements. The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. In some instances, considerable judgment is required in interpreting market data to develop estimates of fair value. As such, the estimates are not necessarily indicative of the amounts that would be realized in a current market exchange. The effect of using different valuation assumptions may materially impact the estimated fair value amounts and will likely reduce the comparability of fair value disclosures between CORE Cap and other financial services companies. Fair value information presented herein is based on information available as of December 31, 1999 and assumes that the financial instruments would be sold between a willing buyer and a willing seller. Such amounts have not been updated since then, and therefore, the current estimates of fair value at dates subsequent to December 31, 1999 may differ significantly from the amounts presented herein.

      RECENT ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for fiscal years beginning after June 15, 1999. The new standard requires that all companies record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. Management is currently assessing the impact of SFAS No. 133 on the financial statements of CORE Cap. CORE Cap will adopt this accounting standard prior to or on January 1, 2001, as amended by SFAS No. 137 Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of FASB Statement No. 133, An Amendment of FASB Statement No. 133.

3. MORTGAGE-BACKED SECURITIES - AVAILABLE-FOR-SALE

   Mortgage-backed securities - available-for-sale as of December 31 consist of the following:

                                                        1999
                                 ---------------------------------------------------
                                  Fannie Mae   Ginnie Mae  Freddie Mac      Total
                                 ------------  ---------   -----------   -----------
Mortgage-backed securities, par  $ 378,724    $ 26,375    $ 187,807     $ 592,906
Unamortized premium                  3,057         336        1,727         5,120
Unamortized discount                  (152)          -         (208)         (360)
                                 ---------     -------     --------      --------
Amortized cost                     381,629      26,711      189,326       597,666
Gross unrealized losses             (8,925)       (159)      (8,618)      (17,702)
                                 ---------     -------     --------      --------
Total                            $ 372,704    $ 26,552    $ 180,708     $ 579,964
                                 =========     =======     ========      ========

Weighted average coupon               6.83%       6.75%        6.22%         6.63%
                                 =========     =======     ========      ========

                                                     1998
                                 ---------------------------------------------------
                                  Fannie Mae   Ginnie Mae  Freddie Mac      Total
                                 ------------  ---------   -----------   -----------
Mortgage-backed securities, par  $ 931,783    $432,224    $ 176,268     $1,540,275

Unamortized premium                 13,391      11,263        3,229        27,883
Unamortized discount                   (66)          -            -           (66)
                                 ---------     -------     --------      --------
Amortized cost                     945,108     443,487      179,497      1,568,092
Gross unrealized gains                 432           -          135           567
Gross unrealized losses             (3,022)     (7,276)      (1,271)      (11,569)
                                 ---------     -------     --------      --------
Total unrealized loss               (2,590)     (7,276)      (1,136)      (11,002)
                                 ---------     -------     --------      --------
Total                            $ 942,518    $436,211    $ 178,361     $1,557,090
                                 =========     =======     ========      ========

Weighted average coupon               6.59%       6.45%        6.63%         6.56%
                                 =========     =======     ========      ========

As of December 31, 1999 and 1998 all investments in mortgage-backed securities - available-for-sale consist of securitized adjustable-rate and fixed-rate mortgages on residential properties.


4. MORTGAGE-BACKED SECURITIES - HELD-TO-MATURITY

   Mortgage-backed securities - held-to-maturity as of December 31, consist of the following:

                                                      1999
                                       COMMERCIAL       RESIDENTIAL         TOTAL
                                      ------------      -----------      ----------
Mortgage-backed securities, par       $  303,861        $  41,491        $345,352
Unamortized premium                        1,607              188           1,795
Unamortized discount                      (3,769)               -          (3,769)
                                       ---------         --------         -------
Amortized cost                           301,699           41,679         343,378
Allowance for credit losses                    -            (172)            (172)
                                       ---------         --------         -------
Total                                 $  301,699        $  41,507        $343,206
                                       =========         ========         =======

Weighted average coupon                     6.93%            7.00%           6.94%
                                       =========         ========         =======

                                                        1998
                                       COMMERCIAL       RESIDENTIAL        TOTAL
                                      ------------      -----------      ----------
Mortgage-backed securities, par       $  303,861        $  41,980        $345,841
Unamortized premium                        1,930              202           2,132
Unamortized discount                      (4,232)               -          (4,232)
                                       ---------         --------         -------
Amortized cost                           301,559           42,182         343,741
Allowance for credit losses                 (127)             (71)           (198)
                                       ---------         --------         -------
Total                                 $  301,432        $  42,111        $343,543
                                       =========         ========         =======

Weighted average coupon                     6.93%            7.00%           6.94%
                                       =========         ========         =======

5. MORTGAGE LOANS HELD FOR INVESTMENT

   Mortgage loans held for investment as of December 31 consist of the following:

                                                           1999
                                      ----------------------------------------------
                                      Residential      Commercial          Total
                                      ------------    -------------     ------------
Loans held for investment, gross     $  406,950      $   39,213        $  446,163
Unamortized premium                         697               -               697
Unamortized discount                       (968)              -              (968)
                                      ---------       ---------         ---------
Amortized cost                          406,679          39,213           445,892
Allowance for credit losses                (979)             (9)             (988)
                                      ---------       ---------         ---------
Total                                $  405,700      $   39,204        $  444,904
                                      =========       =========         =========

Weighted average coupon                    6.40%           7.01%             6.45%
                                      =========       =========         =========

                                                        1998
                                      ----------------------------------------------
                                      Residential      Commercial          Total
                                      ------------    -------------     ------------
Loans held for investment, gross     $  284,199      $  228,248        $  512,447
Unamortized premium                         924               -               924
Unamortized discount                       (770)              -              (770)
                                      ---------       ---------         ---------
Amortized cost                          284,353         228,248           512,601
Allowance for credit losses                (185)             (9)             (194)
                                      ---------       ---------         ---------
Total                                $  284,168      $  228,239        $  512,407
                                      =========       =========         =========

Weighted average coupon                    6.57%           6.87%             6.70%
                                      =========       =========         =========

      As of December 31, 1999 and 1998 mortgage loans held for investment consist of adjustable-rate residential mortgage loans and senior interests in commercial mortgage participation certificates. The underlying commercial loans are secured by health care and hotel properties. As of December 31, 1999 and 1998 all mortgage loans held for investment were purchased from either GMAC Mortgage or GMAC Commercial.

      Generally, interest rate adjustments on residential mortgage loans are limited by periodic and lifetime caps. Interest rates on the commercial mortgage loans are adjusted monthly and are indexed to the one-month London Inter-bank Offered Rate ("LIBOR").

      Collateral for 23% and 20% of residential mortgage loans outstanding as of December 31, 1999 was located in the states of California and Michigan, respectively. Collateral for 34% and 20% of commercial loans outstanding as of December 31, 1999 was located in the states of California and Pennsylvania, respectively.

      Collateral for 23% and 20% of residential mortgage loans outstanding as of December 31, 1998 was located in the states of Michigan and California, respectively. Collateral for 26% and 16% of commercial loans outstanding as of December 31, 1998 was located in the states of California and Texas, respectively.

6. ALLOWANCE FOR CREDIT LOSSES

The following table summarizes the activity in the allowance for credit losses for the period ended December 31, 1999 and 1998:

                                         1999            1998
                                       ---------      ----------
      Beginning of period              $     393      $      118
      Provision for credit losses            767            275
      Charge-offs                              -              -
                                       ---------      ----------
      End of period                    $   1,160      $      393
                                       =========      ==========


7. INTEREST RATE AGREEMENTS

   Interest rate agreements as of December 31 consist of the following:

                ----------------------------------------------------------
                     INTEREST RATE CAP AGREEMENTS -- PURCHASED OPTIONS
                ----------------------------------------------------------
                                  Weighted
                                   Average
                   Notional    Remaining Term     Low Cap       High Cap
                    Value          (Days)       Strike Rate   Strike Rate

      1999         $240,000          137           5.25%         6.50%
      1998       $1,385,000          345           5.45%         6.63%


                 ---------------------------------------------------------
                      INTEREST RATE CAP AGREEMENTS -- WRITTEN OPTIONS
                 ---------------------------------------------------------
                                  Weighted
                                   Average
                   Notional     Remaining Term     Low Cap       High Cap
                    Value           (Days)       Strike Rate   Strike Rate

      1999         $120,000           29              6.01%         6.50%
      1998         $360,000          365              6.01%         6.63%


                  INTEREST RATE FLOOR AGREEMENTS -- PURCHASED OPTIONS
                  ---------------------------------------------------
                                  Weighted
                                   Average
                   Notional     Remaining Term
                    Value          (Days)        Strike Rate

      1999         $200,000         350             5.50%


                  -----------------------------------------------------
                               INTEREST RATE SWAP AGREEMENTS
                  -----------------------------------------------------
                                   Weighted              Weighted
                                    Average               Average
                   Notional     Remaining Term        Interest Rate
                    Value          (Years)
                                                 Receivable     Payable
      1999        $1,156,000         5.4            6.14%         6.20%
      1998          $686,000         5.7            5.27%         5.50%

      For the years ended December 31, 1999 and 1998 interest rate cap agreements consisted of $120,000 and $1,025,000 (notional value) of purchased interest rate cap agreements, recorded at amortized cost, and $120,000 and $360,000 (notional value) of offsetting purchased and written interest rate cap agreements, recorded at fair value, respectively. CORE Cap purchased interest rate cap agreements and sold interest rate cap agreements by incurring or receiving a one-time fee, or premium, which is amortized over the life of the instrument. At December 31, 1999 and 1998, the unamortized premium remaining on these agreements totaled $364 and $1,242, respectively. Amortization expense on these agreements is recorded as an adjustment to interest expense. For the years ended December 31, 1999 and 1998 CORE Cap recorded amortization expense of $788 and $3,011 respectively. CORE Cap will receive cash payments under these agreements should the one- month LIBOR exceed the contract strike rates of the cap agreements. These payments are recorded as an adjustment to interest expense. For the years ended December 31, 1999 and 1998 CORE Cap received cash payments of $58 and $377, respectively under these agreements.

      CORE Cap purchased an interest rate floor agreement by incurring a one time fee, or premium, which is amortized over the life of instrument. CORE Cap accounts for this instrument under mark-to-market accounting. Amortization of capitalized fees paid under this agreement are recorded as an adjustment to interest expense with fair value gains and losses recorded in earnings in the period in which they occur as an adjustment to trading gains and losses. CORE Cap's interest rate floor is carried at a fair market value of $16. For the year ended December 31, 1999 CORE Cap recorded amortization expense of $4. CORE Cap will receive cash payments should one-month LIBOR drop below the contract strike rate. These payments are recorded as an adjustment to interest expense. For the year ended December 31, 1999 CORE Cap did not receive cash payments under this agreement.

      Interest rate swap agreements are considered an off-balance sheet derivative instrument and involve the exchange of fixed interest payments for floating interest payments. CORE Cap pays fixed interest payments to the counter-party on a quarterly or semi-annual basis, in exchange for receiving floating interest payments on a quarterly basis from the counter-party. CORE Cap records income and expense associated with its interest rate swap agreements under the accrual method as an adjustment to interest expense. At December 31, 1999 and 1998 accrued net interest payable equaled $144 and $1,368, respectively.

      Occasionally, counter-parties will require CORE Cap or CORE Cap will require counter-parties to provide collateral for the interest rate swap agreements in the form of margin deposits. Net deposits are recorded as a component of accounts receivable or other liabilities in the accompanying financial statements, respectively. Should the counter-party fail to return deposits paid, CORE Cap would be at risk for the fair market value of that asset. At December 31, 1999 and 1998 the balance of such net margin deposits received from counter-parties as collateral under these agreements totaled $14,638 and $7,168.

      Interest rate agreements contain an element of risk in the event that the counter-parties to the agreements do not perform their obligations under the agreements. CORE Cap minimizes its risk exposure by entering into agreements with parties rated at least A+ by Standard & Poor's Rating Services. Furthermore, CORE Cap has interest rate agreements established with several different counter-parties in order to reduce the risk of credit exposure to any one counter-party. Management does not expect any counter-party to default on their obligations and, therefore, does not expect to incur a loss.

8. REVERSE REPURCHASE AGREEMENTS & OTHER BORROWINGS

REVERSE REPURCHASE AGREEMENTS

      CORE Cap has entered into short-term reverse repurchase agreements to finance acquisitions of a portion of its mortgage assets. These agreements typically have original maturities of one month. At December 31, 1999 and 1998, respectively all reverse repurchase agreements outstanding had remaining maturities of less than 30 days. These agreements are collateralized by a portion of CORE Cap's mortgage assets and bear interest rates that are based on variations of LIBOR. At December 31, 1999 and 1998, mortgage assets pledged had an estimated fair value of approximately $880,502 and $1,976,562, respectively. At December 31, 1999 and 1998 CORE Cap provided margin deposits to counter-parties as collateral under these agreements totaling $0 and $83,720.

Reverse repurchase agreements at December 31 consist of the following:

                                              1999          1998
                                            --------      ---------
      Principal outstanding                 $842,093     $1,900,837
      Weighted average borrowing rate           6.43%          5.37%
      Weighted average original maturity     36 days        52 days
      Accrued interest payable               $1,462         $10,111

      At December 31, 1999 and 1998, CORE Cap had short-term reverse repurchase agreements with four and seven investment banking firms, respectively. At December 31, 1999 and 1998 respectively, no individual investment banking firm had more than 38% and 30% of the total outstanding principal, respectively.

OTHER BORROWINGS

      As of December 31, 1999 CORE Cap has two committed finance agreements outstanding with lenders to finance the purchase of residential and commercial loans. The contractual terms of these finance agreements are renewed on an annual basis. Under terms of the agreements, CORE Cap receives financing from the proceeds of the sale of commercial paper issued by the lenders. The residential and commercial mortgage loans placed in these facilities serve as the underlying collateral for the amounts borrowed. At December 31, 1999 and 1998, loans pledged as collateral had an estimated fair value of approximately $432,008 and $515,641, respectively.

      Interest is accrued based on the principal balance of the amounts borrowed and contractual terms of the underlying financing agreements. In general, the term and interest rate applied to the outstanding amounts borrowed is equal to the term and yield of the outstanding commercial paper issued. CORE Cap is charged a facility usage fee calculated on the outstanding principal balance as a component of the total committed financing available.

Amounts outstanding under this agreement at December 31, 1999 and 1998 are as follows:

                                              1999          1998
                                           ---------      ---------
      Principal outstanding                 $417,314      $496,214
      Weighted average borrowing rate           6.12%         5.54%
      Weighted average original maturity      47days       71 days
      Accrued interest payable                $1,390        $3,520

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount and estimated fair value of CORE Cap's financial instruments as of December 31 are as follows:

                                          1999                        1998
                                ----------------------------------------------------
                                 CARRYING       FAIR         CARRYING       FAIR
                                  AMOUNT        VALUE         AMOUNT        VALUE
                                ----------    ----------    ----------   -----------
FINANCIAL ASSETS:
Cash and cash equivalents       $   15,006    $   15,006    $  165,326   $   165,326
Mortgage-backed securities -
  available for sale               579,964       579,964     1,557,090     1,557,090
Mortgage-backed securities -
  held-to-maturity                 343,206       300,538       343,543       327,490
Mortgage loans held for
  investment                       444,904       432,008       512,407       515,157
Interest rate agreements               380           695         1,242           561
                                ----------    ----------    ----------    ----------
                                $1,383,460    $1,328,211    $2,579,608    $2,565,624
                                ==========    ==========    ==========    ==========

FINANCIAL LIABILITIES:
Reverse repurchase agreements   $  842,093    $  842,093    $1,900,837    $1,900,837
Other borrowings                   417,314       417,314       496,214       496,214
                                ----------    ----------    ----------    ----------
                                $1,259,407    $1,259,407    $2,397,051    $2,397,051
                                ==========    ==========    ==========    ==========

                                          1999                   1998
                                ----------------------------------------------
                                 NOTIONAL       FAIR      NOTIONAL      FAIR
                                   VALUE        VALUE       VALUE      VALUE
                                 ----------   --------    --------   ---------
OFF-BALANCE SHEET INSTRUMENTS:
Interest rate swap agreement     $1,156,000    $29,506    $686,000   $(12,301)
                                 ==========    =======    ========   ========

CASH AND CASH EQUIVALENTS - The fair value of these financial instruments was determined to be their carrying values which are a reasonable estimation of fair value.

MORTGAGE-BACKED SECURITIES - AVAILABLE-FOR-SALE & MORTGAGE-BACKED
SECURITIES - HELD-TO-MATURITY

      The carrying amount of mortgage-backed securities - available-for-sale is their fair value, whereas the carrying amount of mortgage-backed securities - held-to-maturity is their amortized cost.

      The fair value of these financial instruments is based upon actual prices received from recent purchases of mortgage-backed securities and projected prices which could be obtained through current market estimates. Fair value information assumes that these securities would be sold between a willing buyer and a willing seller. These estimates consider the current interest rates, coupon, loan type, credit quality and discounted cash flow analysis based on prepayment and interest rate assumptions used in the market place for similar securities with similar credit ratings. Such estimates are further supported by periodic broker quotations on portions of the portfolio.

MORTGAGE LOANS HELD FOR INVESTMENT - The fair value of these instruments was determined based upon recent purchases of mortgage loans and projected prices which could be obtained through the then current market estimates considering interest rates, coupon, loan type, credit quality, prepayment estimates and market discount rates. Fair value information assumes that these loans would be sold between a willing buyer and a willing seller. For purposes of valuation, these instruments are stratified by coupon, term, and product type.

INTEREST RATE AGREEMENTS - Carrying amount and fair value presented pertains to purchased interest rate cap agreements, written interest rate cap agreements, and interest rate floor agreements. Fair value of interest rate swap agreements is presented as an off-balance sheet financial instrument. The fair value of interest rate agreements was determined through the utilization of an option pricing model using current market interest rate volatility estimates. The model incorporates historical as well as projected interest rate volatility information obtained from published market sources. Such estimates are further supported by broker quotations.

REVERSE REPURCHASE AGREEMENTS & OTHER BORROWINGS - Short-term borrowings are all adjustable-rate instruments tied to current short-term indices and accordingly the fair value was determined to be equal to carrying value.

OFF-BALANCE SHEET INSTRUMENTS:

INTEREST RATE SWAP AGREEMENTS - The fair value of these instruments is based on market values provided by dealers who are familiar with the terms of the swap agreement and the underlying financing agreement.

10. CAPITAL TRANSACTIONS

      In May 1999, the Board of Directors of CORE Cap approved CORE Cap's share repurchase program. A total of 2,168,854 units of stock were tendered by shareholders, of which 297,251 units were purchased by CORE Cap's shareholders and directors, with the remaining 1,871,603 units repurchased by CORE Cap at a weighted average price of $34.73 per unit. At the completion of the program 1,871,603 shares remained with CORE Cap and are presented as treasury shares in the accompanying financial statements.

      CORE Cap adopted the "cost method" of accounting for the acquisition of treasury shares. As such, treasury shares are recorded in the accompanying financial statements at cost to CORE Cap. In addition, CORE Cap capitalized certain direct costs incurred with respect to administering the repurchase program. These costs totaled approximately $1.030 million and are recorded treasury shares in the accompanying financial statements.

      Transactions with affiliates resulting from CORE Cap's share repurchase program are discussed in note to the financial statements No. 11 "Transactions with Affiliates."

      CORE Cap is subject to provisions of the Internal Revenue Code pertaining to REIT's which require it to adhere to various organizational and operational requirements. One such requirement is that CORE Cap distribute at least 95% of its tax-basis income to stockholders in order to be exempt from taxation on earnings. Dividends declared during the periods ended December 31, 1997 to December 31, 1999 are as follows:

                                                       DIVIDENDS PER SHARE
                                                ---------------------------------
                                                   10% CUMULATIVE
                                                    CONVERTIBLE       CLASS A & B
DECLARATION    RECORD      PAYABLE    DIVIDENDS       SERIES A           COMMON
    DATE        DATE        DATE        PAID       PREFERRED STOCK      STOCK
-----------  ---------   ----------   ----------   ---------------    -----------
  12/19/99    12/19/97    12/31/97        $1,722       $0.417
  3/16/98     3/25/98      3/31/98         2,583        0.625
  4/16/98     4/27/98      5/27/98         2,190                        $0.427
  6/24/98     6/18/98      6/30/98         2,583        0.625
  7/20/98     7/31/98      8/21/98         2,288                         0.446
  9/22/98     9/25/98      9/30/98         2,583        0.625
  10/28/98    11/2/98     11/24/98           615                         0.120
  12/14/98    12/18/98    12/31/98         2,583        0.625
   2/7/99      2/3/99      2/17/99           873                         0.170
  3/23/99     3/23/99      3/31/99         2,583        0.625
   4/6/99      4/8/99      4/26/99         4,411                         0.860
  6/18/99     6/18/99      6/30/99         1,413        0.625
   7/9/99      7/9/99      8/3/99          4,267                         1.310
  9/20/99     9/20/99      9/30/99         1,413        0.625
  10/5/99     10/9/99     10/29/99         2,606                         0.800
  12/17/99    12/17/99    12/31/99         3,856        0.625            0.750

      The 10% cumulative convertible Series A preferred shares have a dividend rate of 10%, paid quarterly in arrears. For federal income tax purposes, dividend amounts above represent ordinary income to CORE Cap's shareholders.

11. TRANSACTIONS WITH AFFILIATES

MANAGEMENT AGREEMENT - GMAC Management, a wholly owned subsidiary of GMAC Mortgage, manages the day-to-day operations of CORE Cap, pursuant to the Management Agreement (the "Agreement") entered into between CORE Cap and the Manager. Under the terms of the Agreement, the Manager is primarily involved in two activities: (i) asset/liability management - oversight of CORE Cap's acquisition, financing, management and disposition of CORE Cap's mortgage assets, including credit risk management, and (ii) capital management - oversight of CORE Cap's capital structure, capital raising and investor relations.

      For performing these services, GMAC Management receives a base management fee and an incentive management fee. The base management fee is calculated and paid quarterly in arrears in accordance with a formula based on CORE Cap's net worth. The incentive management fee is calculated quarterly in arrears before any income distributions are made to stockholders in accordance with a formula based on tax-basis net income and return on equity targets. The management agreement was renewed automatically for a one-year period on December 31, 1999 and will continue to be renewed automatically for additional one year periods unless notice of non-renewal is delivered by either party.

During 1999 and 1998, CORE Cap recorded base and incentive management fee expense of $5,101 and $3,146, respectively.

MORTGAGE PURCHASE AND SERVICING AGREEMENTS - During 1997 CORE Cap entered into Mortgage Purchase and Servicing Agreements with GMAC Mortgage and GMAC Commercial. The Residential Purchase and Servicing Agreement with GMAC Mortgage grants CORE Cap the right of first offer to acquire at fair value residential and adjustable-rate mortgage loans originated by GMAC Mortgage either in the form of whole loans or mortgage-backed securities. The Commercial Mortgage Purchase and Servicing Agreement grants CORE Cap the right of first offer to acquire at fair value floating rate commercial mortgages secured by multi-family properties.

      In February, 1998 CORE Cap entered into a Participation Mortgage Loan Master Purchase and Servicing Agreement with GMAC Commercial. The agreement grants CORE Cap the right of first offer to acquire at fair value floating rate commercial loans or interests therein.

      CORE Cap acquires mortgage loans and securities from GMAC Mortgage and acquires participations from GMAC Commercial on a servicing retained basis. Servicing fees under these agreements are the normal and customary service fees charged by GMAC Mortgage and GMAC Commercial. These agreements also provide for customary servicing fees with respect to servicing of mortgage loans held by CORE Cap that are purchased from third parties.

      During 1999 and 1998 CORE Cap purchased $299,970 and $447,526, respectively in whole loans and participations and $233,030 and $282,601, respectively in mortgage-backed securities from GMAC Mortgage and GMAC Commercial under terms of the agreements.

ASSET SALES - During 1999, CORE Cap sold $143,842 in floating rate commercial mortgage participations to GMAC Commercial and recorded a loss on sale of mortgage loans of $(25).

STOCK OPTIONS - As defined in the Agreement, under the terms of the Manager incentive plan, CORE Cap granted 179,771 options to purchase class A common shares in February 1999. The stock options have an exercise price of $11.69. As determined by CORE Cap's Board of Directors, the options will vest at a rate of one-third on the first, second, and third anniversary of the date of the grant so long as the agreement is in effect.

SHARE REPURCHASE PROGRAM - Of the 2,168,854 units of stock tendered by CORE Cap's shareholders, within the terms of the share repurchase program (see note to the financial statements No. 10 "Capital Transactions"), GMAC Mortgage purchased 287,938 units at the weighted average price of $34.73. As a result, GMAC Mortgage and GMAC Commercial combined series A preferred and class A and B common stock ownership increased to 12.74% and 39.26%, respectively.

12. STOCK OPTION PLAN

      In 1997, CORE Cap adopted a Director Stock Option Plan (the "Director Plan"), which provides for the grant of stock options to non-affiliated directors and a Long-Term Incentive Plan (the "Incentive Plan"), which provides for the grant of non-qualified stock options to the GMAC Management. The Director Plan and the Incentive Plan are administered by the Board of Directors. Unless previously terminated by the Board of Directors, both plans will terminate on December 31, 2000 and no options shall be granted under either Plan thereafter.

DIRECTOR PLAN

      Under the terms of the Director Plan, CORE Cap authorized the grant of options to purchase an aggregate of 200,000 class A common shares. During the years ended December 31, 1999 and 1998 there were 12,000 options granted to purchase class A common shares (i.e. 3,000 class A common shares to each non-affiliated director) each year. The exercise prices of $11.69 and $20.32 are equal to the fair market value at the date of grant. These options become fully vested on the date of grant. On October 31, 1997 the Company granted option to purchase 60,000 class A common shares (i.e. 15,000 class A common shares to each non-affiliated director). The exercise price of $20.00 is equal to the fair market value at the date of grant. These options vest in three equal installments of 20,000 shares (i.e. 5,000 shares per each non-affiliated director), on the first, second, and third anniversaries of the original grant date. As of December 31, 1999 CORE Cap had 84,000 options outstanding at exercise prices of $20.00, $20.32, and $11.69, 64,000 of which were exercisable. No options were exercised under this plan during 1999 or 1998.

      CORE Cap has adopted the disclosure only provisions of SFAS No. 123 "Accounting for Stock-Based Compensation" for the Director Plan. Accordingly, no compensation expense has been recognized for this plan in 1999, 1998 or 1997. Had compensation expense for CORE Cap's Director Plan been determined based on the fair value at the grant date for awards in 1999, 1998 or 1997, CORE Cap's net earnings and earnings per share would have been reduced as follows:

                                                 1999       1998        1997
                                               -------     -------     ------
      Net earnings as reported                 $20,016     $15,374     $1,781
      Net earnings pro forma                    19,947      15,328      1,775
      Basic earnings per share as reported        3.32        0.98       0.02
      Basic earnings per share pro forma          3.31        0.97       0.02
      Diluted earnings per share as reported      2.72        0.98       0.02
      Diluted earnings per share pro forma        2.72        0.97       0.02

      Fair value is estimated at the grant date using the Black-Scholes option-pricing model. The assumptions used for grants awarded in March 1999, April 1998 and October 1997 under the Director Plan include the following:

                                    1999         1998        1997
                                  ---------    --------    ---------
      Dividend yield                11.83%       8.82%       10.00%
      Expected volatility              25%         25%          25%
      Risk-free interest rate        6.44%       5.59%        6.19%
      Expected life               10 years     10 years     10 years

INCENTIVE PLAN

      Under the terms of the Incentive Plan, CORE Cap authorized the grant of options to purchase an aggregate of 1,000,000 class A common shares to GMAC Management. Each grant of options will vest at a rate of one-third on the first, second, and third anniversaries of the grant date. The number of options to be granted will be calculated by dividing 10% of the total base and incentive management fees paid to GMAC Management for the prior calendar year by the value of an option to acquire one class A share at the exercise price as determined by the Board of Directors. If the number of options exceed plan limitations, plan limits will be amended subject to shareholder approval or payments will be made in amounts equal to the value of the options on the first, second and third anniversaries of the grant so long as the Management Agreement is in effect.

      During 1999, CORE Cap granted 179,771 options to purchase class A common shares to GMAC Management. The exercise price of $11.69 is equal to the fair market value at the date of grant. During 1997, the Company granted 500,000 options to acquire one class A share at the exercise price as determined by the Board of Directors. As of December 31, 1999, CORE Cap had 679,771 options outstanding at exercise prices of $11.69 and $20.00, 333,333 of which are exercisable. No options were exercised under this plan during 1999, 1998 or 1997.

      CORE Cap has adopted SFAS No. 123 for the Incentive Plan. During 1999 and 1998, CORE Cap recognized compensation expense for this plan of $0 and $188, respectively. This expense has been calculated based on the fair value of the Incentive Plan option grants estimated at December 31 of the respective periods using the Black-Scholes option-pricing model.

13. COMMITMENTS AND CONTINGENCIES

      As of December 31, 1999 and 1998:

      CORE Cap had outstanding commitments to purchase mortgage-backed securities totaling $150,000 and $0, respectively. The fair value of these commitments totaled $150,000 and $0, respectively.

      CORE Cap had outstanding commitments to purchase mortgage loans held for investment under its forward purchase agreement with GMAC Mortgage and GMAC Commercial totaling $0 and $147,257, respectively. These commitments consist of commitments to purchase funded loans of $0 and $124,248, respectively and commitments to purchase loans which have not funded of $0 and $23,009, respectively.

      CORE Cap had outstanding commitments to purchase interest rate swap agreements of $125,000 and $100,000 (notional values), respectively. The fair value of these commitments totaled $(27) and $(208), respectively.

      CORE Cap had outstanding commitments to sell interest rate swap agreements of $125,000 and $0 (notional values), respectively. The fair value of these commitments totaled $1,400 and $0, respectively.

      As of December 31, 1999 and 1998 management is not aware of any claims, assessments, or pending actions against CORE Cap.

14. SUBSEQUENT EVENTS

      On February 8, 2000 CORE Cap entered into a definitive merger agreement with Anthracite Capital, Inc. ("Anthracite"). The merger agreement provides for Anthracite to acquire 100% of the outstanding common shares of CORE Cap in exchange for common shares of Anthracite. Each issued and outstanding share of CORE Cap's common stock will be converted into the right to receive the number of shares of Anthracite common stock, which have a Net Asset Value equal to 1.05 multiplied by the Net Asset Value of one share of CORE Cap's common stock. CORE Cap's cumulative convertible series A preferred stock will be exchanged for a new series of Anthracite preferred stock with substantially identical terms in accordance with the merger agreement. The merger is expected to close at a date yet to be determined, subject to the approval of CORE Cap's shareholders.

      Upon the close of the merger agreement and approval from CORE Cap's shareholders, CORE Cap will require GMAC Management to assign the management agreement (see note to the financial statements No. 1 "Organization") to BlackRock Financial Management, Inc. ("BlackRock"). The terms of this assignment agreement amend the termination or non-renewal fee defined in the management agreement. This amendment requires BlackRock to pay GMAC Management $12,500, in ten annual installment payments. Additionally, the surviving merged entity will pay GMAC Management $2,150 upon assignment of CORE Cap's management agreement with BlackRock.




                                                                    APPENDIX I


                        AGREEMENT AND PLAN OF MERGER

                        dated as of February 8, 2000

                                by and among

                         ANTHRACITE CAPITAL, INC.,

                        ANTHRACITE ACQUISITION CORP.

                                    and

                               CORE CAP, INC.




                             TABLE OF CONTENTS

           This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                         Page
                                                                          No.

 ARTICLE I THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      1.01 The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      1.02 Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      1.03 Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . 2
      1.04 Certificate of Incorporation and Bylaws of the Surviving
           Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      1.05 Directors and Officers of the Surviving Corporation . . . . . . 2
      1.06 Effects of the Merger . . . . . . . . . . . . . . . . . . . . . 3
      1.07 Further Assurances  . . . . . . . . . . . . . . . . . . . . . . 3

 ARTICLE II     CONVERSION OF SHARES . . . . . . . . . . . . . . . . . . . 3
      2.01 Conversion of Capital Stock . . . . . . . . . . . . . . . . . . 3
      2.02 Exchange of Certificates  . . . . . . . . . . . . . . . . . . . 7

 ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . .  10
      3.01 Organization and Qualification  . . . . . . . . . . . . . . .  10
      3.02 Capital Stock . . . . . . . . . . . . . . . . . . . . . . . .  11
      3.03 Authority Relative to This Agreement  . . . . . . . . . . . .  11
      3.04 Non-Contravention; Approvals and Consents . . . . . . . . . .  12
      3.05 Financial Reports . . . . . . . . . . . . . . . . . . . . . .  13
      3.06 Absence of Certain Changes or Events  . . . . . . . . . . . .  14
      3.07 Absence of Undisclosed Liabilities  . . . . . . . . . . . . .  14
      3.08 Legal Proceedings . . . . . . . . . . . . . . . . . . . . . .  15
      3.09 Information Supplied  . . . . . . . . . . . . . . . . . . . .  15
      3.10 Compliance with Laws and Orders . . . . . . . . . . . . . . .  16
      3.11 Investment Company Act  . . . . . . . . . . . . . . . . . . .  16
      3.12 Compliance with Agreements; Certain Agreements  . . . . . . .  16
      3.13 Mortgage Backed Securities  . . . . . . . . . . . . . . . . .  17
      3.14 Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . .  18
      3.15 Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .  19
      3.16 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      3.17 Employee Benefit Plans; ERISA . . . . . . . . . . . . . . . .  21
      3.18 Labor Matters . . . . . . . . . . . . . . . . . . . . . . . .  22
      3.19 Real Property; Mortgage Loans . . . . . . . . . . . . . . . .  23
      3.20 Intellectual Property Rights  . . . . . . . . . . . . . . . .  23
      3.21 Vote Required . . . . . . . . . . . . . . . . . . . . . . . .  23
      3.22 Financial Advisor . . . . . . . . . . . . . . . . . . . . . .  23
      3.23 Ownership of Parent Common Stock  . . . . . . . . . . . . . .  24
      3.24 Affiliate Transactions  . . . . . . . . . . . . . . . . . . .  24
      3.25 Article FIFTH of the Company's Certificate of Incorporation
           and Section 203 of the DGCL Not Applicable  . . . . . . . . .  24

 ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB . . . .  24
      4.01 Organization and Qualification  . . . . . . . . . . . . . . .  24
      4.03 Authority Relative to This Agreement  . . . . . . . . . . . .  26
      4.04 Non-Contravention; Approvals and Consents . . . . . . . . . .  27
      4.05 SEC Reports and Financial Statements  . . . . . . . . . . . .  28
      4.06 Absence of Certain Changes or Events  . . . . . . . . . . . .  29
      4.07 Absence of Undisclosed Liabilities  . . . . . . . . . . . . .  29
      4.08 Legal Proceedings . . . . . . . . . . . . . . . . . . . . . .  29
      4.09 Information Supplied  . . . . . . . . . . . . . . . . . . . .  30
      4.10 Compliance with Laws and Orders . . . . . . . . . . . . . . .  30
      4.11 Investment Company Act  . . . . . . . . . . . . . . . . . . .  31
      4.12 Compliance with Agreements; Certain Agreements  . . . . . . .  31
      4.13 Mortgage Backed Securities  . . . . . . . . . . . . . . . . .  32
      4.14 Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . .  32
      4.15 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      4.16 Employee Benefit Plans; ERISA . . . . . . . . . . . . . . . .  35
      4.17 Labor Matters . . . . . . . . . . . . . . . . . . . . . . . .  35
      4.18 Environmental Matters . . . . . . . . . . . . . . . . . . . .  35
      4.19 Intellectual Property Rights  . . . . . . . . . . . . . . . .  36
      4.20 Opinion of Financial Advisor  . . . . . . . . . . . . . . . .  37
      4.21 Ownership of Company Common Stock . . . . . . . . . . . . . .  37
      4.22 Affiliate Transactions  . . . . . . . . . . . . . . . . . . .  37
      4.23 Ownership Limit Restrictions of Parent's Articles of Incorporation and Section 3-602 of the Maryland General
           Corporation Law Not Applicable  . . . . . . . . . . . . . . .  37

 ARTICLE V COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .  37
      5.01 Conduct of Business by the Company  . . . . . . . . . . . . .  37
      5.02 Conduct of Business by Parent and Sub . . . . . . . . . . . .  40
      5.03 Covenants of the Company and Parent . . . . . . . . . . . . .  42
      5.04 No Solicitations  . . . . . . . . . . . . . . . . . . . . . .  44
      5.05 Purchases of Common Stock of the Other Party  . . . . . . . .  45
      5.06 Management Agreement Assignment Agreement . . . . . . . . . .  45

 ARTICLE VI     ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . .  45
      6.01 Access to Information . . . . . . . . . . . . . . . . . . . .  45
      6.02 Preparation of Registration Statement and Proxy Statement . .  46
      6.03 Approval of Stockholders  . . . . . . . . . . . . . . . . . .  47
      6.04 Company Affiliates  . . . . . . . . . . . . . . . . . . . . .  47
      6.05 Stock Exchange Listing  . . . . . . . . . . . . . . . . . . .  47
      6.06 Regulatory and Other Approvals  . . . . . . . . . . . . . . .  48
      6.07 Company Option Plan . . . . . . . . . . . . . . . . . . . . .  48
      6.08 Directors' and Officers' Indemnification and Insurance  . . .  49
      6.09 Parent Governance . . . . . . . . . . . . . . . . . . . . . .  51
      6.10 Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .  52
      6.11 Brokers or Finders  . . . . . . . . . . . . . . . . . . . . .  52
      6.12 Takeover Statutes . . . . . . . . . . . . . . . . . . . . . .  52
      6.13 Conveyance Taxes  . . . . . . . . . . . . . . . . . . . . . .  52
      6.14 Letters of Accountants  . . . . . . . . . . . . . . . . . . .  53
      6.15 Coordination of Dividends . . . . . . . . . . . . . . . . . .  53

 ARTICLE VII CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . .  53
      7.01 Conditions to Each Party's Obligation to Effect the Merger  .  53
      7.02 Conditions to Obligation of Parent and Sub to Effect the
           Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
      7.03 Conditions to Obligation of the Company to Effect the
           Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

 ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . .  57
      8.01 Termination . . . . . . . . . . . . . . . . . . . . . . . . .  57
      8.02 Effect of Termination . . . . . . . . . . . . . . . . . . . .  59
      8.03 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . .  60
      8.04 Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

 ARTICLE IX     GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . .  61
      9.01 Non-Survival of Representations, Warranties, Covenants and
           Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .  61
      9.02 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
      9.03 Entire Agreement; Incorporation of Exhibits . . . . . . . . .  63
      9.04 Public Announcements  . . . . . . . . . . . . . . . . . . . .  63
      9.05 No Third Party Beneficiary  . . . . . . . . . . . . . . . . .  63
      9.06 No Assignment; Binding Effect . . . . . . . . . . . . . . . .  63
      9.07 Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .  64
      9.08 Invalid Provisions  . . . . . . . . . . . . . . . . . . . . .  64
      9.09 Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  64
      9.10 Enforcement of Agreement  . . . . . . . . . . . . . . . . . .  64
      9.11 Certain Definitions . . . . . . . . . . . . . . . . . . . . .  64
      9.12 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .  66


 EXHIBITS

 EXHIBIT A Form of Articles Supplementary for Parent Preferred Stock EXHIBIT C Form of Opinion of Company's Counsel
 EXHIBIT D Form of REIT Opinion of Company's Counsel
 EXHIBIT E Form of Opinion of Parent's Counsel
 EXHIBIT F Form of REIT Opinion of Parent's Counsel
 EXHIBIT G Form of Opinion of Parent's Local Counsel

 SCHEDULES

 SCHEDULE I          Computation of Net Asset Value
 SCHEDULE 7.01(E)


                         GLOSSARY OF DEFINED TERMS


           The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

 "affiliate"                             --   Section 9.11(a)
 "Affiliate Agreement"                   --   Section 6.04
 "Agreement"                             --   Preamble
 "Alternative Proposal"                  --   Section 5.04
 "Appraisals"                            --   Section 2.01(c)(i)
 "Appraisers"                            --   Section 2.01(c)(i)
 "Benchmark Price"                       --   Section 2.01(c)(i)
 "beneficially"                          --   Section 9.11(b)
 "Break-up Fee"                          --   Section 8.02(b)
 "business day"                          --   Section 9.11(c)
 "Certificate of Merger"                 --   Section 1.03
 "Certificates"                          --   Section 2.02(b)
 "Class A Common Stock"                  --   Section 2.01(b)
 "Class B Common Stock"                  --   Section 2.01(b)
 "Closing"                               --   Section 1.02
 "Closing Date"                          --   Section 1.02
 "Code"                                  --   Section 2.02(f)
 "Common Stock Conversion Number"        --   Section 2.01(c)(i)
 "Company"                               --   Preamble
 "Company Affiliates"                    --   Section 6.04
 "Company Common Stock"                  --   Section 2.01(b)
 "Company Disclosure Letter"             --   Section 3.01
 "Company Employee Benefit Plans"        --   Section 3.17(d)(i)
 "Company Financial Information"         --   Section 3.05
 "Company MBS"                           --   Section 3.13(a)
 "Company MBS Certificates"              --   Section 3.13(a)
 "Company Mortgage Files"                --   Section 3.14(a)
 "Company Mortgage Loans"                --   Section 3.14(a)
 "Company Mortgage Notes"                --   Section 3.14(a)
 "Company Permits"                       --   Section 3.10
 "Company Permitted Liens"               --   Section 3.13(a)
 "Company Principal MBS Agreements"      --   Section 3.13(b)
 "Company Series A Preferred Stock"      --   Section 2.01(b)
 "Company Stock"                         --   Section 2.01(b)
 "Company Stock Option"                  --   Section 6.07
 "Company Stockholders' Approval"        --   Section 6.03
 "Company Stockholders' Meeting"         --   Section 6.03
 "Confidentiality Agreement"             --   Section 6.01
 "Constituent Corporations"              --   Section 1.01
 "Contracts"                             --   Section 3.04(a)
 "control," "controlling," "controlled
    by" and "under common control with"  --   Section 9.11(a)
 "DGCL"                                  --   Section 1.01
 "Disputed Values"                       --   Section 2.01(c)(i)
 "Dissenting Share"                      --   Section 2.01(d)(i)
 "Effective Time"                        --   Section 1.03
 "Environmental Laws"                    --   Section 4.18(e)
 "Environmental Liability"               --   Section 4.18(a)
 "ERISA"                                 --   Section 3.17(d)(i)
 "Evaluation Material"                   --   Section 6.01
 "Exchange Act"                          --   Section 4.05
 "Exchange Agent"                        --   Section 2.02(a)
 "Exchange Fund"                         --   Section 2.02(a)
 "Expense Fee"                           --   Section 8.02(b)
 "Governmental or Regulatory Authority"  --   Section 3.04(a)
 "group"                                 --   Section 9.11(g)
 "Indebtedness"                          --   Section 3.15
 "Indemnified Liabilities"               --   Section 6.08(a)
 "Indemnified Parties"                   --   Section 6.08(a)
 "Indemnifying Party"                    --   Section 6.08(a)
 "Intellectual Property"                 --   Section 3.20
 "knowledge"                             --   Section 9.11(d)
 "laws"                                  --   Section 3.04(a)
 "Liens"                                 --   Section 9.11(e)
 "Management Agreement Assignment
   Agreement"                            --   Section 5.06
 "material", "material adverse
    effect" and "materially adverse"     --   Section 9.11(f)
 "MBS"                                   --   Section 3.13(a)
 "Merger"                                --   Preamble
 "Mortgage Loan"                         --   Section 7.02(f)
 "Net Asset Value"                       --   Section 2.01(c)(i)
 "Net Asset Valuation"                   --   Section 2.01(c)(i)
 "New Parent Preferred Stock"            --   Section 2.01(c)(i)
 "NYSE"                                  --   Section 2.01(c)(i)
 "Options"                               --   Section 3.02(a)
 "orders"                                --   Section 3.04(a)
 "Parent"                                --   Preamble
 "Parent Common Stock"                   --   Section 2.01(c)(i)
 "Parent Disclosure Letter"              --   Section 4.01
 "Parent Financial Statements"           --   Section 4.05
 "Parent MBS"                            --   Section 4.13(a)
 "Parent MBS Certificates"               --   Section 4.13(a)
 "Parent Mortgage Files"                 --   Section 4.14(a)
 "Parent Mortgage Loans"                 --   Section 4.14(a)
 "Parent Mortgage Notes"                 --   Section 4.14(a)
 "Parent Permits"                        --   Section 4.10
 "Parent Permitted Liens"                --   Section 4.13(a)
 "Parent Preferred Stock"                --   Section 4.02(a)
 "Parent Principal MBS Agreements"       --   Section 4.13(b)
 "Parent SEC Reports"                    --   Section 4.05
 "Parent Stock"                          --   Section 2.01(c)(i)
 "person"                                --   Section 9.11(g)
 "Plan"                                  --   Section 3.17(d)(ii)
 "Proxy Statement"                       --   Section 3.09
 "Purchased Loans"                       --   Section 7.02(f)
 "Registration Statement"                --   Section 3.09
 "Representatives"                       --   Section 9.11(h)
 "Sales Price"                           --   Section 2.01(c)(i)
 "SEC"                                   --   Section 3.04(b)
 "Secretary of State"                    --   Section 1.03
 "Securities Act"                        --   Section 3.04(b)
 "Sub"                                   --   Preamble
 "Sub Common Stock"                      --   Section 2.01(a)
 "Subsidiary"                            --   Section 9.11(i)
 "Surviving Corporation"                 --   Section 1.01
 "Surviving Corporation Common Stock"    --   Section 2.01(a)
 "Taxes"                                 --   Section 3.16(b)
 "Termination Fee"                       --   Section 8.02(c)
 "Termination Fee Opinion"               --   Section 8.02(c)
 "Termination Year"                      --   Section 8.02 (c)
 "Trading Day"                           --   Section 2.01(c)(i)
 "Transfer Taxes"                        --   Section 6.13



           This AGREEMENT AND PLAN OF MERGER dated as of February 8, 2000 ("this Agreement") is made and entered into by and among Anthracite Capital, Inc., a Maryland corporation ("Parent"), Anthracite Acquisition Corp., a Delaware corporation wholly owned by Parent ("Sub"), and CORE Cap, Inc., a Delaware corporation (the "Company").

           WHEREAS, the Boards of Directors of Parent, Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which Sub would merge with and into the Company and the Company would become a wholly-owned subsidiary of Parent (the "Merger");

           WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders, and Parent has approved this Agreement and the Merger as the sole stockholder of Sub;

           WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

           WHEREAS, Parent intends at all times following the Effective Time to maintain 50% or more of its investments in high quality residential mortgage loans and securities;

           NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                 ARTICLE I
                                 THE MERGER

        1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Sub shall be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"). At the Effective Time, the separate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). Sub and the Company are sometimes referred to herein as the "Constituent Corporations". As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in Article II.

        1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
 Section 8.01, subject to Section 2.01(c), and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005 at 10:00 a.m., local time, on the third business day following the first day upon which all of the conditions set forth in Sections 7.01(a) and 7.02(f) have been satisfied (assuming satisfaction of all other conditions), unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"). At the Closing there shall be delivered to Parent, Sub and the Company the certificates and other documents and instruments required to be delivered under Article VII.

        1.03 Effective Time. At the Closing, a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware (the "Secretary of State") for filing, as provided in
 Section 251 of the DGCL, as soon as practicable on the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State (the date and time of such filing being referred to herein as the "Effective Time").

        1.04 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (i) the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

        1.05 Directors and Officers of the Surviving Corporation. The directors of Sub and the officers of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

        1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.

        1.07 Further Assurances. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.


                                 ARTICLE II
                            CONVERSION OF SHARES

        2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

        (a) Capital Stock of Sub. Each issued and outstanding share of the common stock, par value $.001 per share, of Sub ("Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Sub Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

        (b) Cancellation of Treasury Stock and Stock Owned by Parent and Subsidiaries. All shares of Class A common stock, par value $.01 per share, of the Company (the "Class A Common Stock"), all shares of Class B common stock, par value $.01 per share, of the Company ( the "Class B Common Stock", and collectively, the "Company Common Stock") and all shares of 10% Cumulative Convertible Series A Preferred Stock, par value $.01 per share, of the Company (the "Company Series A Preferred Stock", and together with the Company Common Stock, the "Company Stock") that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Sub or any other wholly-owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no stock of Parent or other consideration shall be delivered in exchange therefor.

        (c) Exchange Ratio for Company Stock. (i) Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b) and other than Dissenting Shares) shall be converted into the right to receive the number (the "Common Stock Conversion Number") of fully paid and nonassessable shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock") which have an aggregate Net Asset Value equal to 1.05 multiplied by the Net Asset Value of one share of Company Common Stock (as adjusted pursuant to the proviso at the end of this sentence, provided, however, that if the mean average of the Sales Prices of a whole share of Parent Common Stock on the ten consecutive Trading Days ending three Trading Days prior to the Closing Date is below $6.00 per share (the "Benchmark Price"), at the option of the Company the Common Stock Conversion Number shall be multiplied by a fraction the numerator of which is the Benchmark Price, subject to adjustment as provided in paragraph (ii) below, and the denominator of which is that mean average of such Sales Prices. The term "Net Asset Value" shall mean net asset value per share of common stock and shall be computed for each of the Company's and Parent's shares by each of the Company and Parent, as of the latest date of the satisfaction of the conditions described in Sections 7.01(a) and 7.02(f),such computation to be determined within three business days and to be made in the manner provided in Schedule I to this Agreement (the "Net Asset Valuations"). The Company and Parent shall use their best efforts to resolve any differences and reach agreement regarding their respective Net Asset Value calculations for each of the Company and Parent. If the Company and Parent are unable to arrive at the same value for any of the Company's and/or Parent's items referred to in Schedule I ("Disputed Values"), the aggregate value for such Disputed Values shall be determined as follows: the Company and Parent each shall select a nationally recognized investment banking firm with experience in such computations that is independent of each of the Company and Parent and that within the past three years has not performed, and is not contemplated to perform, any services for either the Company or Parent (collectively, the "Appraisers") to compute the value of the Disputed Values in the manner provided in Schedule I (the "Appraisals"). The average of the parties' two valuations and the two Appraisals for each Disputed Value shall be the value for such Disputed Value for purposes of computing Net Asset Value. This determination for each Disputed Value shall be conclusive and binding. The Appraisers shall complete the Appraisals within five business days following their appointment and in the event that the Appraisals are required, the Closing shall be postponed until the Appraisals are completed. Each of the Company and Parent shall give the other party and the Appraisers, if necessary, access to its books and records for the purpose of computing the Net Asset Value. The Company and Parent shall share the fees and expenses of the Appraisers and each party shall have its Net Asset Value reduced by 50% of the amount of the fees and expenses of the Appraisers in connection with the Appraisals. The term "Sales Price" shall mean, on any Trading Day, the closing sales price of Parent Common Stock reported on the New York Stock Exchange, Inc. ("NYSE") Composite Tape on such day. The term "Trading Day" shall mean any day on which securities are traded on the NYSE. Each issued and outstanding share of Company Series A Preferred Stock shall be converted into the right to receive one fully paid and nonassessable share of 10% Cumulative Convertible Series B Preferred Stock of Parent having the terms and designations specified in the form of Articles Supplementary attached as Exhibit A hereto (such preferred stock, the "New Parent Preferred Stock", and together with the Parent Common Stock, the "Parent Stock"). Parent shall cause the Articles Supplementary for the New Parent Preferred Stock to be filed with the Secretary of State of the State of Maryland at or prior to the Effective Time.

        (ii) If, prior to the Effective Time, Parent shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Parent Common Stock, the Common Stock Conversion Number shall be multiplied by, and the Benchmark Price shall be divided by, a fraction the numerator of which shall be the number of shares of Parent Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Common Stock Conversion Number and the resulting quotient shall from and after the date of such event be the Benchmark Price, subject to further adjustment in accordance with this sentence.

        (iii) All shares of Company Stock converted in accordance with paragraph (i) of this Section 2.01(c) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Stock and any cash in lieu of fractional shares of Parent Stock to be issued or paid in consideration therefor (determined in accordance with Section 2.02(e)), upon the surrender of such certificate in accordance with Section 2.02, without interest.

        (d) Dissenting Shares. (i) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Stock the holder of which has not voted in favor of the Merger, has perfected such holder's right to an appraisal of such holder's shares in accordance with the applicable provisions of the DGCL and has not effectively withdrawn or lost such right to appraisal (a "Dissenting Share"), shall not be converted into or represent a right to receive shares of Parent Stock pursuant to
 Section 2.01(c), but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the DGCL; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted into, as of the Effective Time, the right to receive shares of Parent Stock pursuant to Section 2.01(c).

        (ii) The Company shall give Parent (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the DGCL relating to the appraisal process received by the Company and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

        (e) Stock Option Plan. The 1997 Long Term Incentive Plan, the stock option agreements executed pursuant thereto and each option to purchase Company Common Stock granted thereunder that is outstanding at the Effective Time shall be cancelled by Parent in exchange for a payment in the amount of $150,000 to GMAC Mortgage Asset Management, Inc., the holder of such outstanding options. Subject to the terms and conditions of the Company's Director Stock Option Plan and the stock option agreements executed pursuant thereto, the Director Stock Option Plan and each option to purchase Company Common Stock granted thereunder that is outstanding at the Effective Time shall be assumed by Parent and continued in accordance with their respective terms and each such option shall become a right to purchase a number of shares of Parent Common Stock equal to the Common Stock Conversion Number multiplied by the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time, as more fully described in Section 6.07.

        2.02 Exchange of Certificates.

        (a) Exchange Agent. Promptly following the Effective Time, Parent shall make available to the Surviving Corporation for deposit with The Bank of New York or such other bank or trust company designated before the Closing Date by Parent and reasonably acceptable to the Company (the "Exchange Agent") certificates representing the number of duly authorized whole shares of Parent Stock issuable in connection with the Merger plus an amount of cash equal to the aggregate amount payable in lieu of fractional shares in accordance with Section 2.02(e), to be held for the benefit of and distributed to such holders in accordance with this Section. The Exchange Agent shall agree to hold such shares of Parent Stock and funds (such shares of Parent Stock and funds, together with earnings thereon, being referred to herein as the "Exchange Fund") for delivery as contemplated by this Section and upon such additional terms as may be agreed upon by the Exchange Agent, the Company and Parent.

        (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock (the "Certificates") whose shares are converted pursuant to Section 2.01(c) into the right to receive shares of Parent Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Stock, plus the cash amount payable in lieu of fractional shares in accordance with Section 2.02(e), which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, a certificate representing that number of whole shares of Parent Stock, plus the cash amount payable in lieu of fractional shares in accordance with
 Section 2.02(e), may be issued to a transferee if the Certificate representing such Company Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time for all corporate purposes of Parent, except as limited by paragraph (c) below, to represent ownership of the number of shares of Parent Stock into which the number of shares of Company Stock shown thereon have been converted as contemplated by this Article II. Notwithstanding the foregoing, Certificates representing Company Stock surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Section 6.04 shall not be exchanged until Parent has received an Affiliate Agreement as provided in Section 6.04.

        (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of Parent Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Stock.

        (d) No Further Ownership Rights in Company Stock. All shares of Parent Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Stock represented thereby, subject, however, to the Surviving Corporation's obligation to pay any dividends which may have been declared by the Company on such shares of Company Stock in accordance with the terms of this Agreement and which remained unpaid at the Effective Time. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

        (e) No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of Certificates who would otherwise have been entitled to a fraction of a share of Parent Common Stock in exchange for such Certificates pursuant to this Section shall receive from the Exchange Agent a cash payment in lieu of such fractional share determined by multiplying (A) the Sales Price of a whole share of Parent Common Stock on the last Trading Day immediately preceding the Closing Date by (B) the fractional share interest to which such holder would otherwise be entitled.

        (f) Withholding. Parent or the Exchange Agent shall be entitled to deduct and withhold from any merger consideration or cash paid on Dissenting Shares and any dividends or distributions otherwise payable pursuant to this Agreement to any stockholders of the Company such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent amounts are so withheld by Parent or the Exchange Agent, such withheld amount shall be treated for all purposes of this Agreement as having been paid to the stockholder of the Company in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

        (g)  Termination of Exchange Fund.  Any portion of the Exchange
 Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) for payment of their claim for Parent Stock, any cash in lieu of fractional shares of Parent Stock and any dividends or distributions with respect to Parent Stock. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Stock for shares of Parent Stock (or dividends or distributions with respect thereto) or cash payable in respect of fractional share interests delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Sub as follows:

        3.01 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company. The Company has no Subsidiaries. The Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company. As of the date hereof, except as disclosed in Section 3.01 of the letter dated the date hereof and delivered to Parent and Sub by the Company concurrently with the execution and delivery of this Agreement (the "Company Disclosure Letter"), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than (i) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than $100,000). The Company has previously delivered to Parent correct and complete copies of the certificate or articles of incorporation and bylaws (or other comparable charter documents) of the Company.

        3.02 Capital Stock.

        (a) The authorized capital stock of the Company consists solely of 20,000,000 shares of Class A Common Stock, 25,000 shares of Class B Common Stock, and 12,000,000 shares of Company Series A Preferred Stock (and no other shares of preferred stock). As of December 31, 1999, 2,260,997 shares of Company Series A Preferred Stock, 3,237,158 shares of Class A Common Stock and 20,500 shares of Class B Common Stock of the Company were issued and outstanding, 1,871,603 shares of Company Series A Preferred Stock, 1,871,603 shares of Class A Common Stock and no shares of Class B Common Stock of the Company were held in the treasury of the Company and no shares of Company Series A Preferred Stock, no shares of Class A Common Stock and no shares of Class B Common Stock of the Company were reserved for issuance. Since such date, except as set forth in Section 3.02 of the Company Disclosure Letter, there has been no change in the number of issued and outstanding shares of Company Stock or shares held in treasury or reserved for issuance. All of the issued and outstanding shares of Company Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in Section 3.02 of the Company Disclosure Letter, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating the Company to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any Option with respect thereto.

        (b) Except as disclosed in Section 3.02 of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

        3.03 Authority Relative to This Agreement. The Company has full corporate power and authority to enter into this Agreement and, subject to obtaining the Company Stockholders' Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, the Board of Directors of the Company has recommended adoption of this Agreement by the stockholders of the Company and directed that this Agreement be submitted to the stockholders of the Company for their consideration, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than obtaining the Company Stockholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, subject to the obtaining of the Company Stockholders' Approval, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.04 Non-Contravention; Approvals and Consents.

        (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Company, or (ii) subject to the obtaining of the Company Stockholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, decree, order, writ, permit or license (together, "orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to the Company or any of its assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which the Company is a party or by which the Company or any of its assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement.

        (b) Except (i) for the filing of the Registration Statement with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the declaration of the effectiveness of the Registration Statement by the SEC and filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement, (ii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, and (iii) as disclosed in Section 3.04 of the Company Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which the Company is a party or by which the Company or any of its assets or properties is bound for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement.

        3.05 Financial Reports. The Company delivered to Parent prior to the execution of this Agreement a true and complete copy of the Company's Annual Report for the year ended December 31, 1998 and the Company's Financial Reporting Package dated December 1999 (the "Company Financial Information"). The Company's audited financial statements and unaudited interim financial statements (including, in each case, the notes, if any, thereto) included in the Company Financial Information were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present (subject, in the case of the interim unaudited financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse)) the financial position of the Company as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. As of its respective dates, the Company Financial Information (other than such financial statements) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1999 and prior to the date hereof, there has not been any material change, or any application or request for any material change, by the Company in accounting principles, methods or policies for financial accounting or tax purposes (except as required by generally accepted accounting principles or otherwise disclosed in the Company's financial statements and subject, in the case of unaudited interim financial statements, to normal year-end adjustments).

        3.06 Absence of Certain Changes or Events. Except as disclosed in the Company Financial Information, since December 31, 1999, there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company, other than those occurring as a result of general economic or financial conditions which are not unique to the Company but also affect other persons who participate or are engaged in the lines of business in which the Company participates or is engaged, and except as disclosed in Section 3.06 of the Company Disclosure Letter, between such date and the date hereof (i) the Company has conducted its business only in the ordinary course consistent with past practice and (ii) the Company has not taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of Section 5.01(b).

        3.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended December 31, 1999 included in the Company Financial Information or the notes thereto or as disclosed in Section 3.07 of the Company Disclosure Letter, the Company has not at such date, nor incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a balance sheet of the Company (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to the Company.

        3.08 Legal Proceedings. Except as disclosed in Section 3.08 of the Company Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting, nor to the knowledge of the Company are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, the Company or any of its assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement, and (ii) the Company is not subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on the Company or on the ability of the Company to consummate the transactions contemplated by this Agreement.

        3.09 Information Supplied. The information relating to the Company set forth in the proxy statement relating to the Company Stockholders' Meeting, as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement") included in the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), except as the Company shall otherwise advise in writing, complies in all material respects with the requirements of the Securities Act and will not, taken together with any additional information supplied by the Company expressly for inclusion therein, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the date the Proxy Statement is mailed to stockholders and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and any other documents to be filed by the Company or information supplied in writing by the Company to be included in documents to be filed by Parent with any Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to stockholders and at the time of the Company Stockholders' Meeting or at the time the stockholders' consent is effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        3.10 Compliance with Laws and Orders. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of its business (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company. The Company is in compliance with the terms of the Company Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company. Except as disclosed in the Company Financial Information and in Section 3.10 of the Company Disclosure Letter, the Company is not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company.

        3.11 Investment Company Act. The Company (i) is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act or the Interstate Commerce Act.

        3.12 Compliance with Agreements; Certain Agreements. (a) Section 3.12(a) of the Company Disclosure Letter sets forth a list of contracts to which the Company is a party that involve expected annual payments to or from the Company which are greater than $100,000 and cannot be terminated within 90 days after giving notice without resulting in any material cost or penalty to the Company and are material to the business, properties, assets, financial position or results of the Company. Except as disclosed in the Company Financial Information, neither the Company nor, to the knowledge of the Company, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Company or (ii) any Contract to which the Company is a party or by which the Company or any of its assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company.

        (b) Except as disclosed in Section 3.12(b) of the Company Disclosure Letter or in the Company Financial Information or as provided for in this Agreement, as of the date hereof, the Company is not a party to any oral or written (i) management or consulting agreement not terminable on 30 days' or less notice involving the payment of more than $100,000 per annum or $500,000 per annum in the aggregate for all such agreements, (ii) agreement with any executive officer or other key employee of the Company the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (iii) agreement with respect to any executive officer or other key employee of the Company providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of more than $100,000 per annum or $500,000 per annum in the aggregate for all such agreements or
 (iv) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        3.13 Mortgage Backed Securities.  (a)  Except as set forth in
 Section 3.13(a) of the Company Disclosure Letter, the Company is on the date hereof the sole owner of each of the mortgage backed securities ("MBS") identified in Section 3.13(a) of the Company Disclosure Letter ("Company MBS") and the related certificates and other instruments evidencing ownership of the Company MBS (the "Company MBS Certificates"), free and clear of any adverse claims, Liens, pledges, assignments, charges or security interests of any nature (including, without limitation, Liens arising under the federal tax laws or ERISA), other than any Company Permitted Liens. The term "Company Permitted Liens" shall mean (i) Liens set forth in the Company Disclosure Letter, and (ii) mechanics', carriers', workmen's, repairmen's and materialmens' liens and other Liens and other limitations of any kind, if any, which, individually or in the aggregate, would not be reasonably likely to result in a material adverse effect on the Company.

        (b) Except as set forth in Section 3.13(b) of the Company Disclosure Letter, the Company to its knowledge is not in default in the performance of any of its obligations under any pooling and servicing agreements, trust and servicing agreements, trust agreements, servicing agreements or other similar documents providing for the creation of the MBS or the servicing of the mortgage loans underlying the MBS (the "Company Principal MBS Agreements") and has not received any notice of any default by any master servicer of any Company MBS, the effect of which, individually or in the aggregate, could reasonably be expected to be materially adverse to the Company.

        (c) Except as set forth in Section 3.13(c) of the Company Disclosure Letter, as of the date hereof, there are no material agreements (other than the Company Principal MBS Agreements) between Company and the master servicer with respect to any series of Company MBS.

        3.14 Mortgage Loans

        (a) Except as set forth in Section 3.14(a) of the Company Disclosure Letter, the Company is the sole owner of each of the mortgage loans reflected in the most recent monthly report delivered to Parent or made or acquired since such date (the "Company Mortgage Loans") and is the sole owner or beneficiary of or under any related notes (the "Company Mortgage Notes"), deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsement, bonds, letters of credit, accounts, insurance contracts and policies, credit reports, tax returns, appraisals, escrow documents, participation agreements (if applicable), loan files, servicing files and all other documents evidencing or securing the Company Mortgage Loans (the "Company Mortgage Files"), except (i) any Company Mortgage Loans disposed of in the ordinary course since the date of such financial statements, and (ii) to the extent any Company Mortgage Loan is prepaid in full or subject to a completed foreclosure action (or non-judicial proceeding or deed in lieu of foreclosure) in which case the Company shall be the sole owner of the real property securing such foreclosed loan or shall have received the proceeds of such action to which the Company was entitled, in each case free and clear of any adverse claims or Liens except Company Permitted Liens.

        (b) Except as set forth in Section 3.14(b) to the Company Disclosure Letter, to the knowledge of the Company, (i) the lien of each Company Mortgage is subject only to "Permitted Exceptions" which consist of the following: (A) Company Permitted Liens; (B) covenants, conditions, restrictions, reservations, rights, Liens, easements, encumbrances, encroachments, and other matters affecting title acceptable to prudent mortgage lending institutions generally; (C) rights of tenants with no options to purchase or rights of first refusal to purchase, except as disclosed in the Company Mortgage Files; and (D) other matters which, in the aggregate, would not be reasonably likely to result in a material adverse effect on the Company; (ii) each of the Company Mortgage Loans has generally been serviced in accordance with the terms of the related mortgage note and pooling and servicing agreements and otherwise in accordance with industry accepted servicing practices except for events that, individually or in the aggregate, would not be reasonably likely to result in a material adverse effect on the Company; and (iii) there is no delinquency in the payments of principal and interest required to be made under the terms of any Company Mortgage Loan in excess of 30 days beyond the applicable due date that has occurred since origination or in any other payments required to be made under the terms of any Company Mortgage Loan (inclusive of any applicable grace or cure period) that would be reasonably likely to result in a material adverse effect on the Company.

        (c) Except as set forth in Section 3.14(c) of the Company Disclosure Letter or in the applicable Company Mortgage File, the Company has no knowledge of (i) any written notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim, or right to rescission with respect to any Company Mortgage Loan, Company Mortgage Note or other related agreements,
 (ii) any uncured monetary default in excess of 30 days or event of acceleration existing under any Company Mortgage or the related Company Mortgage Note or (iii) any uncured non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any Company Mortgage or the related Company Mortgage Note, except for notices, violations, breaches, defaults or events of acceleration that would not, individually or in the aggregate, be reasonably likely to result in a material adverse effect on the Company.

        3.15 Indebtedness. Section 3.15 of the Company Disclosure Letter sets forth as of January 31, 2000 (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Company, other than Indebtedness payable to the Company, in an aggregate principal amount in excess of $100,000 per item, is outstanding or may be incurred and (y) the respective principal amounts outstanding thereunder. For purposes of this Agreement, "Indebtedness" shall mean, with respect to any Person, without duplication, (A) all indebtedness of such Person for borrowed money, whether secured or unsecured, (B) all obligations of such Person under conditional sale or other title retention agreements relation to property purchased by such Person, (C) all capitalized lease obligations of such Person, (D) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such Person of any such indebtedness of any other Person other than endorsements for collection in the ordinary course.

        3.16 Taxes.

        (a) The Company has filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, the Company has paid all Taxes shown as due thereon, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect, pay Taxes shown as due or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on the Company. The information contained in the Company Financial Information reflects adequate reserves for all Taxes payable by the Company for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on the Company. True, correct and complete copies of all income and other material federal, state and local tax returns and reports for the Company, and all written communications in the Company's possession relating thereto, have been delivered or made available to representatives of Parent. Since the date of the most recent financial statements included in the Company Financial Information, the Company has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, and the Company has not incurred any material liability for Taxes other than in the ordinary course of business. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company. No requests for waivers of the time to assess any taxes against the Company have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect on the Company.

        (b) As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax with respect thereto.

        (c) The Company (A) for all taxable years commencing with the year ending December 31, 1997 has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending on the Closing Date, and (C) has not taken or omitted to take any action which would reasonably be expected to result in loss of its status as a REIT, and to the Company's knowledge, no such challenge is pending or threatened.
 The Company does not hold any material asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under Internal Revenue Service ("IRS") Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

        3.17 Employee Benefit Plans; ERISA

        (a) Section 3.17 of the Company Disclosure Letter contains a true and complete list of all Company Employee Benefit Plans. Except as would not have a material adverse effect on the Company, (i) all Company Employee Benefit Plans are in compliance with all applicable requirements of law, including ERISA and the Code and have been operated in accordance with their terms, and (ii) the Company does not have any liabilities or obligations with respect to any such Company Employee Benefit Plans, whether accrued, contingent or otherwise, and to the Company's knowledge no circumstances exist that could reasonably be expected to result in any such liabilities or obligations being incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Company are the agreements and policies specifically referred to in Section
 3.17 of the Company Disclosure Letter.

        (b) Each of the Company Employee Benefit Plans intended to be "qualified" within the meaning of Section 401(a) or Section 501(c)(9) of the Code is so qualified, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination.

        (c) Except as disclosed in Section 3.17(c) of the Company Disclosure Letter or as disclosed in the Company Financial Information, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or otherwise as provided by state law or as incidental benefits under a qualified plan, none of the Company Employee Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service, other than benefits the full cost of which is borne by such former employees.

        (d)  As used herein:

        (i) "Company Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by the Company for the benefit of the current or former employees or directors of the Company and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement; and

        (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

        3.18 Labor Matters.  Except for those individuals listed in
 Section 3.18 of the Company Disclosure Letter, the Company has no employees. Except as set forth in Section 3.18 of the Company Disclosure Letter, no officer or director of the Company has received or is (or could become) entitled to receive compensation, severance, bonus, indemnification or employment benefits from the Company.

        3.19 Real Property; Mortgage Loans. The Company owns no real property. With respect to environmental matters, all of the Mortgage Loans included in the Company's portfolio conformed to the Underwriting Guidelines (as defined in the Mortgage Loan Master Purchase and Servicing Agreements to which the Company is a party) as in effect at the time of their purchase by the Company, except where such failures to conform could not, in the aggregate, reasonably be expected to have a material adverse effect on the Company.

        3.20 Intellectual Property Rights. The Company has all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) individually or in the aggregate material to the conduct of the businesses of the Company. The Company is not in default (or with the giving of notice or lapse of time or both, would not be in default) under any license to use such Intellectual Property, such Intellectual Property is not being infringed by any third party, and the Company is not infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on the Company. For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

        3.21 Vote Required. Assuming the accuracy of the representation and warranty contained in Section 4.21, the affirmative vote of the holders of record of at least a majority of the outstanding shares of Company Stock and of Class B Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of the Company required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

        3.22 Financial Advisor. The Company has received the opinion of PaineWebber Incorporated, dated the date hereof, to the effect that, as of the date hereof, the consideration to be received in the Merger by the stockholders of the Company is fair from a financial point of view to the stockholders of the Company.

        3.23 Ownership of Parent Common Stock. Neither the Company nor any affiliates beneficially owns any shares of Parent Common Stock.

        3.24 Affiliate Transactions.  Except as set forth in the Section
 3.24 of the Company Disclosure Letter, as of the date hereof, there is no material transaction and no material transaction is now proposed, to which the Company is or is to be a party to which any current shareholder (holding in excess of 10% of the Company Stock or any securities convertible into or exchangeable for such Company Stock), director or executive officer of the Company is a party.

        3.25 Article FIFTH of the Company's Certificate of Incorporation and Section 203 of the DGCL Not Applicable. The Company has taken all necessary actions so that neither the provisions of Article FIFTH of the Company's Certificate of Incorporation nor the provisions of Section 203 of the DGCL will, before the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated hereby or thereby.


                                 ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub represent and warrant to the Company as follows:

        4.01 Organization and Qualification. Each of Parent and its Subsidiaries (including Sub) is a corporation or limited liability company duly incorporated or duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so incorporated, existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Each of Parent and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Section 4.01 of the letter dated the date hereof and delivered by Parent and Sub to the Company concurrently with the execution and delivery of this Agreement (the "Parent Disclosure Letter") sets forth a complete and correct list of all Subsidiaries of Parent and Parent's interests therein. Except for interests in the Subsidiaries of Parent and as disclosed in Section 4.01 of the Parent Disclosure Letter, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. The restated articles of incorporation, dated as of March 20, 1998, provided by Parent to the Company and the bylaws filed by Parent in Parent's Annual Report on Form 10-K for the year ended December 31, 1998 are complete and correct as of the date hereof.

        4.02 Capital Stock.

        (a) The authorized capital stock of Parent consists solely of 400,000,000 shares of Parent Common Stock par value $.001 per share, and 100,000,000 shares of preferred stock, par value $.001 per share ("Parent Preferred Stock"). As of December 31, 1999, 1,200,000 shares of Parent Preferred Stock and 20,961,534 shares of Parent Common Stock were issued and outstanding, no shares of Parent Preferred Stock and no shares of Parent Common Stock were owned by Parent or any Subsidiary and no shares of Parent Preferred Stock and no shares of Parent Common Stock were reserved for issuance. Since such date, except as set forth in Section 4.02 of the Parent Disclosure Letter, there has been no change in the number of issued and outstanding shares of Parent Preferred Stock or Parent Common Stock or shares of Parent Preferred Stock or Parent Common Stock held in treasury or reserved for issuance. All of the issued and outstanding shares of Parent Preferred Stock and Parent Common Stock are, and all shares reserved for issuance, including shares issuable on conversion of the Parent Preferred Stock and shares issuable on conversion of the New Parent Preferred Stock referred to in Section 2.01(c), will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as set forth in the Parent SEC Reports or Section 4.02 of the Parent Disclosure Letter, there are no outstanding Options obligating Parent or any of its Subsidiaries to issue or sell any shares of capital stock of Parent or to grant, extend or enter into any Option with respect thereto.

        (b) Except as disclosed in the Parent SEC Reports filed prior to the date hereof, or in Section 4.02 of the Parent Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of Parent are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Parent or a Subsidiary wholly owned, directly or indirectly, by Parent, free and clear of any Liens. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, or in
 Section 4.02 of the Parent Disclosure Letter, there are no (i) outstanding Options obligating Parent or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Parent or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Parent or a Subsidiary wholly owned, directly or indirectly, by Parent with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Parent.

        (c) Except as disclosed in the Parent SEC Reports filed prior to the date hereof, or in Section 4.02 of the Parent Disclosure Letter, there are no outstanding contractual obligations of Parent or any Subsidiary of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or Parent Preferred Stock or any capital stock of any Subsidiary of Parent or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Parent or any other person.

        4.03 Authority Relative to This Agreement. Each of Parent and Sub has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining stockholder approval with respect to the listing of shares of Parent Common Stock issuable upon conversion of the New Preferred Stock, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent, Sub and their affiliates, as applicable, and the consummation by each of Parent, Sub and their affiliates, as applicable, of the transactions contemplated hereby and thereby have been duly and validly approved by their respective Boards of Directors and by Parent in its capacity as the sole stockholder of Sub, and no other corporate proceedings on the part of either of Parent or Sub or their stockholders are necessary to authorize the execution, delivery and performance of the Basic Agreements by Parent, Sub and their affiliates and the consummation by them of the transactions contemplated hereby other than stockholder approval with respect to the listing of shares of Parent Common Stock issuable upon conversion of the New Preferred Stock. This Agreement has been duly and validly executed and delivered by each of Parent, Sub and their affiliates and constitute legal, valid and binding obligations of each of Parent, Sub and their affiliates enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        4.04 Non-Contravention; Approvals and Consents.

        (a) The execution and delivery of this Agreement by each of Parent, Sub and their affiliates do not, and the performance by each of them of their obligations hereunder and the consummation by it of the transactions contemplated hereby and thereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of their assets or properties under, any of the terms, conditions or provisions of (i) their certificates or articles of incorporation or bylaws (or other comparable charter documents), or (ii) subject to the taking of the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental or Regulatory Authority applicable to them or any of their respective assets or properties, or (y) any Contracts to which any of them is a party or by which any of them or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent, Sub and their affiliates to consummate the transactions contemplated by this Agreement.

        (b) Except (i) for the filing of the Registration Statement with the SEC pursuant to the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and filings with various state securities authorities that are required in connection with the transactions contemplated by this Agreement and (ii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Parent, any of its Subsidiaries or any of its affiliates is a party or by which any of them or any of their respective assets or properties is bound for the execution and delivery of this Agreement by each of Parent, Sub or any of its affiliates, the performance by each of them of its obligations thereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent, Sub and their affiliates to consummate the transactions contemplated by this Agreement.

        4.05 SEC Reports and Financial Statements. The forms, reports, schedules, registration statements, definitive proxy statements and other documents (together with all amendments thereof and supplements thereto) filed by Parent or any of its Subsidiaries with the SEC since November 1997 (as such documents have since the time of their filing been amended or supplemented, the "Parent SEC Reports"), are all of the documents (other than preliminary material) that Parent and its Subsidiaries were required to file with the SEC since such date. As of their respective dates, the Parent SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Parent SEC Reports (the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries taken as a whole)) the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in the Parent SEC Reports or Section 4.05 of the Parent Disclosure Letter, each Subsidiary of Parent is treated as a consolidated subsidiary of Parent in the Parent Financial Statements for all periods covered thereby.

        4.06 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, (a) since September 30, 1999 there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to the Company and the Subsidiaries but also affect other persons who participate or are engaged in the lines of business in which the Company and the Subsidiaries participate or are engaged and (b) between such date and the date hereof (i) Parent and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (ii) neither Parent nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of Section 5.02.

        4.07 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the balance sheet for the period ended September 30, 1999 included in the Parent Financial Statements, neither Parent nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries taken as a whole.

        4.08 Legal Proceedings. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting, nor to the knowledge of Parent are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Parent or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement, and (ii) neither Parent nor any of its Subsidiaries is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent and Sub to consummate the transactions contemplated by this Agreement.

        4.09 Information Supplied. The Registration Statement and any other documents to be filed by Parent with the SEC or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the date the Proxy Statement is mailed to stockholders and at the time of the Company Stockholders' Meeting or at the time the stockholders' consent is effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to information supplied in writing by or on behalf of the Company expressly for inclusion therein.

        4.10 Compliance with Laws and Orders. Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, Parent and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

        4.11 Investment Company Act. Parent (i) is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act or the Interstate Commerce Act.

        4.12 Compliance with Agreements; Certain Agreements. (a) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Parent or any of its Subsidiaries or (ii) any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

        (b) Except for the Investment Advisory Agreement, dated as of March 27, 1998, as amended, between Parent and BlackRock Financial Management, Inc., as of the date hereof, neither Parent nor any of its Subsidiaries is a party to any oral or written (i) management or consulting agreement not terminable on 30 days or less notice involving the payment of more than $100,000 per annum or $500,000 per annum in the aggregate for all such agreements, (ii) agreement with any executive officer or other key employee of Parent or any of its Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent or any of its Subsidiaries of the nature contemplated by this Agreement, (iii) agreement with respect to any executive officer or other key employee of Parent or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of more than $100,000 per annum or $500,000 per annum in the aggregate for all such agreements or (iv) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        4.13 Mortgage Backed Securities.

        (a) Parent is on the date hereof the sole owner of each of its MBS ("Parent MBS") and the related certificates and other instruments evidencing ownership of Parent MBS (the "Parent MBS Certificates"), free and clear of any adverse claims, Liens, pledges, assignments, charges or security interests of any nature (including, without limitation, Liens arising under the federal tax laws or ERISA), other than any Parent Permitted Liens. For purposes of this Agreement, "Parent Permitted Liens" means (i) Liens set forth in the Parent Disclosure Letter, and (ii) mechanics', carriers', workmen's, repairmen's and materialmens' liens and other Liens and other limitations of any kind, if any, which, individually or in the aggregate, would not be reasonably likely to result in a material adverse effect on Parent.

        (b) Parent to its knowledge is not in default in the performance of any of its obligations under any pooling and servicing agreements, trust and servicing agreements, trust agreements, servicing agreements or other similar documents providing for the creation of the MBS or the servicing of the mortgage loans underlying the MBS (the "Parent Principal MBS Agreements") and has not received any notice of any default by any master or special servicer of any Parent MBS the effect of which, individually or in the aggregate could reasonably be expected to be materially adverse to Parent.

        (c) As of the date hereof, there are no material agreements (other than Parent Principal MBS Agreements) between Parent and the master servicer or any special servicer with respect to any series of Parent MBS.

        4.14 Mortgage Loans.

        (a) Except as set forth in Section 4.14(a) of Parent Disclosure Letter, Parent is the sole owner of each of the mortgage loans reflected in the most recent financial statements in the Parent Financial Statements or made or acquired since such date (the "Parent Mortgage Loans") and is the sole owner or beneficiary of or under any related notes (the "Parent Mortgage Notes"), deeds of trust, mortgages, security agreements, guaranties, indemnities, financing statements, assignments, endorsement, bonds, letters of credit, accounts, insurance contracts and policies, credit reports, tax returns, appraisals, environmental reports, escrow documents, participation agreements (if applicable), loan files, servicing files and all other documents evidencing or securing Parent Mortgage Loans (the "Parent Mortgage Files"), except (i) any Parent Mortgage Loans disposed of in the ordinary course since the date of such financial statements, and (ii) to the extent any Parent Mortgage Loan is prepaid in full or subject to a completed foreclosure action (or non-judicial proceeding or deed in lieu of foreclosure) in which case Parent shall be the sole owner of the real property securing such foreclosed loan or shall have received the proceeds of such action to which Parent was entitled, in each case free and clear of any adverse claims or Liens except Parent Permitted Liens.

        (b) To the knowledge of Parent, (i) the lien of each Parent Mortgage is subject only to "Permitted Exceptions" which consist of the following: (A) Parent Permitted Liens; (B) covenants, conditions, restrictions, reservations, rights, Liens, easements, encumbrances, encroachments, and other matters affecting title acceptable to prudent mortgage lending institutions generally; (C) rights of tenants with no options to purchase or rights of first refusal to purchase, except as disclosed in Parent Mortgage File; and (D) other matters which, in the aggregate, would not be reasonably likely to result in a material adverse effect on Parent; (ii) each of Parent Mortgage Loans has generally been serviced in accordance with the terms of the related mortgage note and pooling and servicing agreements and otherwise in accordance with industry accepted servicing practices except for events that, individually or in the aggregate, would not be reasonably likely to result in a material adverse effect on Parent; and (iii) there is no delinquency in the payments of principal and interest required to be made under the terms of any Parent Mortgage Loan in excess of 30 days beyond the applicable due date that has occurred since origination or in any other payments required to be made under the terms of any Parent Mortgage Loan (inclusive of any applicable grace or cure period) that would be reasonably likely to result in a material adverse effect on Parent.

        (c) Except as set forth in the applicable Parent Mortgage File, Parent has no knowledge of (i) any written notice asserting any offset, defense (including the defense of usury), claim (including claims of lender liability), counterclaim, or right to rescission with respect to any Parent Mortgage Loan, Parent Mortgage Note or other related agreements, (ii) any uncured monetary default in excess of 30 days or event of acceleration existing under any Parent Mortgage or the related Parent Mortgage Note or
 (iii) any uncured non-monetary default, breach, violation or event of acceleration existing beyond the applicable grace or cure period under any Parent Mortgage or the related Parent Mortgage Note, except for notices, violations, breaches, defaults or events of acceleration that would not, individually or in the aggregate, be reasonably likely to result in a material adverse effect on Parent.

        4.15 Taxes

        (a) Each of Parent and its Subsidiaries has filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, each of Parent and its Subsidiaries has paid all Taxes shown as due thereon, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect, pay Taxes shown as due or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on Parent and its Subsidiaries taken as a whole. The most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve for all Taxes payable by Parent and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Parent or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole. True, correct and complete copies of all income and other material federal, state and local tax returns and reports for Parent and each of its Subsidiaries, and all written communications in the Parent's possession relating thereto, have been delivered or made available to representatives of Company. Since the date of the most recent financial statements included in the Parent SEC Reports, Parent has incurred no liability for tax under Sections 857(b), 860(c) or 4981 of the Code, and neither Parent nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. To the knowledge of Parent, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Parent or any of its Subsidiaries. No requests for waivers of the time to assess any taxes against Parent or any of its Subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Parent SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole.

        (b) Parent (A) for all taxable years commencing with the year ending December 31, 1998 has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 2000, and (C) has not taken or omitted to take any action which would reasonably be expected to result in loss of its status as a REIT, and to Parent's knowledge, no such challenge is pending or threatened. Parent does not hold any material asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under Internal Revenue Service ("IRS") Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

        4.16 Employee Benefit Plans; ERISA. There is no Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Parent or any of its Subsidiaries for the benefit of the current or former employees or directors of Parent or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement.

        4.17 Labor Matters.  Except for those individuals listed in Section
 4.17 of the Parent Disclosure Letter, Parent has no employees. Except as set forth in Section 4.17 of the Parent Disclosure Letter, no officer or director of Parent has received or is (or could become) entitled to receive compensation, severance, bonus, indemnification or benefits from Parent.

        4.18 Environmental Matters. Parent owns no real property. With respect to any Mortgage Loan secured by real property, except as disclosed in Section 4.18 of the Parent Disclosure Letter:

        (a) Parent conducted, at or prior to the making of such Mortgage Loan, reasonable and customary due diligence with respect to potential environmental liabilities associated with property in which Parent holds a security interest and determined that such properties did not expose the Parent or owner, operator or lessee of such property to any material liabilities relating to investigation, response, removal, abatement, remediation or cleanup (an "Environmental Liability");

        (b) Parent's loan agreements and mortgages relating to such Mortgage Loan contain reasonable and customary representations, covenants, indemnifications and remedies obligating borrowers owning, operating or leasing such properties to comply with Environmental Laws, report material Environmental Liabilities to the Parent, and indemnify and hold the Parent harmless from and against material Environmental Liabilities;

        (c) Parent is not aware of any condition related to the condition, ownership or operation of such properties that constitutes a material violation of Environmental Laws, could expose the Parent or owner, operator or lessee with respect to such properties to material Environmental Liabilities, or has resulted or could reasonably be expected to result in any claim, proceeding, litigation or suit, or the imposition of any fines or liens upon or with respect to such properties, that could reasonable be expected to have a material adverse effect; and

        (d) Parent has not engaged in activities relating to the workout of any such Mortgage Loan, has not directed the business or operations of the borrower with respect to such Mortgage Loan and has not directly controlled the business or operations conducted at such properties, except as could not lead to Parent becoming directly responsible for Environmental Liabilities.

        (e) As used herein "Environmental Laws" means any law or order of any Governmental or Regulatory Authority relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

        4.19 Intellectual Property Rights. Parent and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property individually or in the aggregate material to the conduct of the businesses of Parent and its Subsidiaries taken as a whole. Neither Parent nor any Subsidiary of Parent is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, such Intellectual Property is not being infringed by any third party, and neither Parent nor any Subsidiary of Parent is infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

        4.20 Opinion of Financial Advisor. Parent has received the opinion of Prudential Securities, Inc., dated the date hereof, to the effect that, as of the date hereof, the consideration to be paid in the Merger by Parent is fair from a financial point of view to Parent.

        4.21 Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries or other affiliates beneficially owns any shares of Company Common Stock.

        4.22 Affiliate Transactions. As of the date hereof, there is no material transaction and no transaction is now proposed, to which Parent is or is to be a party to which any current shareholder (holding in excess of 10% of Parent Stock or any securities convertible into or exchangeable for such Parent Stock), director or executive officer of Parent is a party.

        4.23 Ownership Limit Restrictions of Parent's Articles of Incorporation and Section 3-602 of the Maryland General Corporation Law Not Applicable. Parent has taken all necessary actions so that neither the Ownership Limit (as such term is defined in Section 6.1.2(a) of Parent's Articles of Incorporation) of Article VI of Parent's Articles of Incorporation (subject to the satisfaction of the requirements set forth in Article VI, Section 6.1.7 of Parent's Articles of Incorporation) nor the provisions of Section 3-602 of the Maryland General Corporation Law will, before the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated hereby.


                                 ARTICLE V
                                 COVENANTS

        5.01 Conduct of Business by the Company. At all times from and after the date hereof until the Effective Time, the Company covenants and agrees as to itself that (except as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise previously consent in writing):

        (a) Ordinary Course. The Company shall conduct its business only in, and shall not take any action except in, the ordinary course consistent with past practice.

        (b) Certain Activities. Without limiting the generality of paragraph (a) of this Section, the Company (i) shall use all commercially reasonable efforts to preserve intact in all material respects its present business organization and reputation, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with customers and suppliers and others having significant business dealings with it and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to it, and (ii) shall not, except as otherwise expressly provided for in this
 Agreement:

        (A) amend or propose to amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents);

        (B) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except that the Company may continue the declaration and payment of regular quarterly cash dividends (subject to Schedule I attached hereto) plus special dividends to distribute current earnings before the Closing Date on Company Stock (and reduce the Company's Net Asset Value in order to have
   Section 312.03(c)(1) of the NYSE Listed Company Manual not apply to Parent), in each case with usual record and payment dates for such dividends in accordance with past dividend practice, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any securities convertible into, or rights, warrants or options to acquire, any such shares;

        (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into, or rights, warrants or options to acquire, any such shares (other than (w) the issuance of Company Stock pursuant to Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms, and (x) the issuance of options under the Company's 1997 Long Term Incentive Plan), or modify or amend any right of any holder of outstanding shares of capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares);

        (D) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice;

        (E) other than dispositions in the ordinary course of its business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

        (F) except to the extent required by applicable law (x) settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated hereby, (y) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (z) make or rescind any material Tax election (unless required by law or necessary to preserve the Company's status as a REIT under Section 856(i) of the Code), or settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes or materially change any method of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent completed taxable year except as may be required by the SEC, applicable law or GAAP;

        (G) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice, or (y) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice;

        (H) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Company Employee Benefit Plan or other agreement, arrangement, plan or policy between the Company and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its Subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

        (I) enter into any Contract or amend or modify any existing Contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of the Company or any of such affiliate's Subsidiaries;

        (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice;

        (K) make any change in the lines of business in which it participates or is engaged; or

        (L) enter into any Contract, commitment or arrangement to do or engage in any of the foregoing.

        5.02 Conduct of Business by Parent and Sub. At all times from and after the date hereof until the Effective Time, Parent covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that the Company shall otherwise previously consent in writing):

        (a) Ordinary Course. Parent and each of its Subsidiaries shall conduct their respective businesses only in, and shall not take any action except in, the ordinary course consistent with past practice. Without limiting the generality of the foregoing Parent and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with customers and suppliers and others having significant business dealings with them and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to them. Notwithstanding the foregoing, Parent shall not, nor shall it permit any of its Subsidiaries to, except as otherwise expressly provided for in this
 Agreement:

        (A) amend or propose to amend Parent's certificate or articles of incorporation or bylaws (or other comparable charter documents);

        (B) settle any shareholder or derivative or class action claims arising out of or in connection with any of the transactions contemplated hereby;

        (C) (w) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except that Parent may continue the declaration and payment of regular quarterly cash dividends, in each case with usual record and payment dates for such dividends in accordance with past dividend practice, (x) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (z) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any securities convertible into, or rights, warrants or options to acquire, any such shares;

        (D) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice;

        (E) other than dispositions in the ordinary course of its business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

        (F) except to the extent required by applicable law, make or rescind any material Tax election (unless required by law or necessary to preserve Parent's status as a REIT or the status of any of its Subsidiaries as a "qualified REIT subsidiary" under Section 856(i) of the Code, as the case may be), or settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes or materially change any method of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent completed taxable year except as may be required by the SEC, applicable law or GAAP;

        (G) enter into any Contract or amend or modify any existing Contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of Parent or any of its Subsidiaries or any of such affiliate's Subsidiaries; or

        (H) enter into any Contract, commitment or arrangement to do or engage in any of the foregoing.

        (b)  Conduct of Business of Sub.   Prior to the Effective Time,
 except as may be required by applicable law and subject to the other provisions of this Agreement, Parent shall cause Sub to (a) perform its obligations under this Agreement in accordance with its terms, (b) not incur directly or indirectly any liabilities or obligations other than those incurred in connection with the Merger and (c) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is not contemplated by this Agreement.

        5.03 Covenants of the Company and Parent.

        (a) Advice of Changes. Each party shall confer on a regular and frequent basis with the other with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise the other, orally and in writing, of any change, matter or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, (i) having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on the Company or Parent, as the case may be, and its Subsidiaries taken as a whole or on the ability of the Company or Parent, as the case may be, to consummate the transactions contemplated hereby or (ii) which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be; provided that no party shall be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law.

        (b) Other Actions. Each of the Company and Parent shall not, and shall use commercially reasonable efforts to cause its respective Subsidiaries and joint ventures not to, knowingly take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the other party's obligation set forth in Article VII not being satisfied.

        (c) Notice and Cure. Each of Parent and the Company will notify the other of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Parent or the Company under this Agreement to be breached or that renders or will render untrue any representation or warranty of Parent or the Company contained in this Agreement. Each of Parent and the Company also will notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by Parent or the Company. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

        (d) Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of Parent and the Company will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Parent nor the Company will, nor will it permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

        5.04 No Solicitations. Prior to the Effective Time, the Company agrees (a) that neither it nor any of its Subsidiaries or other affiliates shall, and it shall use its best efforts to cause their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, consolidation or other business combination including the Company or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of the Company and its Subsidiaries taken as a whole,
 (ii) 20% or more of the outstanding shares of Company Common Stock or (iii) 20% of the outstanding shares of the capital stock of any Subsidiary of the Company (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this Section; and (c) that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons; provided, however, that nothing contained in this Section 5.04 shall prohibit the Board of Directors of the Company from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form) or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, (A) the Board of Directors of the Company, based upon the advice of outside counsel, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or group, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, and (C) the Company keeps Parent informed of the status and all material information with respect to any such discussions or negotiations; and (ii) to the extent required, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 5.04 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article VIII), (y) permit the Company to enter into any agreement with respect to an Alternative Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, the Company shall not enter into any agreement with any person or group that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement under the circumstances described above)), or (z) affect any other obligation of the Company under this Agreement.

        5.05 Purchases of Common Stock of the Other Party. During the period from the date hereof through the Effective Time, neither Parent nor any of its Subsidiaries or other affiliates will purchase any shares of Company Common Stock, and neither the Company nor any of its Subsidiaries or other affiliates will purchase any shares of Parent Common Stock.

        5.06 Management Agreement Assignment Agreement. From the date hereof through the Effective Time, Parent will not permit BlackRock Financial Management, Inc. to amend or terminate the Management Agreement Assignment Agreement between GMAC Mortgage Asset Management, Inc. and BlackRock Financial Management, Inc. (the "Management Agreement Assignment Agreement").


                                 ARTICLE VI
                           ADDITIONAL AGREEMENTS

        6.01 Access to Information. Each of the Company and Parent shall, and shall cause each of its Subsidiaries to, throughout the period from the date hereof to the Effective Time, (i) provide the other party and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company or Parent, as the case may be, and its Subsidiaries and their respective assets, properties, books and record, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company or Parent, as the case may be, and its Subsidiaries, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by the Company or Parent, as the case may be, or any of its Subsidiaries pursuant to the requirements of federal or state securities laws and each material report, statement, schedule and other document filed with any other Governmental or Regulatory Authority, and (y) all other information and data (including, without limitation, copies of Contracts or Company Employee Benefit Plans, as the case may be, and other books and records) concerning the business and operations of the Company or Parent, as the case may be, and its Subsidiaries as the other party or any of such other persons reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto. Any such information or material obtained pursuant to this
 Section 6.01 that constitutes "Evaluation Material" (as such term is defined in the letter agreement dated as of October 19, 1999 between the Company and Parent (the "Confidentiality Agreement")) shall be governed by the terms of the Confidentiality Agreement, provided that following the Effective Time Parent and the Surviving Corporation shall have all the rights of the Company with respect thereto.

        6.02 Preparation of Registration Statement and Proxy Statement.
 The Company and Parent shall prepare the Proxy Statement and Parent shall prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement, in which the Proxy Statement will be included as the prospectus. Parent and the Company shall use their best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. Parent shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where Parent is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Parent with the cooperation of the Company shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Parent, Sub and the Company shall cooperate with each other in the preparation of the Registration Statement and the Proxy Statement and any amendment or supplement thereto, and Parent shall notify the Company of the receipt of any comments of the SEC with respect to the Registration Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the Company promptly copies of all correspondence between Parent or any of its Representatives with respect to the Registration Statement. Parent shall give the Company and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of the Company, Parent and Sub agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause (x) the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (y) the Proxy Statement to be mailed to the holders of Company Common Stock entitled to vote at the meeting of the stockholders of the Company at the earliest practicable time.

        6.03 Approval of Stockholders. The Company shall, through its Board of Directors, either duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting" for the purpose of voting on, or solicit written consents required for, the adoption of this Agreement (the "Company Stockholders' Approval") as soon as reasonably practicable after the date hereof. Subject to the exercise of fiduciary obligations under applicable law as advised by outside counsel, the Company shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of the Company that the stockholders of the Company adopt this Agreement, and shall use its best efforts to obtain such adoption.

        6.04 Company Affiliates.  At least 30 days prior to the Closing
 Date the Company shall deliver a letter to Parent identifying all persons who, at the time of the Company Stockholders' Meeting, may, in the Company's reasonable judgment, be deemed to be "affiliates" (as such term is used in Rule 145 under the Securities Act) of the Company ("Company Affiliates"). The Company shall use its best efforts to cause each Company Affiliate to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form and to the effect of Exhibit B hereto (an "Affiliate Agreement"). Parent shall be entitled to place legends as specified in such Affiliate Agreements on the certificates evidencing any Parent Common Stock to be received by such Company Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such Affiliate Agreements.

        6.05 Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger and under the Director Stock Option Plan after the Merger in accordance with this Agreement, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. Parent shall use its reasonable best efforts after the Closing to cause the shares of Parent Common Stock issuable upon conversion of the New Parent Preferred Stock issued pursuant to Section 2.01(c) to be listed on the NYSE, including by submitting the conversion of the New Parent Preferred Stock for adoption by the requisite vote of, and recommending such adoption to, the stockholders of Parent.

        6.06 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections 6.02 and 6.03, each of the Company and Parent will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties, including Societe Generale and ABN AMRO Bank N.V., required of Parent, the Company or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith.

        6.07 Company Option Plan.

        (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") under the Director Stock Option Plan, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Parent Common Stock equal to the product (rounded down to the nearest whole share) of (i) the number of shares of Company Common Stock issuable upon exercise of the option immediately prior to the Effective Time and (ii) the Common Stock Conversion Number; and the option exercise price per share of Parent Common Stock at which such option is exercisable shall be the amount (rounded up to the nearest whole cent) obtained by dividing (iii) the option exercise price per share of Company Common Stock at which such option is exercisable immediately prior to the Effective Time by (iv) the Common Stock Conversion Number.

        (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options a notice stating that the agreements evidencing the grant of the Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments, if any, required by this Section after giving effect to the Merger and the terms of the Director Stock Option Plan).

        (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Director Stock Option Plan as adjusted in accordance with this Section. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 promulgated by the SEC under the Securities Act (or any successor or other appropriate form) with respect to the Parent Common Stock subject to such options held by individuals and shall use reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Director Stock Option Plan in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

        6.08 Directors' and Officers' Indemnification and Insurance.

        (a) From and after the Effective Time and until the sixth anniversary of the Effective Time and for so long thereafter as any claim for indemnification asserted on or prior to such date has not been fully adjudicated, Parent and the Surviving Corporation (each, an "Indemnifying Party") shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs and expenses (including attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries and relates to or arises out of any action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors or officers, as the case may be; provided that no Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld; and provided, further, that no Indemnifying Party shall be liable for any Indemnified Liabilities which occur as a result of the gross negligence or willful misconduct of any Indemnified Party or conduct with respect to which the Company would not be permitted to indemnify the Indemnified Party under the Company's Certificate of Incorporation on the date hereof. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (w) the Indemnifying Parties will pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law; provided that the person to whom expenses are advanced provides any undertaking required by applicable law to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (x) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Parties; (y) the Indemnifying Parties shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and (z) the Indemnifying Parties shall use all commercially reasonable efforts to assist in the defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Parties, but the failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have under this paragraph except to the extent such failure irreparably prejudices such Indemnifying Party. The Indemnified Parties as a group may retain only one law firm (together with appropriate local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties in which case the Indemnified Parties may retain more than one law firm; provided, however, that the Indemnifying Parties shall be required to pay the reasonable fees and expenses of only one law firm as determined by the Indemnifying Parties.

        (b) Except to the extent required by law, until the sixth anniversary of the Effective Time, Parent will not take any action so as to amend, modify or repeal the provisions for indemnification of directors, officers or employees contained in the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Surviving Corporation (which as of the Effective Time shall be no more favorable to such individuals than those maintained by the Company on the date hereof) in such a manner as would adversely affect the rights of any individual who shall have served as a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time to be indemnified by such corporations in respect of their serving in such capacities prior to the Effective Time.

        (c) Parent and the Surviving Corporation shall, until the sixth anniversary of the Effective Time and for so long thereafter as any claim for insurance coverage asserted on or prior to such date has not been fully adjudicated, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time; provided that in no event shall Parent or the Surviving Corporation be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of 200% of the aggregate premiums payable by the Company in 1999 (on an annualized basis) for such purpose.

        (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under paragraph (c) above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate or articles of incorporation or bylaws of the Surviving Corporation, under the DGCL or otherwise.

        6.09 Parent Governance. Parent's Board of Directors shall take action to cause the full Board of Directors of Parent at the Effective Time to include Leon T. Kendall or any other current independent director of the Company, or such other individual designated by the Company and approved by Parent (who shall be designated a Class I Director on Parent's Board of Directors) for a term continuing until the Parent's annual meeting of stockholders in 2001 and David M. Applegate or such other individual designated by the Company and approved by Parent (who shall be designated a Class II Director on Parent's Board of Directors) for a term continuing until Parent's annual meeting of stockholders in 2002 or until their successors are elected.

        6.10 Expenses. Except as set forth in Section 8.02, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

        6.11 Brokers or Finders. Each of Parent and the Company represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except PaineWebber Incorporated, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (a true and complete copy of which has been delivered by the Company to Parent prior to the execution of this Agreement), and Prudential Securities, Incorporated, whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm (a true and complete copy of which has been delivered by Parent to the Company prior to the execution of this Agreement), and each of Parent and the Company shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

        6.12 Takeover Statutes.  If any "fair price", "moratorium",
 "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company, Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

        6.13 Conveyance Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with, and are solely and directly related to, the transactions contemplated by this Agreement ("Transfer Taxes") that are required or permitted to be filed on or before the Effective Time.

        6.14 Letters of Accountants.

        (a) The Company shall use its commercially reasonable efforts to cause to be delivered to Parent "comfort" letters of PriceWaterhouseCoopers, the Company's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Parent, in form and substance reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

        (b) Parent shall use its commercially reasonable efforts to cause to be delivered to the Company "comfort" letters of Deloitte & Touche LLP, Parent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

        6.15 Coordination of Dividends. Each of the Company and Parent shall coordinate with the other regarding the declaration and payment of dividends in respect of Company Common Stock and Parent Common Stock and the record dates and payment dates relating thereto, it being the intention of the Company and Parent that except as contemplated by Section 5.01(b)(ii)(B)(w), any holder of Company Common Stock or Parent Common Stock, as the case may be, shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to such holder's Company Common Stock or Parent Common Stock.


                                ARTICLE VII
                                 CONDITIONS

        7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

        (a) Stockholder Approval. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company under the DGCL.

        (b) Registration Statement; State Securities Laws. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding seeking such an order shall be pending or threatened. Parent shall have received all state securities or blue sky permits and other authorizations necessary to issue the Parent Stock pursuant to this Agreement and under the Company Stock Plans after the Merger.

        (c) Exchange Listing. The shares of Parent Common Stock issuable to the Company's stockholders in the Merger and under the Director Stock Option Plan after the Merger in accordance with this Agreement shall have been authorized for listing on the NYSE.

        (d) No Injunctions or Restraints; Material Proceedings. No court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement, and there shall be no pending or threatened material proceedings that could reasonably be expected to have a material adverse effect on the consummation of the Merger.

        (e) Governmental and Regulatory and Other Consents and Approvals. Other than the filing provided for by Section 1.03, all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties listed in Schedule 7.01(e) to this Agreement shall have been obtained, all in form and substance reasonably satisfactory to Parent and the Company.

        7.02 Conditions to Obligation of Parent and Sub to Effect the Merger. The obligation of Parent and Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Parent and Sub in their sole discretion).

        (a) Representations and Warranties. The representations and warranties made by the Company in this Agreement taken as a whole shall be true and correct in all respects material to the business, assets, financial condition or results of operation of the Company and the validity and enforceability of this Agreement as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its President, to such effect.

        (b) Performance of Obligations. The Company shall have performed and complied with, in all material respects, its agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Company at or prior to the Closing, and the Company shall have delivered to Parent a certificate, dated the Closing Date and executed in the name and on behalf of the Company by its President, to such effect.

        (c) Management Agreement Assignment Agreement. The Management Agreement Assignment Agreement shall be in full force and effect.

        (d) Opinion of the Company's Counsel. Parent shall have received an opinion from Milbank, Tweed, Hadley & McCloy LLP, legal counsel to the Company, substantially in the form attached hereto as Exhibit C (with customary exceptions, assumptions, qualifications and based upon customary representations).

        (e) REIT Opinion. Parent shall have received an opinion from Milbank, Tweed, Hadley & McCloy LLP, substantially in the form attached hereto as Exhibit D.

        (f) Societe Generale and ABN AMRO Bank N.V. Consents. Either (i) Parent shall have (x) received copies of documents pursuant to which Societe Generale and ABN AMRO Bank N.V. have consented to the Merger Agreement without any material change in the economic terms of the financing arrangements in place as of the Effective Time between the Company and Societe Generale and the Company and ABN AMRO Bank N.V. or (y) received copies of the documents pursuant to which ABN AMRO Bank N.V. has consented to the Merger Agreement without any material change in the economic terms of the financing arrangements in place as of the Effective Date between the Company and ABN AMRO Bank N.V. and ABN AMRO Bank N.V. has agreed to provide financing under its existing arrangement with the Company with respect to the Mortgage Loans financed under the financing arrangements as of the date hereof between the Company and Societe Generale or (ii) the Company shall have settled the sale of the Purchased Loans and the Mortgage Loans underlying the amounts indicated as outstanding under the CP Facilities in Section 3.15 of the Company Disclosure Letter with the party or parties that have not so consented to the Merger Agreement. For purposes of this Section 7.02(f), "Mortgage Loans" shall have the meaning under the financing agreements between the Company and Societe Generale and "Purchased Loans" shall have the meaning under the financing agreements between the Company and ABN AMRO Bank N.V.

        7.03 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

        (a) Representations and Warranties. The representations and warranties made by Parent and Sub in this Agreement taken as a whole shall be true and correct in all respects material to the business, assets, financial condition or results of operation of Parent and the validity and enforceability of this Agreement as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and Parent and Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent by its Chairman of the Board, President or any Senior Executive Officer and in the name and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

        (b) Performance of Obligations. Parent and Sub each shall have performed and complied with, in all material respects, its agreements, covenants and obligations required by this Agreement to be so performed or complied with by Parent or Sub at or prior to the Closing, and Parent and Sub shall each have delivered to the Company a certificate, dated the Closing Date and executed in the name and on behalf of Parent by its Chairman of the Board, President or any Senior Executive Officer and in the name and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

        (c) The Management Agreement Assignment Agreement. The Management Agreement Assignment Agreement shall be in full force and effect and shall not have been amended or terminated since its original date of execution.

        (d) Opinion of Parent's Counsel. The Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel to Parent, or local Maryland counsel to Parent acceptable to the Company, substantially in the form attached hereto as Exhibit E (with customary exceptions, assumptions, qualifications and based upon customary representations).

        (e) REIT Opinion. The Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, substantially in the form attached hereto as Exhibit F.

        (f) Opinion of Parent's Local Counsel. The Company shall have received an opinion from Miles & Stockbridge P.C., Maryland counsel to Parent, substantially in the form attached hereto as Exhibit G.


                                ARTICLE VIII
                     TERMINATION, AMENDMENT AND WAIVER

        8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after the Company Stockholders'
 Approval:

        (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

        (b) By either the Company or Parent upon notification to the non-terminating party by the terminating party:

        (i) at any time after June 30, 2000 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

        (ii) if the Company Stockholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such stockholders, or any adjournment thereof, called therefor;

        (iii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within 30 days following receipt by the non-terminating party of notice of such breach from the terminating party; or

        (iv) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the Merger and such order shall have become final and nonappealable;

        (c) By the Company if the Board of Directors of the Company determines in good faith, based upon the written opinion of outside counsel (a copy of which shall be provided promptly to Parent), that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law by reason of an unsolicited bona fide Alternative Proposal if such Alternative Proposal is not conditioned on the receipt of financing and the Board of Directors has reasonably concluded in good faith that the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal and that such Acquisition Proposal is more favorable to the Company's stockholders than the Merger, and the Board of Directors has received a written opinion from a nationally-recognized investment banking firm (a copy of which shall be provided promptly to Parent) to the effect that the consideration to be received by stockholders of the Company in connection with such Alternative Proposal is superior, from a financial point of view, to the consideration to be received by them in the Merger; provided that the Company shall have complied with the provisions of clauses (B) and (C) of Section 5.04 and shall notify Parent promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Alternative Proposal, but in no event shall such notice be given less than 48 hours prior to the public announcement of the Company's termination of this Agreement; and provided further that the Company's ability to terminate this Agreement pursuant to this paragraph (c) is conditioned upon the prior payment by the Company to Parent of any amounts owed by it pursuant to Section 8.02(b);

        (d) By Parent if the Board of Directors of the Company (or any committee thereof) shall have withdrawn or modified in a manner materially adverse to the terminating party its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to its stockholders;

        (e) By the Company if the average Sales Price of a share of Parent Common Stock on the ten consecutive Trading Days ending three Trading Days prior to the Closing Date is below the Benchmark Price; or

        (f) By Parent if the Company adjusts the Common Stock Conversion Number in accordance with Section 2.01(c)(i).

        8.02 Effect of Termination.

        (a) If this Agreement is validly terminated by either the Company or Parent pursuant to Section 8.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Parent (or any of their respective Representatives or affiliates), except (i) that the provisions of Sections 6.01, 6.11 and 6.12 and this Section 8.02 will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraphs (b) and (c) below.

        (b) In the event that any person or group shall have made an Alternative Proposal and thereafter (i) this Agreement is terminated (x) by the Company pursuant to Section 8.01(c), (y) by Parent pursuant to Section 8.01(b)(iii) or Section 8.01(d) or (z) by either party pursuant to
 Section 8.01(b)(ii) as a result of the Company Stockholders' Approval not being obtained, then the Company shall owe to Parent a "Break-up Fee" in the amount of $2,000,000. In the event that this Agreement is terminated by either party pursuant to Section 8.01(b)(ii) as a result of the Company Stockholders' Approval not being obtained, then the Company shall owe to Parent an "Expense Fee" in the amount equal to the aggregate amount of all reasonable documented out of pocket expenses and fees incurred by Parent and Sub in connection with this Agreement and the transaction contemplated hereby (including, without limitation, reasonable fees and expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel for acting as Parent's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Merger), provided that in no event shall the amount of such reimbursable fees and expenses exceed $400,000 in the aggregate. The total of the Break-up Fee and the Expense Fee shall in no event exceed $2,000,000.

        (c) If Parent is owed either the Break-up Fee or the Expense Fee (the "Termination Fee") from the Company pursuant to Section 8.02(b), the Company shall pay to Parent by wire transfer of same day funds, either on the date contemplated in Section 8.01(c) if applicable, or otherwise, within two business days after such amount becomes due, an amount equal to the lesser of (i) the Termination Fee and (ii) the sum of (A) the maximum amount that can be paid to Parent in the year in which this Agreement is terminated (the "Termination Year") and in all relevant taxable years thereafter without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") for such year, determined as if the payment of such amount did not constitute income described in Section 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to Parent, and (B) in the event Parent receives an opinion of counsel (a "Termination Fee Opinion") to the effect that its receipt of the Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the Termination Fee less the amount payable under clause (A) above. If the amount payable for the Termination Year under the preceding sentence is less than the Termination Fee, Parent shall notify the Company in writing and the Company shall place the remaining portion of the Termination Fee in escrow and shall not release any portion thereof to Parent. Parent shall not be entitled to any such amount unless and until the Company receives either of the following:
 (i) a letter from Parent's independent accountants indicating the maximum amount that can be paid at that time to Parent without causing Parent to fail to meet the REIT Requirements for any relevant taxable year, in which event the Company shall pay such maximum amount, or (ii) a Termination Fee Opinion, in which event the Company shall pay to the Parent the unpaid Termination Fee. The Company's obligation to pay any unpaid portion of the Termination Fee shall terminate ten years from the date of this Agreement and the Company shall have no obligation to make any further payments notwithstanding that the entire Termination Fee has not been paid as of such date.

        8.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the Company Stockholders' Approval shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

        8.04 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.


                                 ARTICLE IX
                             GENERAL PROVISIONS

        9.01 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Article I and Article II, in Sections 6.07, 6.08, 6.09, 6.10, 6.11 and 6.13, this Article IX and the agreements of the "affiliates" of the Company delivered pursuant to Section 6.04, which shall survive the Effective Time.

        9.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

        If to Parent or Sub, to:

        Anthracite Capital, Inc.
        345 Park Avenue
        29th Floor
        New York, NY 10154
        Facsimile No.:  (212) 754-8758
        Attn:  Richard Shea, Chief Financial Officer and Chief Operating
        Officer

        with a copy to:

        Skadden, Arps, Slate, Meagher & Flom LLP
        Four Times Square
        New York, NY  10019
        Facsimile No.:  (212) 735-2000
        Attn:  J. Gregory Milmoe, Esq.

        If to the Company, to:

        CORE Cap, Inc.
        100 Witmer Road
        P.O. Box 963
        Horsham, PA  19044-0963
        Facsimile No.: (215) 682-1151
        Attn: Brian Kuelbs

        with a copy to:

        Milbank, Tweed, Hadley & McCloy LLP
        One Chase Manhattan Plaza
        New York, NY  10005
        Facsimile No.: (212) 530-5219
        Attn:  Barbara Briggs, Esq.

 All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

        9.03 Entire Agreement; Incorporation of Exhibits.

        (a) This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and is the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

        (b) The Company Disclosure Letter, the Parent Disclosure Letter and any Exhibit attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

        9.04 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, Parent and the Company will not, and will not permit any of their respective Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Parent and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

        9.05 No Third Party Beneficiary. The terms and provisions this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in Sections 6.08 and 6.09 (which are intended to be for the benefit of the persons entitled to herein, and may be enforced by any of such persons), it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

        9.06 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Parent, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

        9.07 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof.

        9.08 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

        9.09 Governing Law. Except to the extent that the DGCL is mandatorily applicable to the Merger and the rights of the stockholders of the Constituent Corporations, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

        9.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.11 Certain Definitions.  As used in this Agreement:

        (a) except as provided in Section 6.04, the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

        (b) a person will be deemed to "beneficially" own securities if such person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time);

        (c) the term "business day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close;

        (d) the term "knowledge" or any similar formulation of "knowledge" shall mean, with respect to the Company, the actual knowledge of the persons named in Section 9.11(d) of the Company Disclosure Letter, and with respect to Parent, the actual knowledge of the persons named in Section 9.11(d) of the Parent Disclosure Letter;

        (e) the term "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing;

        (f) any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, assets, financial condition or results of operations of such entity (or of such group of entities taken as a whole);

        (g) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act);

        (h) the "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives; and

        (i) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than 50% of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

        9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

 Attest:                       ANTHRACITE CAPITAL, INC.


 /s/ Robert Friedberg          By: /s/ Hugh R. Frater
------------------------          --------------------------------------------
       Secretary                  Name:  Hugh R. Frater
                                  Title: President and Chief Executive Officer

 Attest:                       ANTHRACITE ACQUISITION CORP.


 /s/ Robert Friedberg          By: /s/ Hugh R. Frater
------------------------          --------------------------------------------
       Secretary                  Name:  Hugh R. Frater
                                  Title: President and Chief Executive Officer

 Attest:                       CORE CAP, INC.



 /s/ Robert Friedberg          By: /s/ Brian P. Kuelbs
------------------------          --------------------------------------------
       Secretary                  Name:   Brian P. Kuelbs
                                  Title:  President



                                                                  EXHIBIT A



                                  FORM OF

                           ARTICLES SUPPLEMENTARY

                                     OF

                          ANTHRACITE CAPITAL, INC.



      Anthracite Capital, Inc., a Maryland corporation (the "Corporation"), certifies as follows:

      FIRST: Under the authority set forth in Article FIFTH of the charter of the Corporation, as heretofore amended (which, as hereinafter amended or restated from time to time is, together with the Articles Supplementary, herein called the "Articles"), the Board of Directors of the Corporation on __________, 2000, by resolution duly designated and classified [NUMBER OF SHARES OF CORE CAP PREFERRED OUTSTANDING AT THE EFFECTIVE TIME] of the authorized, but unissued shares of the preferred stock, par value $.001 per share, of the Corporation as the "10% Cumulative Convertible Series B Preferred Stock" (the "Series B Preferred Stock") and has authorized the issuance and sale of such shares.

      SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and other provisions of shares of Series B Preferred Stock shall be included as part of Article FIFTH of the Articles and are as follows:

           1. Designation. A series of preferred shares designated as 10% Series B Cumulative Convertible Redeemable Preferred Stock is hereby established (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be [NUMBER OF SHARES OF CORE CAP PREFERRED OUTSTANDING AT EFFECTIVE TIME]. Shares of the Series B Preferred Stock shall have a liquidation preference of $25.00 (the "Initial Liquidation Preference") plus an amount equal to the accrued and unpaid dividends, if any, thereon. The number of authorized shares of the Series B Preferred Stock may be reduced by further resolution duly adopted by the Board of Directors and by the filing of a certificate pursuant to the provisions of the Maryland General Corporation Law stating that such reduction has been so authorized, but the number of authorized shares of the Series B Preferred Stock shall not be increased.

           2. Dividends. (a) For each quarterly dividend period (a "Dividend Period"), dividends payable on the shares of the Series B Preferred Stock shall be payable at a rate of 10% of the Initial Liquidation Preference per annum (i.e., an amount equivalent to $2.50 per share per annum) (as adjusted pursuant to the proviso at the end of this sentence, the "Dividend Rate"), provided, however, that if the shares of Common Stock issuable on conversion of the shares of the Series B Preferred Stock have not been listed as required by Section 4(k) hereof, then on June 15 of each year beginning with the year 2000 the Dividend Rate shall be increased by 0.50%. If the shares of Common Stock issuable on conversion of the shares of the Series B Preferred Stock thereafter are listed in accordance with Section 4 hereof then the Dividend Rate will immediately be reduced to 10%. In the event that two Dividend Rates are in effect during a Dividend Period, the Dividend Rate for such Dividend Period shall be the weighted average of the two Dividend Rates that are in effect during such Dividend Period. The amount of dividends per share for each full Dividend Period shall be computed by dividing the Dividend Rate per annum by four. The Dividend Periods shall commence on the first day of the months of January, April, July and October of each year and shall end on and include the last day of each of the months of March, June, September and December of each year (except that the first Dividend Period shall commence on the date immediately following the last day of the dividend period with respect to which dividends were last paid on the 10% Cumulative Convertible Series A Preferred Stock of CORE Cap, Inc., a Delaware corporation). Dividends shall be cumulative from such date and shall be payable, when and as declared by the Board of Directors out of funds legally available therefor, on the last day of each Dividend Period, commencing on [MARCH 31], 2000. Each such dividend shall be paid to the holders of record of shares of the Series B Preferred Stock as they appear on the stock ledger of the Corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Undeclared dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

           (b) Dividends payable on the Series B Preferred Stock for any period greater or less than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

           (c) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the shares of the Series B Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon shares of the Series B Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series B Preferred Stock and such other Preferred Stock bear to each other.

           (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividend (other than a dividend in common stock or in any other stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up and other than as provided in paragraph (c) of this Section 2) shall be declared or paid or set aside for payment and no other distribution declared or made upon the common stock or upon any other stock ranking junior to or on a parity with the Series B Preferred Stock as to dividends or amounts upon liquidation, dissolution or winding up, nor shall any common stock or any other stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends or amounts upon liquidation, dissolution or winding up, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any subsidiary (except by conversion into or exchange for stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and amounts upon liquidation, dissolution or winding up) unless, in each case, the full cumulative dividends on all outstanding shares of the Series B Preferred Stock shall have been paid or declared and set aside for payment for all past Dividend Periods and the then current Dividend Period.

           (e) Holders of shares of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

           3. Redemption. (a) The shares of the Series B Preferred Stock are not redeemable prior to September 30, 2002. The Corporation, at its option, may redeem shares of the Series B Preferred Stock out of funds legally available therefor, as a whole or in part, at any time or from time to time, on or after September 30, 2002, at a redemption price equal to the Initial Liquidation Preference per share plus accrued and unpaid dividends thereon to the date fixed for redemption.

           (b) If fewer than all the outstanding shares of the Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (as nearly as may be practicable without creating fractional shares) or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

           (c) In the event the Corporation shall redeem shares of the Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock ledger of the Corporation. No failure to give such notice or any defect therein or the mailing thereof will affect the validity of the proceeding for the redemption of any shares of the Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each such notice shall state: (i) the redemption date; (ii) the number of shares of the Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date; and (vi) that the conversion right of the holders of shares of the Series B Preferred Stock shall terminate on the redemption date.

           (d) If notice of redemption has been given as aforesaid and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall terminate. Any moneys so set aside in trust which remain unclaimed by the holders of shares of the Series B Preferred Stock at the end of two years after the redemption date will be returned by the trustee thereof to the Corporation and the holders of such shares of the Series B Preferred Stock will be entitled to look only to the Corporation for the payment thereof.
      Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

           (e) Notwithstanding the foregoing provisions of this Section 3, if any dividends on the Series B Preferred Stock are in arrears, no shares of the Series B Preferred Stock shall be redeemed unless all outstanding shares of the Series B Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of the Series B Preferred Stock (except by conversion of such shares); provided, however, that the Corporation may purchase or acquire shares of the Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series B Preferred Stock.

           4. Conversion by Holders. Subject to the approval of holders of the Corporation's Common Stock with respect to the issuance of shares of Common Stock upon conversion of shares of the Series B Preferred Stock to the extent required for listing of such shares, the holders of shares of the Series B Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, par value $.001 per share (the "Common Stock"), as follows:

           (a)  Subject to and upon compliance with the provisions of this
      Section 4, a holder of shares of the Series B Preferred Stock shall have the right, at such holder's option, at any time, to convert such shares, in whole or in part, into the number of fully paid and non-assessable shares of authorized but previously unissued shares of Common Stock per each share of the Series B Preferred Stock obtained by dividing the Initial Liquidation Preference per share of the Series
      B Preferred Stock by a conversion price of [$21.93 DIVIDED BY THE
      COMMON STOCK CONVERSION NUMBER SET FORTH IN THE MERGER AGREEMENT](1) per share, as the same may be adjusted and as in effect at the time and on the date provided for in the last subparagraph of Section 4(b) or in the last subparagraph of Section 5(d), as the case may be (the "Conversion Price"), and by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 4; provided, however, that the right to convert shares of the Series B Preferred Stock called for redemption shall terminate as provided in the notice of redemption.


 ----------------

 1 If prior to the Effective Time (as defined in the Agreement and Plan of Merger by and among the Corporation, Sub and CORE Cap, Inc., dated as of February 8, 2000 (the "Merger Agreement")) any of the events referred to in Section 4(d) occurs, the initial Conversion Price shall be adjusted at the time of issuance as if the Series B Preferred Stock had been outstanding at the time of such event.


           (b) In order to exercise the conversion right, the holder of each share of the Series B Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of the Series B Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of the Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

           As promptly as practicable after the surrender of certificates for shares of the Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of the Series B Preferred Stock, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph
      (c) of this Section 4.

           Each conversion pursuant to this Section 4 shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of the Series B Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates or shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.
      The Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Stock issued upon such conversion.

           (c) No fractional share of common stock or scrip representing fractions of a share of Common Stock shall be issued upon conversion of the shares of the Series B Preferred Stock whether pursuant to this
      Section 4 or Section 5. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of shares of the Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the market value of the Common Stock on the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered.

           (d) The Conversion Price shall be adjusted from time to time as follows:

                (i) If the Corporation shall, after the date the shares of the Series B Preferred Stock are issued, (A) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of Common Stock by reclassification of its outstanding Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which the subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of the Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (or fraction of a share of Common Stock) that such holder would have owned or would have been entitled to receive after the happening of any of the events described above had such share of the Series B Preferred Stock been converted immediately prior to the record date in the case of dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (d)(i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in paragraph (h) below) in the case of a dividend distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                (ii) If the Corporation shall issue, after the date the shares of the Series B Preferred Stock are issued, rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the market price per share of the Common Stock on the record date for the determination of the shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (X) the number of shares of common stock outstanding on the close of business on the date fixed for such determination and (Y) the number of shares that could be purchased at such market price from the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Stock, and the denominator of which shall be the sum of (XX) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (YY) the number of additional shares of Common Stock offered for subscription or purchase pursuant to the such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the date next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than the market price, there shall be taken into account any consideration received by the Corporation upon the issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                (iii) If the Corporation shall, after the date the shares of the Series B Preferred Stock are issued, make a distribution on its Common Stock other than in cash or shares of Common Stock (including any distribution in securities other than rights, options or warrants as set forth above) (each of the foregoing being referred to herein as the "Securities"), then the Conversion Price in effect at the opening of business on the next day following the record date for the determination of the shareholders entitled to receive such distribution of Securities shall be adjusted to equal the price determined by multiplying
           (A) the Conversion Price in effect immediately prior to the opening of business on the day following the record date by (B) a fraction, the numerator of which shall be the amount obtained by subtracting the per share value of the property being distributed by (bb) the market price per share of Common Stock on the record date, and the denominator of which shall be the market price of Common Stock outstanding on the close of business on the record date; provided, however, that the Corporation may, in lieu of the foregoing adjustment, make adequate provision such that each holder of shares of the Series B Preferred Stock shall have the right to receive the amount and kind of property such holder would have received had such holder converted each such share of the Series B Preferred Stock immediately prior to the record date for determination of the shareholders entitled to receive such distribution of property. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided below). The value of the property being distributed shall be as determined in good faith by the Board of Directors. Neither the issuance by the Corporation of rights, options or warrants to subscribe for or purchase securities of the Corporation nor the exercise thereof shall be deemed a distribution of Securities under this paragraph.

                (iv) Notwithstanding any other provision of this Section 4, no adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this paragraph (d)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 4 not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. Notwithstanding any other provisions of this Section 4, the Corporation shall not be required to make any adjustment for the Conversion Price for the issuance of (A) any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of optional amounts in shares of Common Stock under such plan or (B) any options, rights or shares of Common Stock pursuant to any stock option, stock purchase or any stock-based plan maintained by the Corporation. All calculations under this Section 4 shall be made to the nearest cent (with $.005 being rounded upward), or to the nearest one tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) of this Section 4 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

           (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, issuer or self tender offer for all or a substantial portion of the shares of Common Stock outstanding, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock, but excluding any transaction as to which paragraph
      (d)(i) of this Section 4 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into or shall have the right to receive stock, securities or other property (including cash or any combination thereof), each share of the Series B Preferred Stock, if convertible after the consummation of the Transaction, shall thereupon be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of the Series B Preferred Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of shares of the Series B Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

           (f)  If:

                (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than cash dividends and cash distributions); or

                (ii) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock or any other rights or warrants; or

                (iii) there shall be any reclassification of the outstanding Common Stock or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or a statutory share exchange, or an issuer or self tender offer by the Corporation for all or a substantial portion of its outstanding shares of Common Stock ( or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor) or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

                (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

      then the Corporation shall cause to be filed with the transfer agent and shall cause to be mailed to each holder of shares of the Series B Preferred Stock at such holder's address as shown on the stock records of the Corporation, as promptly as possible but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the record date for the payment of such dividend, distribution or rights or warrants, or, if a record date is not established, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or
      (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution, or winding up or (C) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceeding described in this Section 4(f).

           (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation (i) shall promptly file with the transfer agent an officer's certificate describing in reasonable detail such adjustment, setting forth the adjusted Conversion Price and the date such adjustment became effective, which certificate shall be conclusive evidence of the correctness of such adjustment of the Conversion Price and (ii) shall mail by first class mail, postage prepaid, as soon as practicable, such notice of such adjustment of the Conversion Price to each holder's last address as shown on the stock records of the Corporation.

           (h) In any case in which paragraph (d) of this Section 4 provides that an adjustment shall become effective on the next day following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of the Series B Preferred Stock converted after such record date and before the occurrence of such event of the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon the conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 4.

           (i) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction, except as specifically set forth in this Section 4.

           (j) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 4, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of shares of the Series B Preferred Stock, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as the Board of Directors, in its sole discretion, may determine to be applicable under the circumstances, it being understood that the Board of Directors shall have no obligation to make such adjustment.

           (k) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock solely for the purpose of effecting conversion of the shares of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series B Preferred Stock. The number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder (and without regard to the limitation with respect to the Ownership Limit set forth in the Charter of the Corporation).

           The Corporation covenants that any shares of Common Stock issued upon conversion of the shares of the Series B Preferred Stock shall be validly issued, fully paid and nonassessable. The Corporation will not be required to permit conversion unless the Common Stock issuable upon conversion of the shares of the Series B Preferred Stock is listed on any securities exchange on which the Common Stock is then listed.

           (l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion or redemption of shares of the Series B Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series B Preferred Stock to be converted or redeemed, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

           5. Conversion by the Corporation. (a) If, at any time, the Corporation in good faith determines that a conversion pursuant to
      Section 4 will cause Benefit Plan Investors to own in excess of 24.9% of the aggregate number of outstanding shares of the Series B Preferred Stock (excluding for this purpose any shares held by persons exercising investment management authority over the assets of the Corporation or providing investment advice for a fee with respect to such assets and any affiliates of such persons), the Corporation shall have the right to cause shares of the Series B Preferred Stock that are held by Benefit Plan Investors (as determined by the Corporation in good faith) to be converted into Common Stock (without the necessity of any action on behalf of the holders of such shares) so that following such conversion Benefit Plan Investors do not own more than 24.9% of the outstanding shares of the Series B Preferred Stock (excluding for this purpose any shares held by persons exercising investment management authority over the assets of the Corporation or providing investment advice for a fee with respect to such assets and any affiliates of such persons). Each share of the Series B Preferred Stock to be converted pursuant to this Section 5 shall be converted into the number of fully paid and non-assessable shares of authorized but previously unissued shares of Common Stock obtained by dividing the Initial Liquidation Preference per share of the Series B Preferred Stock plus accrued and unpaid dividends thereon to the Conversion Date by the Conversion Price.

           (b) If fewer than all the outstanding shares of the Series B Preferred Stock that are held by Benefit Plan Investors (as determined by the Corporation in good faith) are to be converted, the number of shares to be converted shall be determined by the Board of Directors and such shares shall be converted pro rata from the holders of such shares that are Benefit Plan Investors (as determined by the Corporation in good faith) in proportion to the number of such shares held by such holders (as nearly as may be practicable without creating fractional shares) or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

           (c) The Corporation shall exercise its right to convert shares of the Series B Preferred Stock pursuant to this Section 5 by resolution or written consent of the Board of Directors or a duly authorized committee thereof or as otherwise authorized by the Board of Directors. In the event the Corporation shall exercise its right to cause the conversion of shares of the Series B Preferred Stock pursuant to this Section 5, notice of such exercise shall be given by first class mail, postage prepaid, mailed as soon as practicable following such exercise, to each holder of shares of the Series B Preferred Stock that is a Benefit Plan Investor (as determined by the Corporation in good faith), at the address of such holder as the same appears on the stock ledger of the Corporation. No failure to give such notice or any defect therein or the mailing thereof will affect the validity of the conversion of shares of the Series B Preferred Stock pursuant to this Section 5. Each such notice shall state: (i) the Conversion Date (defined below); (ii) the number of shares of the Series B Preferred Stock held by such holder that were converted;
      (iii) the Conversion Price; and (iv) the place or places where certificates for shares of the Series B Preferred Stock are to be surrendered.

           (d) The holder of any share of the Series B Preferred Stock that has been converted pursuant to this Section 5 shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the transfer agent immediately following receipt of the notice described in Section 5(c). Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of the Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

           As promptly as practicable after the surrender of certificates for shares of the Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or send on such holder's written order, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of the Series B Preferred Stock and
      (ii) if necessary, a certificate or certificates for the number of full shares of the Series B Preferred Stock that were not subject to conversion, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 4(c).

           Each conversion pursuant to this Section 5 shall be deemed to have been effected on the date that the Corporation exercises its right to convert shares of the Series B Preferred Stock in accordance with this Section 5 (the "Conversion Date"), unless the stock transfer books of the Corporation shall be closed on that date in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which that the Corporation exercised its rights under this Section 5. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Stock issued upon such conversion.

           (e) From the Conversion Date to the time that a holder surrenders its shares in accordance with this Section 5(d), the Corporation shall treat for all purposes the certificate(s) held by such holder as representing both (i) the number of shares of the Series B Preferred Stock that are not subject to conversion and (ii) the number of shares of Common Stock that were issuable upon conversion.

           (f) For purposes of this Section 5, the following terms shall have the following meanings:

                "Benefit Plan Investor" means any employee benefit plan as defined in Section 3(3) of ERISA, whether or not subject to ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (including without limitation foreign plans and governmental plans), and any entity whose underlying assets include the assets of any such plan by reason of the plan's direct or indirect investment in such entity (but only to the extent of the plan's interest in such entity).

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or any successor law.

           6. Liquidation Rights. (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Series B Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or distribution shall be made on the common stock or on any other class of stock ranking junior to the Series B Preferred Stock upon liquidation, liquidating distributions in the amount of the Initial Liquidation Preference, plus accrued and unpaid dividends thereon, if any, to the date of liquidation.

           (b) After the payment to the holders of the shares of the Series B Preferred Stock of the full preferential amounts provided for in this Section 6, the holders of the Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

           (c) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the liquidating distribution on the shares of the Series B Preferred Stock and the corresponding amounts payable on any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of the Series B Preferred Stock are not paid in full, the holders of the shares of the Series B Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they are entitled.

           (d) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 6.

           7. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

           (a) prior to the shares of the Series B Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the Series B Preferred Stock;

           (b) on a parity with shares of the Series B Preferred Stock, either as to dividends or upon dissolution, liquidation or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series B Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series B Preferred Stock (any stock on a parity as to both dividends and amounts payable upon dissolution, liquidation or winding up shall be hereinafter referred to as "Parity Stock"). The 101/2% Series A Senior Cumulative Convertible Redeemable Preferred Stock of the Corporation shall be deemed to rank pari passu with shares of the Series B Preferred Stock; and

           (c) junior to shares of the Series B Preferred Stock, either as to dividends or upon liquidation, if such class shall be common stock or if the holders of shares of the Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

           8. Voting Rights. The shares of the Series B Preferred Stock shall not have any voting powers, either general or special, except as set forth below. In the event that the holders of shares of the Series B Preferred Stock are entitled to vote as set forth below, each share will be entitled to one vote on such matters.

           (a) If the Corporation fails to pay full dividends on the shares of the Series B Preferred Stock on six consecutive dividend payment dates, then in accordance with the bylaws of the Corporation, the Board of Directors shall take all requisite action in accordance with the Maryland General Corporation Law to increase by two the number of directors of the Corporation and the holders of the shares of the Series B Preferred Stock, voting together with the holders of any other outstanding Parity Stock that share this right as a single class, shall have the right to elect two additional directors of the Corporation to fill such newly created directorships at an annual meeting of stockholders or special meeting held in place thereof or at a properly called special meeting of the holders of the shares of the Series B Preferred Stock and of any such Parity Stock, and at each subsequent annual meeting of stockholders or special meeting held in place thereof. Once all accrued dividends on the shares of the Series B Preferred Stock have been paid in full, (i) the voting rights of the holders of the shares of the Series B Preferred Stock shall, without further action, terminate, subject to revesting and (ii) the term of office of the directors elected by the holders of the shares of the Series B Preferred Stock and any such Parity Stock (the "Preferred Directors") shall, without further action, terminate unless otherwise required by law. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of the Series B Preferred Stock and any such Parity Stock, voting together as a single class, at a meeting of the Corporation's stockholders, or of the holders of shares of the Series B Preferred Stock and of any such Parity Stock, called for the purpose. So long as a default in any preference dividends on the shares of the Series B Preferred Stock shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and
      (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of the Series B Preferred Stock and any such Parity Stock, voting together as a single class, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director.

           (b) Without the consent of the holders of shares entitled to cast at least 66 2/3% of the votes entitled to be cast by the holders of the total number of shares of the Series B Preferred Stock then outstanding, the Corporation may not (i) create any class or series of stock which shall have preference as to dividends or upon liquidation, dissolution or winding up over shares of the Series B Preferred Stock or (ii) alter or change the provisions of the Charter of the Corporation so as to adversely affect the voting power, preferences or special rights of the holders of shares of the Series B Preferred Stock.

           (c) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding shares of the Series B Preferred Stock have been redeemed or called for redemption and sufficient funds have been deposited in trust to effect such redemption pursuant to Section 3.

           IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf on this ___ day of _____, 2000 by its President who acknowledges that these Articles Supplementary are the act of the Corporation and to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.

                               ANTHRACITE CAPITAL, INC.


                               By_________________________
                                   Name:  Hugh Frater
                                   Title: President


 ATTEST:



 By________________________
   Name:
   Title:  Secretary






                                 SCHEDULE I


GENERAL METHODOLOGY
Net Asset Value shall be the market value of assets less liabilities, net of the value of hedging instruments, less Dividend Income Accrued. All asset valuations shall be as of 3:00 p.m. on the date provided in Section 2.01(c) of the Agreement (the "Asset Valuation Date").

DIVIDEND INCOME ACCRUED
For each entity the Dividend Income Accrued shall be equal to $0.29 per share per quarter for AHR and $0.29 per exchanged share per quarter for CORE Cap. In the event that the exchange ratio is greater than 1.2833 CORE Cap shall distribute an amount equal to the excess of the amount required to result in an exchange rate of 1.2833 after reducing its NAV for the dividend income accrued.

TREASURY INTEREST RATES
U.S. Treasury yields used to determine portfolio asset and liability values shall be derived from Salomon Analytics Yield Book system, where bid side rates as of 3:00 p.m. on the Asset Valuation Date are provided by Rover.

LIBOR RATES / SWAP SPREADS
London Interbank Offered Rate (swap curve) and swap spreads used to determine interest-rate swap values shall be derived from the Bridge/Telerate page 19901 as of 3:00 p.m. on the Asset Valuation Date. Yields used for pricing on page 19901 are mid-market Treasury yields. Swap spreads used for interest-rate swap valuation shall be bid side (receive fixed) spreads plus 1 basis point.

VOLATILITY
Volatility levels used to determine interest-rate cap and floor values shall be derived from the Bridge/Telerate page 19903 as of 3:00 p.m. on the Asset Valuation Date. The average of three dealer marks are to be used.




                              SCHEDULE 7.01(E)

None.






                                                                   APPENDIX II

                        DISSENTERS' APPRAISAL RIGHTS
             UNDER SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

262     APPRAISAL RIGHTS

        (a) Any stockholder of a corporation of this State who hold shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251 (g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

               (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided on subsection (f) of ss.251 of this title.

               (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;
        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a.and b. of this paragraph; or
        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b., and c. of this paragraph.

               (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)    Appraisal rights shall be perfected as follows:

               (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's1 shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

 ------------------
1   Ch. 339, L. '98 eff. 7-1-98, added
    matter in italic and deleted "his" and "he".

               (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation of
(ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
(d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger of consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholders.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificate of stock to the Register in Chancery, if such is required, may participate fully in all proceeding until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates represented by such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j) The costs of the proceeding may be determined by the Court and taxed on the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection wi6th the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation is provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proc3eeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-
98.)

                  CH. 339, L. '98 SYNOPSIS OF SECTION 262

        The amendments to these Sections eliminate masculine references in the statutes, and replace them with gender neutral references.

        ED. NOTE: This section is effective only with respect to mergers or consolidations consummated pursuant to an agreement of merger or consolidation entered into after July 1, 1987.

                  CH. 120, L. '97 SYNOPSIS OF SECTION 262

        The amendments to Section 262(b)(2)b clarifies that, assuming the requirements of Section 262(b)(1) are satisfied, appraisal rights are not available for shares held by a depository if in the merger such shares are to be converted into or exchanged for shares of another corporation (whether or not widely-held or publicly traded) in respect of which depository receipts will be widely-held or publicly traded at the effective time.

                  CH. 349, L. '96 SYNOPSIS OF SECTION 262

        The amendment to Section 262(d) provides a mechanism for sending separate notices with respect to (a) the approval and (b) the effective date of a merger or consolidation approved pursuant to Section 228 or
Section 253, in order to permit the start of the twenty day period for appraisal demands where the effective date is not known at the time the notice of the approval of the merger is sent. The amendment also (1) provides for the fixing of a record date for determining the stockholders to whom the notices provided for in this subsection shall be sent (and provides that notices given prior to the effective date shall be given by the appropriate constituent corporation rather than by the surviving corporation, as previously provided), and (2) eliminates the requirement that notices be sent by certified or registered mail, return receipt requested (and provides that, as in Section 222(b), an affidavit of the Secretary, Assistant Secretary or Transfer Agent shall constitute evidence of the giving of such notice).

                  CH. 299, L. '95 SYNOPSIS OF SECTION 262

        The amendments to Section 262(b) and Section 262(b)(1) correct certain oversights in the 1995 amendment to Section 262(b)(1) and implement the stated objective of the 1995 amendment that appraisal rights not be available for the shares of a constituent corporation to a merger effected in accordance with Section 251(g).

                   CH. 79, L. '95 SYNOPSIS OF SECTION 262

        New Section 251(g) permits a Delaware corporation to reorganize by merging with or into a direct or indirect wholly-owned subsidiary of a holding company (as defined) without stockholder approval, unless the corporation's certificate of incorporation, by explicit reference to a holding company reorganization of the type provided for in this subsection, requires such a vote. The provisions of the new statute are intended to insure that the rights of the stockholders of the corporation are not changed by or as a result of such a reorganization . . .





                                                                  APPENDIX III



February 8, 2000


Confidential

Board of Directors
CORE Cap, Inc.
100 Witmer Road
Horsham, PA 19044-0963

Gentlemen:

               CORE Cap, Inc. (the "Company") and Anthracite Capital, Inc. (the "Acquiring Company") propose to enter into an agreement (the "Agreement") pursuant to which the Company will be merged with the Acquiring Company in a transaction (the "Merger") in which (i) each share of the Company's Class A common stock, par value $0.01 per share, outstanding and each share of the Company's Class B common stock, par value $0.01 per share, outstanding (collectively, the "Common Shares"), will be converted, based on a floating exchange ratio calculated at closing by dividing 105% of CORE Cap's fully-marked book value per share by 100% of AHR's fully-marked book value per share, into the right to receive shares of the Acquiring Company's common stock, par value $0.001 per share (the "Common Exchange Ratio"), and (ii) each share of the Company's 10% Cumulative Convertible Series A Preferred Stock, par value $0.01 per share, outstanding will be converted into the right to receive one share of the Acquiring Company's 10% Cumulative Convertible Preferred Stock, par value $0.001 (the "Preferred Shares") to be authorized by the Acquiring Company in connection with the Merger (the "Preferred Exchange Ratio"). The Preferred Shares, subject to approval by an affirmative vote of the new holders of a majority of the Acquiring Company, shall have the right to convert all or a portion of such shares into shares of the Acquiring Company's common stock, par value $0.001. The Common Exchange Ratio and the Preferred Exchange Ratio are collectively referred to as the "Exchange Ratio." The Merger is expected to be considered by the Shareholders of the Company at a special meeting and consummated shortly thereafter.

               You have asked us whether or not, in our opinion, the Exchange Ratio is fair to the shareholders of the Company from a financial point of view.

               In arriving at the opinion set forth below, we have, among other things:

               (1) Reviewed the Company's 1998 Annual Report and 1999 Monthly Reports through November 1999;

               (2) Reviewed the Acquiring Company's Annual Report, Forms 10K and related financial information for the fiscal year ended December 31, 1998 and the Acquiring Company's Form 10Q and the related unaudited financial information for the nine months ended September 30, 1999;

               (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and the Acquiring Company, furnished to us by the Company and the Acquiring Company;

               (4) Conducted discussions with members of senior management of the Company and the Acquiring Company concerning their respective businesses and prospects;

               (5) Reviewed the historical market prices and trading activity for the Acquiring Company Shares and compared them with those of certain publicly traded companies which we deemed to be relevant;

               (6) Compared the financial position and results of operations of the Company and the Acquiring Company with those of certain companies which we deemed to be relevant;

               (7) Compared the financial terms of the proposed transaction contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

               (8) Reviewed a draft of the Agreement dated February 4, 2000;

               (9) Reviewed the terms and conditions of the Management Agreement Assignment Agreement with GMAC Mortgage Asset Management, Inc. and BlackRock Financial Management, Inc.; and

               (10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary. We have not, however, reviewed the loan files of either the Company or the Acquiring Company.

               In preparing our opinion, we have relied on the accuracy and completeness of all information that was publicly available or supplied or otherwise made available to us by the Company and the Acquiring Company, and we have not assumed any responsibility to independently verify such information. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of the Company and the Acquiring Company, respectively, as to the future performance of the Company and the Acquiring Company, respectively. We have also relied upon assurances of the management of the Company and the Acquiring Company, respectively, that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiring Company. We have also assumed with your consent, that (i) the Merger will be accounted for under the purchase method of accounting, (ii) the Merger will not be a tax free reorganization and (iii) any material liabilities (contingent or otherwise, known or unknown) of the Company and the Acquiring Company are as set forth in the consolidated financial statements of the Company and the Acquiring Company, respectively. This opinion does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote on the Merger. No opinion is expressed herein as to the price at which the securities to be issued in the Merger to the shareholders of the Company may trade at any time. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

               Our opinion is directed to the Board of Directors of the Company, and this opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors of the Company to proceed with the Merger.

               In rendering this opinion, we have not been engaged to act as an agent or fiduciary of, and the Board of Directors has expressly waived any duties or liabilities we may otherwise be deemed to have had to, the Company's equity holders or any other third party.

               In the ordinary course of business, PaineWebber Incorporated may trade in the securities of the Company and the Acquiring Company for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

               PaineWebber Incorporated is currently acting as financial advisor to the Company in connection with the Merger and will be receiving a fee in connection with the rendering of this opinion and upon consummation of the Merger. In the past, PaineWebber Incorporated and its affiliates have provided investment banking and other financial services to the Company and have received fees for rendering these services

               On the basis of, and subject to the foregoing, we are of the opinion that the Exchange Ratio to be received by the shareholders of the Company is fair to such shareholders from a financial point of view.

               This opinion has been prepared for the information of the Board of Directors of the Company in connection with the Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of PaineWebber Incorporated, provided, however, that this letter may be reproduced in full in the Proxy Statement related to the Merger.
                                    Very truly yours,
                                    PAINEWEBBER INCORPORATED



                                    ----------------------------------





                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As permitted by the Maryland General Corporation Law (the "MGCL"), the registrant's amended and restated articles of incorporation obligates it to indemnify its present and former directors and officers and the manager and its employees, officers, directors and controlling persons and to pay or reimburse reasonable expenses for such persons in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty,
(b) the director or officer actually received an improper personal benefit of money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The registrant's Bylaws implement the provisions relating to indemnification contained in its amended and restated articles of incorporation. The MCGL permits the amended and restated articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officer to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's act, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The registrant's amended and restated articles of incorporation contains a provision providing for elimination of liability of its directors or officers to it or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)  Exhibits
              See Exhibit Index.

         (b)  Schedule required by Rule 12-29, attached on page II-6 herein.

ITEM 22. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Filing Fee" table in the effective registration statement.

         (iii) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (iv) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (7) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (8) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Anthracite Capital, Inc. certifies that it has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York on March 28, 2000.

                                 ANTHRACITE CAPITAL, INC.


                                 By:  /s/ Richard M. Shea
                                    ------------------------------------
                                 Name:  Richard M. Shea
                                 Title: Chief Operating Officer and
                                        Chief Financial Officer



                             POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Richard M. Shea his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and the on the dates indicated.


          SIGNATURE                            TITLE                         DATE
          ---------                            -----                         ----
     /s/ Laurence D. FInk             Chairman of the Board          March 28     , 2000
    ----------------------
      Laurence D. Fink

                                  President and Chief Executive      March 28     , 2000
      /s/ Hugh R. Frater         Officer and Director (Principal
     --------------------               Executive Officer)
       Hugh R. Frater

                                 Chief Operating Officer and Chief   March 28 , 2000
     /s/ Richard M. Shea         Financial Officer (Principal
    ---------------------        Financial Officer and Principal
       Richard M. Shea                Accounting Officer)


    /s/ Donald G. Drapkin                    Director                 March 28    , 2000
   -----------------------
      Donald G. Drapkin

       /s/ Carl Guether                      Director                 March 28    , 2000
      ------------------
         Carl Guether

     /s/ Jeffrey C. Keil                     Director                March 28     , 2000
    ---------------------
       Jeffrey C. Keil

 /s/ Kendrick R. Wilson, III                 Director                 March 28    , 2000
-----------------------------
   Kendrick R. Wilson, III

     /s/ Andrew P. Rifkin                    Director                 March 28    , 2000
    ----------------------
       Andrew P. Rifkin



                               EXHIBIT INDEX


       EXHIBIT

       2.1 Agreement and Plan of Merger, dated as of February 8, 2000, by and among Anthracite Capital, Inc, Anthracite Acquisition Corp. and CORE Cap, Inc. (Included as Appendix I to the proxy statement/ prospectus forming a part of this registration statement and incorporated herein by reference).

       3.1 Amended and Restated Articles of Incorporation of Anthracite Capital, Inc. (1)

       3.2     By-Laws of Anthracite Capital, Inc. (1)

       3.3 Form of Articles Supplementary of Anthracite Capital, Inc. establishing 10% Cumulative Convertible Redeemable Preferred Stock. (Included as Exhibit A in Appendix I of the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).

       4.1     Form of Preferred Stock Certificate. *

       4.2     Form of Common Stock Certificate. (1)

       5.1 Opinion of Miles and Stockbridge PC as to the legality of the shares of Anthracite Capital, Inc. common stock being registered hereby.*

       8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding certain tax aspects of the merger.*

       8.2 Opinion of Milbank, Tweed, Hadley & McCloy LLP, regarding certain tax aspects of the merger.*

       12.1    Statement re: Computation of Ratio of Earnings to Fixed
               Charges.

       23.1    Consent of PricewaterhouseCoopers LLP.

       23.2    Consent of Deloitte & Touche LLP.

       23.3 Consent of Miles & Stockbridge PC (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).

       23.4    Consent of persons named as directors.

       24.1 Power of attorney (included in the signature page attached hereto).

       99.1    Form of Proxy.
------------
(1) Incorporated by reference herein to the various filings listed in the proxy statement/prospectus to which this registration statement relates in the section titled "Where You Can Find More Information."
*      To be filed by amendment





MORTGAGE LOANS ON REAL ESTATE

                                                                                                                      Principal
                                                                                                                      amount of
                                                                                                                    loans subject
                                                 Final       Periodic                   Face      Carrying amount   to delinquent
                                                maturity      payment                    of            of             principal
      Description            Interest rate       date          terms    Prior liens   mortgages   mortgages(2)(3)   and interest
-------------------------   ----------------    --------     --------   -----------   ----------  ---------------   -------------
Single Family First
  Mortgages(1)                 5% - 8.625%       10/9/28     Varying    $    -         $409,128       $405,700          $1,497

Commercial First
  Mortgage - Hotel          One month LIBOR +     9/1/01     Varying    $    -           $7,851         $7,207          $    -
                                 210 bps
Commercial First                                 9/30/00 -
  Mortgage - Health Care    Oneemonth LIBOR +     10/1/02    Varying    $     -         $36,697        $32,006          $    -
                                 135 bps
Total                                                                                  $453,676        $444,913         $1,497
                                                                                       ========        ========         ======
--------------
(1)  No Single Family First Mortgages had original amounts of less than $100,000.

(2)  Balance at beginning of $eriod    512,407
     New mortgage loans                299,509
     Other
     Deductions during the period
     Collections of principal         (125,387)
     Provision for loan loss              (793)
     Cost of mortgages sold           (240,933)
     Amortization of premium               101
                                    -----------

     Balance at close of peri$d        444,904

(3)  The aggregate cost of the mortgages for federal income tax purposes is $453,676.